Filed pursuant to Rule 433(d)

Registration Statement No. 333-138237

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407

CMLTI 2007-10

The following is a preliminary Term Sheet.  All terms and statements are subject to change.

PRELIMINARY TERM SHEET
$200,457,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-10
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor

October 22, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
William Anast	(212) 723-6313	william.anast@citi.com
Chetan Vohra	(212) 723-6313	chetan.vohra@citi.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citi.com

Mortgage Finance
Jonathan Riber	(212) 723-9937	jonathan.riber@citi.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citi.com
Brian Hugo	(212) 723-6879	brian.hugo@citi.com

Analytics
Michael Park	(212) 723-6402	michael.Park@citi.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citi.com

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: October 22, 2007

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2007-10
Approximate Total Principal Amount Offered:  $200,457,000

Certificates(1)
Class	Principal Balance	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Tranche Type	Expected Ratings (S&P/Fitch)
1-A	200,457,000	[TBD]	[TBD]	Net WAC	Senior	AAA/AAA
1-R(2)
1-B1(2)
1-B2(2)
1-B3(2)
1-B4(2)
1-B6(2)

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has four independent groups of collateral: Group 1, Group 2, Group 3 and Group 4 Mortgage Loans. Only the Group 1Certificates are supported by the Group 1 Mortgage Loans are being offered pursuant to this term sheet.

(2)	Certificates not offered hereby.

Collateral Summary:

Product Type	Group 1 Aggregate
Aggregate Principal Balance	$206,020,318.24
Average Loan Balance	$545,027.30
Number of Loans	378
WA Remaining Term to Maturity (Months)	322 months
Gross WAC (%)	5.906%
WA Expense Fee (%)	0.251%
Net WAC (%)	5.655%
Minimum Gross Coupon (%)	4.750%
Maximum Gross Coupon (%)	10.000%
Non- Zero WA FICO	741
Interest Only (%)	8.94%
Cash Out Refinance (%)	31.79%
New Jersey (%)	66.56%
Primary Residence (%)	95.50%
Single Family and PUD (%)	93.81%
Largest Loan Balance	$2,473,817.95
WA Original LTV (%)	67.91%
WA Current LTV	64.74%
WA Combined LTV (%)	69.69%
Top Originators (>10%)
Penn Federal	67.23%
SunTrust	17.70%
Nat City	15.07%

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10.

Cut-off Date:	October 1, 2007.

Settlement Date:	On or about October 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in November 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-10. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust Administrator:	CitiMortgage, Inc.

Paying Agent, Certificate Registrar and Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Mortgage Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 378 fixed rate, first lien, prime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $206,020,318.24, subject to +/- 10% variance (the “Group 1 Mortgage Loans”).

Structure:	The structure is senior/subordinate, shifting interest.

Credit Enhancement:
Credit enhancement for the Class Offered Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates.

Subordination:	Certificates Class 1-A Certificates	Ratings (S&P/Fitch) AAA/AAA	Initial Subordination Percentage* 2.70% (+/- 50 bps)
* Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Mortgage Loans that were due during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.	Distributions of interest to the holders of Class 1-A Certificates in an amount equal to the interest accrued on such class at its pass-through rate;
2.	Distributions of principal to the holders of the Class 1-A Certificates in an amount equal to the senior principal distribution amount;
3.	From remaining available funds, as follows:

a.
distributions of interest at the applicable pass-through rate to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class 1-B1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, each class’ allocable share of the principal distributable to the Class 1-B Certificates.

Allocation of Losses:
Realized losses on the Mortgage Loans will be allocated to the Class 1-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class 1-B Certificates has been reduced to zero.  Thereafter, realized losses on the Mortgage Loans will be allocated to the Class 1-A1 Certificates.

Allocation of Scheduled Principal:
On each Distribution Date, the Class 1-A Certificates will be entitled to receive the related Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 1-B Certificates will be entitled to receive the related Subordinate Percentage of such amounts.  The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate principal balance of the Class 1-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Mortgage Loans as of the beginning of the related Due Period.  The “Subordinate Percentage” for any loan group on any Distribution Date will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled Principal:
The Class 1-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the related Mortgage Loans through the Distribution Date in October 2012.  After such time the senior prepayment percentages for the Class 1-A Certificates will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 1-B Certificates will be as follows:

	November 2012 – October 2013	30% of their pro rata share
	November 2013 – October 2014	40% of their pro rata share
	November 2014 – October 2015	60% of their pro rata share
	November 2015 – October 2016	80% of their pro rata share
	November 2016 – and after	100% of their pro rata share

Provided that:

	(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Subordinate Certificates as of that date; and
	(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class 1-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i)
if on any Distribution Date before the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii)
if on any Distribution Date on or after the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:	Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
	November 2012 – October 2013	30%
	November 2013 – October 2014	35%
	November 2014 – October 2015	40%
	November 2015 – October 2016	45%
	November 2016 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The related Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related Originators.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Group 1 Mortgage Loans

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
50,641.54 - 75,000.00	2	113,098.91	0.05	8.688	N/A	67.04
75,000.01 - 100,000.00	1	99,387.04	0.05	6.750	727	55.56
125,000.01 - 150,000.00	3	404,724.32	0.20	6.147	731	53.07
150,000.01 - 175,000.00	3	484,778.66	0.24	7.339	725	79.60
225,000.01 - 250,000.00	5	1,181,631.17	0.57	5.807	705	61.79
250,000.01 - 275,000.00	6	1,558,080.59	0.76	6.419	698	72.36
275,000.01 - 300,000.00	2	562,457.22	0.27	5.563	759	69.03
300,000.01 - 333,700.00	1	313,267.14	0.15	5.625	788	80.00
333,700.01 - 350,000.00	2	692,615.81	0.34	5.438	770	66.01
350,000.01 - 400,000.00	28	10,727,838.69	5.21	5.632	749	68.89
400,000.01 - 500,000.00	145	65,110,808.24	31.60	5.777	741	67.45
500,000.01 - 600,000.00	79	42,959,582.85	20.85	5.855	739	71.80
600,000.01 - 700,000.00	42	26,968,558.80	13.09	5.910	738	69.40
700,000.01 - 800,000.00	27	20,000,964.19	9.71	6.038	749	64.55
800,000.01 - 900,000.00	7	6,017,591.12	2.92	5.828	738	77.70
900,000.01 - 1,000,000.00	14	13,430,178.18	6.52	6.256	760	62.09
1,000,000.01 - 1,500,000.00	9	10,979,280.00	5.33	6.231	719	60.95
1,500,000.01 - 2,000,000.00	1	1,941,657.36	0.94	6.000	748	64.52
2,000,000.01 - 2,473,817.95	1	2,473,817.95	1.20	6.500	776	60.00
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The average current balance, as of the cut-off date is approximately $545,027.30

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
72,178.00 - 75,000.00	1	62,457.37	0.03	7.625	N/A	44.83
75,000.01 - 100,000.00	2	150,028.58	0.07	7.847	727	68.68
125,000.01 - 150,000.00	2	267,137.06	0.13	6.609	719	48.71
150,000.01 - 175,000.00	3	447,554.78	0.22	7.024	732	73.89
175,000.01 - 200,000.00	1	174,811.14	0.08	6.500	730	80.00
225,000.01 - 250,000.00	4	949,443.95	0.46	6.066	736	67.29
250,000.01 - 275,000.00	4	1,044,601.25	0.51	6.657	684	73.51
275,000.01 - 300,000.00	2	538,932.55	0.26	5.682	731	74.64
300,000.01 - 333,700.00	1	313,267.14	0.15	5.625	788	80.00
350,000.01 - 400,000.00	7	2,343,439.02	1.14	6.030	721	64.60
400,000.01 - 500,000.00	153	66,410,382.15	32.23	5.759	744	67.94
500,000.01 - 600,000.00	82	42,855,333.00	20.80	5.832	738	69.84
600,000.01 - 700,000.00	46	28,284,997.47	13.73	5.910	739	70.74
700,000.01 - 800,000.00	35	24,978,689.07	12.12	5.955	743	66.41
800,000.01 - 900,000.00	6	4,866,609.80	2.36	5.883	742	70.57
900,000.01 - 1,000,000.00	18	16,937,878.60	8.22	6.152	760	65.49
1,000,000.01 - 1,500,000.00	9	10,979,280.00	5.33	6.231	719	60.95
1,500,000.01 - 2,000,000.00	1	1,941,657.36	0.94	6.000	748	64.52
2,500,000.01 - 3,000,000.00	1	2,473,817.95	1.20	6.500	776	60.00
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The average balance at origination is approximately $573,878.29

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Nat City	58	31,039,089.06	15.07	6.434	724	70.59
Penn Federal	271	138,516,840.39	67.23	5.676	745	67.37
SunTrust	49	36,464,388.79	17.70	6.330	745	67.68
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Nat City	58	31,039,089.06	15.07	6.434	724	70.59
SunTrust	49	36,464,388.79	17.70	6.330	745	67.68
Wells Fargo	271	138,516,840.39	67.23	5.676	745	67.37
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.750 - 4.999	2	627,626.59	0.30	4.829	657	60.33
5.000 - 5.499	93	46,781,726.14	22.71	5.353	745	66.43
5.500 - 5.999	127	65,096,463.22	31.60	5.704	742	67.97
6.000 - 6.499	110	66,054,430.40	32.06	6.182	745	70.13
6.500 - 6.999	37	24,555,816.46	11.92	6.604	731	64.03
7.000 - 7.499	4	2,123,272.93	1.03	7.180	699	73.10
7.500 - 7.999	4	730,340.96	0.35	7.765	715	76.72
10.000 - 10.000	1	50,641.54	0.02	10.000	N/A	94.44
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The weighted average current rate, as of the cut-off date is approximately 5.906%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
132 - 240	8	4,172,970.85	2.03	5.654	680	73.81
241 - 300	2	502,092.88	0.24	5.874	N/A	57.89
301 - 360	368	201,345,254.51	97.73	5.911	743	67.81
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The weighted average original term is approximately 353 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
81 - 240	10	4,286,069.76	2.08	5.734	680	73.64
241 - 300	54	25,306,808.64	12.28	5.736	741	70.81
301 - 353	314	176,427,439.84	85.64	5.934	743	67.35
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The weighted average remaining term, as of the cut-off date is approximately 322 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1	378	206,020,318.24	100.00	5.906	741	67.91
Total:	378	206,020,318.24	100.00	5.906	741	67.91

As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	323	176,492,180.99	85.67	5.900	743	67.84
Has Simultaneous Seconds	55	29,528,137.25	14.33	5.937	732	68.34
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.91 - 10.00	1	1,381,000.00	0.67	6.750	722	8.91
25.01 - 30.00	4	2,245,170.01	1.09	5.804	777	28.40
30.01 - 35.00	7	3,770,303.08	1.83	5.732	740	32.30
35.01 - 40.00	2	930,456.93	0.45	5.313	690	37.77
40.01 - 45.00	12	6,052,843.10	2.94	5.872	735	42.69
45.01 - 50.00	19	10,712,971.19	5.20	5.721	736	47.86
50.01 - 55.00	18	9,757,186.36	4.74	5.854	761	52.45
55.01 - 60.00	28	15,701,480.83	7.62	6.046	752	57.83
60.01 - 65.00	36	21,834,741.43	10.60	5.878	745	63.31
65.01 - 70.00	43	20,777,521.38	10.09	5.811	741	67.58
70.01 - 75.00	56	31,482,302.34	15.28	5.971	740	73.40
75.01 - 80.00	137	74,816,625.68	36.32	5.923	737	78.86
80.01 - 85.00	5	2,516,848.08	1.22	5.733	755	81.78
85.01 - 90.00	6	2,602,569.94	1.26	6.129	761	89.09
90.01 - 94.44	4	1,438,297.89	0.70	5.747	749	91.71
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The weighted average original loan-to-value ratio is approximately 67.91

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.91 - 10.00	1	1,381,000.00	0.67	6.750	722	8.91
20.01 - 30.00	4	2,245,170.01	1.09	5.804	777	28.40
30.01 - 40.00	9	4,700,760.01	2.28	5.649	730	33.38
40.01 - 50.00	26	14,312,440.99	6.95	5.837	733	45.87
50.01 - 60.00	41	22,926,225.37	11.13	5.920	756	55.44
60.01 - 70.00	78	41,654,184.61	20.22	5.851	742	64.32
70.01 - 75.00	52	28,885,551.01	14.02	5.923	744	73.20
75.01 - 80.00	125	68,311,951.15	33.16	5.912	739	77.70
80.01 - 85.00	6	3,219,095.26	1.56	6.105	723	80.23
85.01 - 90.00	23	11,951,329.19	5.80	6.024	738	80.03
90.01 - 95.00	9	4,336,296.73	2.10	6.010	725	83.88
95.01 - 100.00	1	590,308.75	0.29	5.375	765	75.15
100.01 - 108.09	3	1,506,005.16	0.73	5.912	735	70.21
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The weighted average combined loan-to-value ratio is approximately 69.69%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not available	3	552,734.42	0.27	6.252	N/A	61.24
579 - 580	1	232,187.22	0.11	4.750	579	39.32
581 - 600	3	1,433,482.57	0.70	5.551	596	73.55
601 - 620	6	3,135,336.79	1.52	5.560	611	64.62
621 - 640	9	4,254,480.40	2.07	5.997	634	71.64
641 - 660	10	6,153,318.21	2.99	6.036	655	73.81
661 - 680	15	7,379,083.97	3.58	6.184	674	66.57
681 - 700	28	15,973,507.27	7.75	6.055	691	68.21
701 - 720	45	25,161,357.70	12.21	6.022	710	68.84
721 - 740	36	19,157,803.17	9.30	5.815	729	67.13
741 - 760	57	30,721,726.11	14.91	5.885	752	67.34
761 - 780	87	48,667,804.24	23.62	5.858	772	68.04
781 - 800	64	35,416,096.59	17.19	5.821	789	66.72
801 - 815	14	7,781,399.58	3.78	6.006	807	69.26
Total:	378	206,020,318.24	100.00	5.906	741	67.91

The non-zero weighted average FICO, as of the cut-off date is approximately 741.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
New Jersey	267	137,126,945.65	66.56	5.676	745	67.26
Florida	37	24,555,042.18	11.92	6.339	738	65.43
Texas	28	16,078,583.42	7.80	6.386	745	74.17
California	9	6,909,276.92	3.35	6.447	739	69.53
Maryland	10	5,148,717.87	2.50	6.408	699	69.21
Illinois	4	2,832,106.28	1.37	6.574	751	64.94
Virginia	5	2,547,562.87	1.24	6.257	717	57.89
Georgia	2	2,111,995.23	1.03	6.398	737	74.57
Pennsylvania	4	1,935,098.49	0.94	5.719	746	72.25
Arizona	2	1,514,237.65	0.73	6.455	719	74.58
Hawaii	3	1,440,632.25	0.70	6.857	682	70.52
North Carolina	2	1,214,272.37	0.59	6.121	755	73.44
District of Columbia	2	1,042,817.35	0.51	6.178	739	69.91
Tennessee	1	615,000.00	0.30	6.375	658	80.00
Arkansas	1	512,763.98	0.25	6.125	769	80.01
Massachusetts	1	435,265.73	0.21	6.225	734	82.81
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Loan Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
FIXED -15	6	3,514,313.39	1.71	5.436	688	73.14
FIXED -20	2	658,657.46	0.32	6.817	635	77.43
FIXED -25	2	502,092.88	0.24	5.874	N/A	57.89
FIXED -30	338	180,525,985.48	87.63	5.844	745	67.96
FIXED -30 IO	24	18,427,094.42	8.94	6.473	730	65.98
FIXED BALLOON 40/30	6	2,392,174.61	1.16	6.598	688	70.75
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	306	166,196,605.91	80.67	5.842	740	66.84
PUD	31	15,021,200.49	7.29	5.955	741	71.49
DPUD	16	12,060,058.15	5.85	6.381	757	70.22
Condominium	18	9,168,493.56	4.45	6.424	735	74.76
Two to Four Family	6	3,189,938.87	1.55	5.767	752	77.52
Rowhouse	1	384,021.26	0.19	5.375	794	76.90
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Investor	1	50,641.54	0.02	10.000	N/A	94.44
Primary	363	196,746,356.92	95.50	5.889	741	67.80
Second Home	14	9,223,319.78	4.48	6.232	744	70.01
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	155	84,778,907.44	41.15	5.918	750	73.33
Cash Out Refinance	120	65,495,153.73	31.79	5.955	728	65.43
Rate/Term Refinance	103	55,746,257.07	27.06	5.829	745	62.58
Total:	378	206,020,318.24	100.00	5.906	741	67.91

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	7	3,262,887.29	1.58	6.196	741	55.40
Stated Income - No Assets	8	4,865,539.35	2.36	5.769	746	61.79
Stated Income - Stated Assets	27	13,072,867.02	6.35	6.622	718	68.21
Stated Income - Verified Assets	11	8,833,817.40	4.29	6.373	740	53.99
Verified Income - No Assets	91	48,158,885.52	23.38	5.543	739	63.88
Verified Income - Verified Assets	234	127,826,321.66	62.05	5.934	745	70.91
Total:	378	206,020,318.24	100.00	5.906	741	67.91

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	354	187,593,223.82	91.06	5.850	743	68.10
120	24	18,427,094.42	8.94	6.473	730	65.98
Total:	378	206,020,318.24	100.00	5.906	741	67.91

CMLTI 2007-10

The following is a preliminary Term Sheet.  All terms and statements are subject to change.

PRELIMINARY TERM SHEET
$614,998,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-10
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor

October 18, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Sean Duffy	(212) 723-6038	sean.k.duffy@citi.com
Brian Delany	(212) 723-6038	brian.delany@citi.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citi.com

Mortgage Finance
Jonathan Riber	(212) 723-9937	jonathan.riber@citi.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citi.com
Brian Hugo	(212) 723-6879	brian.hugo@citi.com

Analytics
Michael Park	(212) 723-6402	michael.Park@citi.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citi.com

Term Sheet	Date Prepared: October 18, 2007

CITIGROUP MORTGAGE LOAN TRUST INC.,
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-10
Approximate Total Principal Amount Offered:  $614,998,000

Certificates(1)
Class	Principal Balance	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Tranche Type	Expected Ratings (S&P/Fitch)
2-A1A	4,731,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2-1)	AAA/AAA
2-A2A	486,752,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2-2)	AAA/AAA
2-A12B	25,797,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 2-1 and 2-2)	AAA/AAA
2-A3A(3)	27,033,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2-3)	AAA/AAA
2-A3IO(4)	27,033,000	[TBD]	[TBD]	.25%	Interest Only (Group 2-3)	AAA/AAA
2-A3B	1,420,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 2-3)	AAA/AAA
2-A4A	34,221,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2-4)	AAA/AAA
2-A4B	1,797,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 2-4)	AAA/AAA
2-A5A	31,579,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 2-5)	AAA/AAA
2-A5B	1,658,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 2-5)	AAA/AAA
2-R(2)
2-B1(2)
2-B2(2)
2-B3(2)
2-B4(2)
2-B5(2)
2-B6(2)

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has four independent groups of collateral: Group 1, Group 2, Group 3 and Group 4 Mortgage Loans. Only the Group 2 Certificates are supported by the Group 2 Mortgage Loans are being offered pursuant to this term sheet.

(2)	Certificates not offered hereby
(3)
For the first 79 periods, the pass-through rate for the Class 2-A3A Certificates will be the Group 2-3 Net WAC Rate less the coupon rate of the Class 2-A3IO Certificates.  Thereafter, the pass-through rate for the Class 2-A3A Certificates will be the Group 2-3 Net WAC Rate.

(4)	The pass-through rate for the Class 2-A3IO Certificates will be .25% for the first 79 periods. Thereafter, the pass-through rate for the Class 2-A3IO Certificates will be zero

.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Product Type	Group 2-1	Group 2-2	Group 2-1 & 2-2	Group 2-3	Group 2-4	Group 2-5	Group 2
	3/1 Hybrids	5/1 Hybrids	Aggregate	7/1 Hybrids	10/1Hybrids	Penn Federal	Aggregate
Aggregate Principal Balance	$5,226,878.91	$537,849,321.67	$543,076,200.58	$29,872,257.78	$37,814,230.46	$34,894,599.12	$645,657,287.94
Average Loan Balance	$522,687.89	$555,629.46	$555,292.64	$420,736.03	$518,003.16	562,816.11	$545,318.66
Number of Loans	10	968	978	71	73	62	1,184
WA Months to Roll	30 months	56 months	56 months	79 months	115 months	48 months	60 months
WA Remaining Term to Maturity (Months)	354 months	356 months	356 months	355 months	355 months	334 months	355 months
Gross WAC (%)	6.170%	6.280%	6.279%	6.646%	6.421%	5.601%	6.268%
WA Expense Fee (%)	0.276%	0.239%	0.239%	0.353%	0.317%	0.250%	0.250%
Net WAC (%)	5.894%	6.041%	6.040%	6.293%	6.104	5.351%	6.018%
WA Initial Cap (%)	2.583%	5.020%	4.997%	5.102%	5.000%	2.000%	4.840%
WA Periodic Cap (%)	2.247%	2.048%	2.050%	2.524%	2.000%	2.000%	2.066%
Minimum Gross Coupon (%)	5.500%	3.875%	3.875%	5.000%	5.250%	4.250%	3.875%
Maximum Gross Coupon (%)	8.250%	8.625%	8.625%	8.500%	7.875%	7.875%	8.625%
WA Max Rate (%)	12.215%	11.391%	11.399%	12.074%	11.902%	10.602%	11.416%
WA Gross Margin (%)	2.292%	2.285%	2.285%	2.325%	2.288%	2.752%	2.312%
WA Net Margin (%)	2.016%	2.046%	2.046%	1.972%	1.971%	2.502%	2.063%
6-Month LIBOR Indexed (%)	16.69%	2.71%	2.840%	14.08%	0.00%	0.00%	3.04%
12-Month LIBOR Indexed (%)	83.31%	96.97%	96.84%	85.92%	100.00%	0.00%	91.28%
1-Year CMT Indexed (%)	0.00%	0.32%	0.32%	0.00%	0.00%	100.00%	5.67%
Non- Zero WA FICO	749	738	738	736	734	740	738
Interest Only (%)	95.20%	90.34%	90.39%	98.42%	93.93%	0.00%	86.08%
Cash Out Refinance (%)	14.85%	17.08%	17.06%	17.11%	20.86%	24.75%	17.70%
California (%)	10.33%	45.73%	45.39%	11.13%	13.22%	0.00%	39.47%
Primary Residence (%)	77.98%	93.46%	93.31%	83.95%	85.57%	87.26%	92.10%
Single Family and PUD (%)	91.74%	87.62%	87.66%	87.31%	91.01%	93.26%	88.15%
Largest Loan Balance	$1,029,728.02	$3,803,000.00	$3,803,000.00	$1,250,000.00	$1,350,000.00	$1,164,776.04	$3,803,000.00
WA Original LTV (%)	75.13%	75.87%	75.86%	79.45%	78.90%	65.00%	75.62%
WA Combined LTV (%)	78.02%	81.86%	81.82%	84.73%	83.38%	67.22%	81.26%
Top Originators (>10%)
	American Home: 66.09%	Countrywide: 55.40%	Countrywide: 54.87%	American Home: 57.74%	American Home: 44.21%	Penn Federal: 100.00%	Countrywide: 46.15%
	Homebanc: 25.49%	American Home: 31.74%	American Home:: 32.07%	Homebanc: 42.26%	Homebanc: 51.59%		American Home:: 32.23%
			Homebanc: 10.08%				Homebanc: 13.46%

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10.

Offered Certificates:
Approximately $616,611,000 variable-rate Class 2-A1A, Class 2-A2A, Class 2-A12B, Class 2-A3A, Class 2-A3IO, Class 2-A3B, Class 2-A4A, Class 2-A4B, Class 2-A5A and Class 2-A5B Certificates (otherwise known as the “Group 2 Senior Certificates” or “Class 2-A Certificates”).

Group 2 Senior
Certificates:	Class 2-A1A, Class 2-A2A, Class 2-A12B, Class 2-A3A, Class 2-A3IO, Class 2-A3B, Class 2-A4A, Class 2-A4B, Class 2-A5A and Class 2-A5B Certificates (otherwise known as the “Class 2-A Certificates”).
Super Senior
Certificates:	Class 2-A1A, Class 2-A2A, Class 2-A3A, Class 2-A4A and Class 2-A5A Certificates.

Senior Support
Certificates:	Class 2-A12B, Class 2-A3B, Class 2-A4B and Class 2-A5B Certificates.

Senior Support
Components:	The Class 2-A12B Certificates will be comprised of the Class 2-A1B Component and the Class 2-A2B Component.

Non-Offered
Certificates:
The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Class 2-B Certificates” or the “Subordinate Certificates”), and the Class 2-R Certificates (the “Residual Certificates”) will not be offered.

Cut-off Date:	October 1, 2007.

Settlement Date:	On or about October 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in November 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-10. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators (>10%):	American Home Mortgage Corporation, Countrywide Home Loans, Inc., Homebanc Mortgage

Servicers (>10%):	Countrywide Home Loans Servicing LP, Wells Fargo Bank N.A.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Mortgage Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 1,184 adjustable-rate, first lien, prime hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $645,657,287.94, subject to +/- 10% variance (the “Group 2 Mortgage Loans”).  The mortgage rates on the Group 2 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring one, three, five, seven or ten years after their respective first due dates.

The Group 2-1 Mortgage
Loans:
Approximately 10 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $5,226,879 (the “Group 2-1 Mortgage Loans”).  The mortgage rates on the Group 2-1 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR have initial payment adjustments occurring three years after their respective first payment dates.

The Group 2-2 Mortgage
Loans:
Approximately 968 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $537,849,322 (the “Group 2-2 Mortgage Loans”).  The mortgage rates on the Group 2-2 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring five years after their respective first payment dates.

The Group 2-3 Mortgage
Loans:
Approximately 71 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $29,872,258 (the “Group 2-3 Mortgage Loans”).  The mortgage rates on the Group 2-3 Mortgage Loans are determined based on a 12-Month LIBOR, or 6-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first payment dates.

The Group 2-4 Mortgage
Loans:
Approximately 73 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $37,814,230 (the “Group 2-4 Mortgage Loans”).  The mortgage rates on the Group 2-4 Mortgage Loans are determined based on a 12-Month LIBOR index and have initial payment adjustments occurring ten years after their respective first payment dates.

The Group 2-5 Mortgage
Loans:
Approximately 62 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $34,894,599 (the “Group 2-5 Mortgage Loans”).  The mortgage rates on the Group 2-5 Mortgage Loans are determined based on a 1-Year CMT index and have initial payment adjustments occurring approximately one, three, five, seven or ten years after their respective first payment dates.

Structure:	The structure is senior/subordinate, shifting interest.

Pass-Through Rates:
The pass-through rate for the Super Senior and Senior Support Certificates (excluding the Class 2-A12B, Class 2-A3A, and 2-A3IO Certificates) will be the Net WAC Rate of the Mortgage Loans in the related loan group.

For the first 79 periods, the pass-through rate for the Class 2-A3A Certificates will be the Group 2-3 Net WAC Rate less the coupon rate of the Class 2-A3IO Certificates.  Thereafter, the pass-through rate for the Class 2-A3A Certificates will be the Group 2-3 Net WAC Rate.  The pass-through rate for the Class 2-A12B Certificates will be the weighted average of the pass-through rates of the Class 2-A1A and Class 2-A2A Certificates, each weighted on the basis of the principal balance of the Senior Support Component relating to each applicable loan group.

The pass-through rate for the Class 2-B Certificates will be a per annum rate equal to the weighted average of (i) the Group 1 Net WAC Rate, (ii) the Group 2 Net WAC Rate, (iii) the Group 3 Net WAC Rate, (iv) the Group 4 Net WAC Rate, and (v) the Group 5 Net WAC Rate.

.
Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Net WAC Rate:	The Net WAC Rate for any distribution date and any subset of the mortgage loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subset.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Limited
Cross Collateralization:
In certain limited circumstances, certain amounts received on the Mortgage Loans in a loan group may be available to distribute interest and principal due on Class 2-A Certificates related to another loan group.

Subordination:

Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 2-A Certificates	AAA/AAA	4.75% (+/- 50 bps)

*	Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Mortgage Loans that were due during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.
Distributions of interest with respect to each loan group, concurrently, to the holders of the related Class 2-A Certificates pro rata based on interest entitlement,  in an amount equal to the interest accrued on each such class at its pass-through rate, from available funds from such loan group;

2.
Distributions of principal with respect to each loan group, concurrently, from available funds from such loan group, to the holders of the related Class 2-A Certificates relating to such loan group, pro rata based on principal balance, in an amount   equal to the senior principal distribution amount for such loan group;

3.	Fom remaining available funds from all loan groups, as follows:

a.
distributions of interest at the applicable pass-through rate to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class 2-B1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, each class’ allocable share of the principal distributable to the Class 2-B Certificates.

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination – referred to as “Excess Losses”) on the Mortgage Loans will be allocated to the Class 2-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class 2-B Certificates has been reduced to zero.  Thereafter, realized losses (other than Excess Losses) on the Mortgage Loans will be allocated to the Class 2-A1B Component and then the Class 2-A1A Certificates (if the realized loss is on a Group 2-1 Mortgage Loan), or to the Class 2-A2B Component and then the Class 2-A2A Certificates (if the realized loss is on a Group 2-2 Mortgage Loan), or to the Class 2-A3B Certificates and then the Class 2-A3A Certificates (if the realized loss is on a Group 2-3 Mortgage Loan), or to the Class 2-A4B Certificates and then to the Class 2-A4A Certificates (if the realized loss is on a Group 2-4 Mortgage Loan), or  to the Class 2-A5B Certificates and then to the Class 2-A5A Certificates (if the realized loss is on a Group 2-5 Mortgage Loan)

Class	Loss Protection
Super Senior Certificates	[9.50]% (+/- 50bps)
Senior Support Certificates	[4.75]% (+/- 50 bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 2-A Certificates will be entitled to receive the related Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 2-B Certificates will be entitled to receive the related Subordinate Percentage of such amounts.  The “Senior Percentage” for a loan group on any Distribution Date will be equal to the percentage obtained by dividing the aggregate principal balance of the Class 2-A Certificates relating to such loan group immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Mortgage Loans in such loan group as of the beginning of the related Due Period.  The “Subordinate Percentage” for any loan group on any Distribution Date will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the related Mortgage Loans through the Distribution Date in October 2014.  After such time the senior prepayment percentages for the Class 2-A Certificates will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 2-B Certificates will be as follows:

November 2014 – October 2015	30% of their pro rata share
November 2015 – October 2016	40% of their pro rata share
November 2016 – October 2017	60% of their pro rata share
November 2017 – October 2018	80% of their pro rata share
November 2018 – and after	100% of their pro rata share

Provided that:

(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Subordinate Certificates as of that date; and
(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class 2-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i)
if on any Distribution Date before the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii)
if on any Distribution Date on or after the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate certificate principal Balance of the Class 2-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 2-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
November 2014 – October 2015	30%
November 2015 – October 2016	35%
November 2016 – October 2017	40%
November 2017 – October 2018	45%
November 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than [10]% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The related Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related Originators.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Collateral Summary: Group 2 Aggregate
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,184
Aggregate Original Principal Balance:	$650,031,377.23	(+/-) 7%
Aggregate Current Principal Balance:	$645,657,287.94	(+/-) 7%
Average Original Loan Balance:	$549,012.99	Approx.
Average Current Loan Balance:	$545,318.66	Approx.
Percent of Interest Only Loans:	86.08%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	16.10%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.018% / 6.268%	(+/-) 7 bps
GWAC Range:	3.875% - 8.625%	Approx.
Index:
6-Month LIBOR	3.04%	Approx.
12-Month LIBOR	91.28%	Approx.
One-Year CMT	5.67%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.966% / 2.274%	(+/-) 7 bps
12-Month LIBOR	2.039% / 2.286%	(+/-) 7 bps
One-Year CMT	2.502% / 2.752%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	3.04%	Approx.
Annually	96.96%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	355 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	60 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	10/01/2012	Approx.
Wtd. Avg. Initial Cap:	4.840%	Approx.
Wtd. Avg. Periodic Cap:	2.066%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.063% / 2.312%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.167% / 11.416%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.62%	Approx.
Wtd. Avg. Combined LTV:	81.26%	Approx.
Percent with Simultaneous Second Lien:	40.05%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	738	Approx.
Geographic Distribution: (>5%)
California	39.47%	Approx.
Florida	10.98%	Approx.
New Jersey	7.62%	Approx.
Georgia	5.04%	Approx
Originators: (>10%)
Countrywide	46.15%	Approx.
American Home Mortgage	32.23%	Approx.
HomeBanc	13.46%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
35,530.35 - 50,000.00	1	35,530.35	0.01	7.000	N/A	78.95
50,000.01 - 75,000.00	1	71,755.16	0.01	8.000	752	80.00
75,000.01 - 100,000.00	4	367,333.09	0.06	6.750	740	81.02
100,000.01 - 125,000.00	19	2,080,143.33	0.32	7.447	706	80.12
125,000.01 - 150,000.00	16	2,236,608.61	0.35	6.810	715	78.32
150,000.01 - 175,000.00	26	4,179,279.33	0.65	6.804	711	82.03
175,000.01 - 200,000.00	20	3,732,618.99	0.58	6.874	745	78.93
200,000.01 - 225,000.00	31	6,669,833.48	1.03	6.575	722	79.15
225,000.01 - 250,000.00	20	4,789,368.20	0.74	6.560	734	85.66
250,000.01 - 275,000.00	29	7,631,766.16	1.18	6.590	727	84.19
275,000.01 - 300,000.00	24	6,940,565.70	1.07	6.601	726	81.59
300,000.01 - 333,700.00	33	10,555,108.53	1.63	6.637	725	84.53
333,700.01 - 350,000.00	11	3,780,955.66	0.59	6.435	716	78.82
350,000.01 - 400,000.00	44	16,518,294.78	2.56	6.474	733	82.49
400,000.01 - 500,000.00	303	138,914,127.55	21.52	6.265	737	77.98
500,000.01 - 600,000.00	261	143,149,300.45	22.17	6.205	736	77.50
600,000.01 - 700,000.00	134	86,472,870.77	13.39	6.215	741	75.05
700,000.01 - 800,000.00	62	46,335,686.58	7.18	6.288	737	73.34
800,000.01 - 900,000.00	41	34,972,476.44	5.42	6.156	736	72.42
900,000.01 - 1,000,000.00	47	45,909,938.37	7.11	6.127	747	71.42
1,000,000.01 - 1,500,000.00	47	58,781,223.94	9.10	6.193	750	67.29
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.62	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.69	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.44	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.59	6.875	702	76.06
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The average current balance, as of the cut-off date is approximately $545,318.66.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
72,000.00 - 75,000.00	2	107,285.51	0.02	7.669	752	79.65
75,000.01 - 100,000.00	3	272,717.11	0.04	6.880	718	86.32
100,000.01 - 125,000.00	19	2,062,089.55	0.32	7.483	706	79.46
125,000.01 - 150,000.00	16	2,236,608.61	0.35	6.810	715	78.32
150,000.01 - 175,000.00	25	4,026,779.33	0.62	6.820	709	82.11
175,000.01 - 200,000.00	19	3,486,026.51	0.54	6.866	742	80.23
200,000.01 - 225,000.00	32	6,868,925.96	1.06	6.580	725	79.36
225,000.01 - 250,000.00	20	4,789,368.20	0.74	6.560	734	85.66
250,000.01 - 275,000.00	28	7,370,251.32	1.14	6.611	726	84.59
275,000.01 - 300,000.00	23	6,641,096.95	1.03	6.611	726	83.08
300,000.01 - 333,700.00	33	10,555,108.53	1.63	6.637	725	84.53
333,700.01 - 350,000.00	11	3,780,955.66	0.59	6.435	716	78.82
350,000.01 - 400,000.00	40	14,946,302.40	2.31	6.563	727	83.84
400,000.01 - 500,000.00	301	137,297,147.62	21.26	6.273	737	77.75
500,000.01 - 600,000.00	266	145,311,424.29	22.51	6.194	736	77.64
600,000.01 - 700,000.00	138	88,073,903.84	13.64	6.212	741	75.00
700,000.01 - 800,000.00	63	46,635,155.33	7.22	6.289	737	73.18
800,000.01 - 900,000.00	41	34,972,476.44	5.42	6.156	736	72.42
900,000.01 - 1,000,000.00	47	45,909,938.37	7.11	6.127	747	71.42
1,000,000.01 - 1,500,000.00	47	58,781,223.94	9.10	6.193	750	67.29
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.62	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.69	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.44	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.59	6.875	702	76.06
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The average balance at origination is approximately $549,012.99.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	442	208,110,816.25	32.23	6.471	734	78.31
Countrywide	477	297,970,511.60	46.15	6.168	741	74.18
Homebanc	172	86,878,915.76	13.46	6.460	735	79.27
Other	93	52,697,044.33	8.16	5.709	737	67.10
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	706	347,246,776.34	53.78	6.353	734	76.85
Countrywide	477	297,970,511.60	46.15	6.168	741	74.18
Greenpoint	1	440,000.00	0.07	6.500	789	78.57
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	1	519,992.00	0.08	3.875	702	80
4.000 - 4.499	2	1,139,572.71	0.18	4.329	721	46.03
4.500 - 4.999	22	12,792,314.29	1.98	4.741	737	67.29
5.000 - 5.499	45	25,285,968.26	3.92	5.200	737	73.01
5.500 - 5.999	232	139,874,203.27	21.66	5.762	743	72.26
6.000 - 6.499	374	218,428,408.38	33.83	6.201	742	74.47
6.500 - 6.999	360	187,778,293.79	29.08	6.665	734	77.94
7.000 - 7.499	97	44,122,299.12	6.83	7.120	727	83.44
7.500 - 7.999	35	13,210,045.61	2.05	7.645	714	85.57
8.000 - 8.499	12	2,046,936.13	0.32	8.172	695	81.53
8.500 - 8.625	4	459,254.38	0.07	8.533	670	77.37
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average current rate, as of the cut-off date is approximately 6.268%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
350 - 360	1,184	645,657,287.94	100.00	6.268	738	75.62
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
94 - 240	1	35,530.35	0.01	7.000	N/A	78.95
241 - 300	5	2,350,420.57	0.36	7.727	704	64.69
301 - 358	1,178	643,271,337.02	99.63	6.262	738	75.66
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average remaining term, as of the cut-off date is approximately 355 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	1,184	645,657,287.94	100.00	6.268	738	75.62
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	691	387,065,787.05	59.95	6.261	741	74.38
Has Simultaneous Seconds	493	258,591,500.89	40.05	6.277	733	77.47
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.08	5.875	769	16.35
20.01 - 25.00	1	1,200,000.00	0.19	6.125	799	24.49
25.01 - 30.00	2	1,175,000.00	0.18	6.170	635	27.44
30.01 - 35.00	3	2,235,000.95	0.35	5.817	791	32.23
35.01 - 40.00	10	6,516,675.86	1.01	5.797	766	38.96
40.01 - 45.00	14	8,972,849.02	1.39	5.770	764	42.61
45.01 - 50.00	16	9,327,793.07	1.44	5.940	723	48.16
50.01 - 55.00	18	9,905,206.77	1.53	5.832	753	53.18
55.01 - 60.00	32	20,441,292.46	3.17	6.055	754	58.48
60.01 - 65.00	50	36,741,495.71	5.69	6.308	730	63.34
65.01 - 70.00	72	45,390,168.15	7.03	6.202	739	68.77
70.01 - 75.00	123	81,939,390.22	12.69	6.319	744	73.49
75.01 - 80.00	681	363,964,861.45	56.37	6.229	736	79.48
80.01 - 85.00	4	1,497,750.00	0.23	6.547	731	84.3
85.01 - 90.00	43	15,367,081.30	2.38	6.575	721	89.04
90.01 - 95.00	32	11,009,074.08	1.71	6.800	715	94.62
95.01 - 100.00	82	29,442,148.90	4.56	6.987	737	99.82
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average original loan-to-value ratio is approximately 75.62%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.08	5.875	769	16.35
20.01 - 30.00	2	1,950,000.00	0.30	6.125	734	26.06
30.01 - 40.00	13	8,751,676.81	1.36	5.802	772	37.24
40.01 - 50.00	25	16,023,559.74	2.48	5.776	743	44.63
50.01 - 60.00	46	27,856,951.16	4.31	6.014	754	56.10
60.01 - 70.00	93	66,280,618.04	10.27	6.204	738	65.85
70.01 - 75.00	94	60,576,860.83	9.38	6.311	746	72.47
75.01 - 80.00	281	168,652,858.43	26.12	6.191	739	78.60
80.01 - 85.00	30	15,376,204.33	2.38	6.220	727	76.85
85.01 - 90.00	218	116,254,481.53	18.01	6.299	734	79.71
90.01 - 95.00	148	70,009,840.39	10.84	6.370	732	81.17
95.01 - 100.00	233	93,392,736.68	14.46	6.525	730	85.85
Total:	1184	645,657,287.94	100.00	6.268	738	75.62
The weighted average combined loan-to-value ratio is approximately 81.26%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	1	35,530.35	0.01	7.000	N/A	78.95
622 - 640	5	2,166,755.22	0.34	6.032	629	52.64
641 - 660	30	12,202,124.28	1.89	6.507	652	75.18
661 - 680	73	32,220,119.98	4.99	6.372	671	76.63
681 - 700	155	78,358,627.34	12.14	6.346	690	77.71
701 - 720	198	110,274,739.94	17.08	6.331	710	77.78
721 - 740	186	101,310,929.87	15.69	6.242	730	75.57
741 - 760	158	90,721,177.18	14.05	6.259	751	76.11
761 - 780	185	106,686,178.65	16.52	6.264	770	75.05
781 - 800	148	85,464,262.33	13.24	6.116	790	72.92
801 - 816	45	26,216,842.80	4.06	6.187	807	70.72
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The non-zero weighted average FICO, as of the cut-off date is approximately 738.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	442	254,833,642.74	39.47	6.233	741	75.99
Florida	142	70,925,378.35	10.98	6.472	732	78.44
New Jersey	83	49,221,258.47	7.62	5.832	739	67.55
Georgia	70	32,536,556.88	5.04	6.514	733	77.72
Illinois	59	32,057,777.52	4.97	6.403	741	74.51
New York	32	22,447,001.62	3.48	6.367	750	70.52
Washington	43	21,195,514.08	3.28	6.318	738	76.95
Arizona	38	17,789,524.34	2.76	6.332	729	73.41
North Carolina	33	17,419,316.44	2.70	6.342	742	81.25
Maryland	33	16,924,888.45	2.62	6.030	727	76.39
Virginia	33	16,277,900.33	2.52	6.115	729	77.14
Nevada	29	14,650,378.20	2.27	6.248	732	79.26
Colorado	18	8,974,224.56	1.39	6.500	747	77.23
Connecticut	16	8,910,355.71	1.38	6.269	727	73.39
Utah	14	8,415,460.72	1.30	6.508	738	79.46
Oregon	16	7,296,898.76	1.13	6.334	737	76.71
Massachusetts	12	7,182,169.10	1.11	6.418	728	78.3
Texas	9	6,909,453.32	1.07	6.266	732	72.2
Pennsylvania	9	3,908,523.58	0.61	5.777	713	76.84
Michigan	10	3,583,985.36	0.56	6.554	742	79.69
Tennessee	4	2,739,153.26	0.42	5.550	760	75.02
Hawaii	4	2,710,626.79	0.42	6.106	723	74.76
District of Columbia	5	2,354,100.00	0.36	6.356	712	79.81
Minnesota	6	2,127,474.25	0.33	6.186	738	80.72
Alabama	2	1,800,800.00	0.28	6.056	737	76.8
Kentucky	1	1,800,000.00	0.28	6.375	717	75
Idaho	3	1,786,250.36	0.28	6.259	768	42.71
Maine	1	1,250,000.00	0.19	6.125	740	63.13
Missouri	2	1,223,124.52	0.19	6.540	702	73.56
Oklahoma	2	1,167,313.07	0.18	6.875	765	77.45
South Carolina	3	1,101,075.19	0.17	6.127	714	76.24
Wyoming	2	1,068,000.00	0.17	6.122	750	80
Delaware	1	662,903.17	0.10	6.375	755	70
Montana	1	615,000.00	0.10	6.375	711	49.2
Ohio	2	594,615.98	0.09	7.006	738	94.55
Wisconsin	1	466,000.00	0.07	7.000	721	69.92
Rhode Island	1	370,000.00	0.06	7.750	711	100
Louisiana	1	250,000.00	0.04	6.750	779	100
Indiana	1	110,642.82	0.02	7.140	783	100
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	1,055	589,386,538.48	91.28	6.288	739	76.13
6-Month LIBOR	64	19,637,520.09	3.04	6.849	710	79.52
12-Month Treasury	65	36,633,229.37	5.67	5.628	737	65.24
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	64	19,637,520.09	3.04	6.849	710	79.52
Annually	1,120	626,019,767.85	96.96	6.249	739	75.5
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.000	1	35,530.35	0.01	7.000	N/A	78.95
2.001 - 2.500	1,031	578,518,681.36	89.6	6.271	738	75.35
2.501 - 3.000	136	62,587,290.23	9.69	6.150	738	76.4
3.001 - 3.375	16	4,515,786.00	0.7	7.414	729	99.09
Total:	1,184	645,657,287.94	100	6.268	738	75.62
The weighted average gross margin, as of the cut-off date is approximately 2.312%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	69	39,249,223.48	6.08	5.651	740	65.98
5.000	1,060	589,509,990.56	91.30	6.292	738	76.19
5.125	5	1,527,824.48	0.24	6.875	688	87.35
5.250	2	227,843.69	0.04	6.750	693	78.10
5.375	2	1,012,431.23	0.16	6.625	694	81.83
5.500	2	549,450.00	0.09	6.500	682	87.58
5.625	2	998,500.00	0.15	6.375	745	73.22
5.875	1	387,550.00	0.06	6.125	787	89.09
6.000	38	11,609,774.50	1.80	6.971	714	76.25
6.125	1	173,700.00	0.03	6.875	673	90.00
6.375	2	411,000.00	0.06	5.625	673	69.63
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.840%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	2	936,421.30	0.15	6.182	733	78.10
2.000	1,131	632,676,490.18	97.99	6.251	738	75.50
5.000	7	1,803,024.89	0.28	7.323	686	93.76
5.125	5	1,527,824.48	0.24	6.875	688	87.35
5.250	2	227,843.69	0.04	6.750	693	78.10
5.375	2	1,012,431.23	0.16	6.625	694	81.83
5.500	2	549,450.00	0.09	6.500	682	87.58
5.625	2	998,500.00	0.15	6.375	745	73.22
5.875	1	387,550.00	0.06	6.125	787	89.09
6.000	27	4,953,052.17	0.77	7.754	696	76.66
6.125	1	173,700.00	0.03	6.875	673	90.00
6.375	2	411,000.00	0.06	5.625	673	69.63
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.066%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	1	519,992.00	0.08	3.875	702	80.00
9.000 - 9.499	1	415,965.87	0.06	4.250	690	40.00
9.500 - 9.999	21	12,187,142.93	1.89	4.753	736	67.94
10.000 - 10.499	45	25,512,575.10	3.95	5.180	736	72.54
10.500 - 10.999	204	122,527,813.05	18.98	5.764	741	71.86
11.000 - 11.499	326	187,842,412.65	29.09	6.198	742	74.54
11.500 - 11.999	332	176,034,378.64	27.26	6.590	736	76.61
12.000 - 12.499	127	67,481,554.07	10.45	6.725	733	78.45
12.500 - 12.999	62	32,569,264.70	5.04	6.821	740	84.46
13.000 - 13.499	36	14,084,834.36	2.18	6.786	713	85.30
13.500 - 13.999	13	4,320,633.71	0.67	7.621	690	87.80
14.000 - 14.499	11	1,665,936.13	0.26	8.182	692	77.31
14.500 - 14.999	4	459,254.38	0.07	8.533	670	77.37
15.000 - 15.250	1	35,530.35	0.01	7.000	N/A	78.95
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average maximum gross rate, as of the cut-off date is approximately 11.416%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.000	1	35,530.35	0.01	7.000	N/A	78.95
2.001 - 2.500	1,031	578,518,681.36	89.60	6.271	738	75.35
2.501 - 3.000	136	62,587,290.23	9.69	6.150	738	76.40
3.001 - 3.375	16	4,515,786.00	0.70	7.414	729	99.09
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
The weighted average minimum gross rate, as of the cut-off date is approximately 2.312%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-02	1	459,627.39	0.07	5.375	733	45.00
2008-03	1	465,853.95	0.07	5.500	809	41.67
2008-05	2	1,025,278.58	0.16	7.750	715	62.83
2008-06	2	881,479.43	0.14	7.625	718	67.97
2008-08	1	415,965.87	0.06	4.250	690	40.00
2008-09	3	1,202,799.75	0.19	5.744	707	55.17
2008-11	1	605,171.36	0.09	4.500	756	54.35
2009-02	1	394,629.69	0.06	5.000	788	73.64
2009-07	1	416,033.60	0.06	6.000	758	80.00
2009-08	2	1,066,217.12	0.17	5.335	758	74.75
2009-09	1	455,853.60	0.07	4.750	638	80.00
2009-10	2	998,941.93	0.15	5.247	681	80.00
2009-12	1	428,312.25	0.07	4.500	745	45.57
2010-02	1	539,949.00	0.08	6.000	779	80.00
2010-03	3	1,500,480.29	0.23	5.654	783	74.66
2010-04	1	417,304.78	0.06	4.875	764	76.32
2010-05	6	3,797,298.73	0.59	6.026	740	73.71
2010-06	4	2,430,641.12	0.38	4.806	766	65.23
2010-07	2	1,154,861.06	0.18	5.085	775	43.58
2010-08	1	869,718.19	0.13	4.875	730	52.94
2010-10	2	1,611,562.46	0.25	4.875	700	58.95
2010-12	1	379,386.11	0.06	5.375	755	70.42
2011-01	1	526,114.90	0.08	5.250	690	80.00
2011-03	2	646,313.43	0.10	5.367	680	65.28
2011-04	1	705,836.15	0.11	5.500	764	77.95
2011-05	1	931,239.36	0.14	5.375	795	33.93
2011-07	3	1,329,789.48	0.21	5.675	687	67.22
2011-08	1	689,443.34	0.11	5.750	781	42.97
2011-09	2	906,159.28	0.14	5.875	747	79.24
2011-10	1	497,665.03	0.08	5.875	682	90.00
2011-11	4	4,060,277.53	0.63	6.495	742	78.55
2011-12	1	441,945.06	0.07	5.875	666	70.00
2012-02	5	5,144,827.80	0.80	6.097	714	77.89
2012-03	6	4,747,087.62	0.74	6.253	749	79.58
2012-04	55	30,901,820.13	4.79	6.114	732	76.01
2012-05	156	83,827,498.09	12.98	6.367	736	77.60
2012-06	397	196,378,114.06	30.42	6.341	734	76.74
2012-07	265	165,406,333.04	25.62	6.207	742	74.12
2012-08	83	49,747,711.63	7.70	6.224	748	74.26
2013-01	1	487,414.29	0.08	5.250	663	80.00
2013-04	3	1,454,762.40	0.23	5.500	716	69.12
2013-06	1	874,936.15	0.14	5.875	703	54.77
2013-09	1	702,722.96	0.11	6.125	754	80.00
2014-02	1	170,300.00	0.03	6.500	748	80.00
2014-03	1	417,300.00	0.06	7.125	711	95.00
2014-04	12	4,446,639.30	0.69	6.553	751	73.63
2014-05	21	9,935,211.96	1.54	6.700	722	78.46
2014-06	36	14,902,806.52	2.31	6.625	742	81.41
2016-05	1	981,657.30	0.15	5.875	788	40.82
2016-06	2	854,611.96	0.13	6.000	795	70.43
2016-07	3	1,739,364.10	0.27	6.155	723	68.73
2016-08	1	499,385.16	0.08	6.625	802	80.00
2016-09	1	511,801.86	0.08	6.250	790	80.00
2016-10	2	1,458,601.33	0.23	6.325	783	73.01
2017-04	13	7,436,117.29	1.15	6.456	729	82.01
2017-05	22	13,057,701.93	2.02	6.253	744	78.86
2017-06	38	17,320,411.24	2.68	6.533	729	77.60
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62
Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	633	361,355,376.93	55.97	6.304	738	74.84
PUD	380	207,761,270.58	32.18	6.221	736	76.29
Condominium	150	67,166,517.07	10.40	6.213	741	78.78
Coop	9	5,186,691.55	0.80	5.982	774	57.49
Two to Four Family	12	4,187,431.81	0.65	6.695	719	80.83
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	1,078	594,637,940.24	92.1	6.254	737	75.69
Second Home	84	44,199,564.51	6.85	6.364	750	75.04
Investor	22	6,819,783.19	1.06	6.804	723	73.28
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	677	347,801,405.12	53.87	6.258	741	78.81
Rate/Term Refinance	315	183,565,608.37	28.43	6.282	738	73.59
Cash Out Refinance	192	114,290,274.45	17.70	6.273	728	69.17
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	485	272,559,156.68	42.21	6.172	733	75.44
Stated Income - Verified Assets	366	186,991,223.76	28.96	6.448	734	77.71
Stated Income - Stated Assets	283	168,330,772.23	26.07	6.247	750	74.06
No Income - Verified Assets	31	9,373,743.65	1.45	6.313	730	75.64
Verified Income - No Assets	10	6,182,799.54	0.96	5.386	728	65.00
Stated Income - No Assets	2	1,209,925.08	0.19	5.565	746	57.40
No Income - No Assets	7	1,009,667.00	0.16	7.973	734	83.03
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	157	89,845,786.81	13.92	5.977	745	69.03
60	110	64,677,310.20	10.02	6.175	736	75.56
120	917	491,134,190.93	76.07	6.333	737	76.83
Total:	1,184	645,657,287.94	100.00	6.268	738	75.62

Collateral Summary: Group 2 – 1
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	10
Aggregate Original Principal Balance:	$5,229,816.00	(+/-) 7%
Aggregate Current Principal Balance:	$5,226,878.91	(+/-) 7%
Average Original Loan Balance:	$522,981.60	Approx.
Average Current Loan Balance:	$522,687.89	Approx.
Percent of Interest Only Loans:	95.20%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.894% / 6.170%	(+/-) 7 bps
GWAC Range:	5.500% - 8.250%	Approx.
Index:
6-Month LIBOR	16.69%	Approx.
12-Month LIBOR	83.31%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.097% / 2.502%	(+/-) 7 bps
12-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
One-Year CMT	0.000%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	16.69%	Approx.
Annually	83.31%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	354 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	30 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	4/16/2010	Approx.
Wtd. Avg. Initial Cap:	2.583%	Approx.
Wtd. Avg. Periodic Cap:	2.247%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.016% / 2.292%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.939% / 12.215%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.13%	Approx.
Wtd. Avg. Combined LTV:	78.02%	Approx.
Percent with Simultaneous Second Lien:	42.25%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	749	Approx.
Geographic Distribution: (>5%)
Florida	36.87%	Approx.
Michigan	19.70%	Approx.
Texas	16.41%	Approx.
California	10.33%	Approx.
New Jersey	8.42%	Approx.
North Carolina	8.27%	Approx.
Originators: (>10%)
American Home Mortgage	66.09%	Approx.
Homebanc	25.49%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
198,549.84 - 200,000.00	1	198,549.84	3.80	8.250	734	79.99
225,000.01 - 250,000.00	1	233,704.71	4.47	6.000	793	89.99
250,000.01 - 275,000.00	1	251,081.34	4.800	6.500	751	76.36
400,000.01 - 500,000.00	3	1,340,000.00	25.64	6.238	764	79.53
500,000.01 - 600,000.00	1	539,949.00	10.33	6.000	779	80.00
700,000.01 - 800,000.00	1	776,000.00	14.85	5.500	726	80.00
800,000.01 - 900,000.00	1	857,866.00	16.41	6.000	764	68.08
1,000,000.01 - 1,029,728.02	1	1,029,728.02	19.70	6.375	710	64.46
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The average current balance, as of the cut-off date is approximately $522,687.89.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
198,550.00 - 200,000.00	1	198,549.84	3.80	8.250	734	79.99
225,000.01 - 250,000.00	1	233,704.71	4.47	6.000	793	89.99
250,000.01 - 275,000.00	1	251,081.34	4.80	6.500	751	76.36
400,000.01 - 500,000.00	3	1,340,000.00	25.64	6.238	764	79.53
500,000.01 - 600,000.00	1	539,949.00	10.33	6.000	779	80.00
700,000.01 - 800,000.00	1	776,000.00	14.85	5.500	726	80.00
800,000.01 - 900,000.00	1	857,866.00	16.41	6.000	764	68.08
1,000,000.01 - 1,031,300.00	1	1,029,728.02	19.70	6.375	710	64.46
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The average balance at origination is approximately $522,981.60.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	5	3,454,624.36	66.09	6.036	741	72.14
Homebanc	4	1,332,254.55	25.49	6.410	756	81.75
Other	1	440,000.00	8.42	6.500	789	78.57
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	9	4,786,878.91	91.58	6.140	745	74.82
Greenpoint	1	440,000.00	8.42	6.500	789	78.57
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.500 - 5.999	2	1,244,000.00	23.80	5.594	751	80.00
6.000 - 6.499	4	2,661,247.73	50.91	6.145	749	71.02
6.500 - 6.999	3	1,123,081.34	21.49	6.500	749	78.63
8.000 - 8.250	1	198,549.84	3.80	8.250	734	79.99
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average current rate, as of the cut-off date is approximately 6.170%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	10	5,226,878.91	100.00	6.170	749	75.13
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
352 - 356	10	5,226,878.91	100.00	6.170	749	75.13
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average remaining term, as of the cut-off date is approximately 354 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	10	5,226,878.91	100.00	6.170	749	75.13
Total:	10	5,226,878.91	100.00	6.170	749	75.13
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	6	3,018,652.05	57.75	5.946	752	77.08
Has Simultaneous Seconds	4	2,208,226.86	42.25	6.477	745	72.47
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
64.46 - 65.00	1	1,029,728.02	19.70	6.375	710	64.46
65.01 - 70.00	1	857,866.00	16.41	6.000	764	68.08
75.01 - 80.00	7	3,105,580.18	59.42	6.162	754	79.50
85.01 - 89.99	1	233,704.71	4.47	6.000	793	89.99
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average original loan-to-value ratio is approximately 75.13%

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
68.08 - 70.00	1	857,866.00	16.41	6.000	764	68.08
70.01 - 75.00	1	1,029,728.02	19.70	6.375	710	64.46
75.01 - 80.00	4	1,927,081.34	36.87	5.915	741	79.53
80.01 - 85.00	1	539,949.00	10.33	6.000	779	80.00
85.01 - 90.00	2	673,704.71	12.89	6.327	790	82.53
95.01 - 99.99	1	198,549.84	3.80	8.250	734	79.99
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average combined loan-to-value ratio is approximately 78.02%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
707 - 720	2	1,461,728.02	27.97	6.412	709	69.05
721 - 740	2	974,549.84	18.64	6.060	728	80.00
741 - 760	1	251,081.34	4.80	6.500	751	76.36
761 - 780	2	1,397,815.00	26.74	6.000	770	72.68
781 - 793	3	1,141,704.71	21.84	6.090	791	81.49
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The non-zero weighted average FICO, as of the cut-off date is approximately 749.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	4	1,927,081.34	36.87	5.915	741	79.53
Michigan	1	1,029,728.02	19.70	6.375	710	64.46
Texas	1	857,866.00	16.41	6.000	764	68.08
California	1	539,949.00	10.33	6.000	779	80.00
New Jersey	1	440,000.00	8.42	6.500	789	78.57
North Carolina	2	432,254.55	8.27	7.034	766	85.40
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6-Month LIBOR	3	872,254.55	16.69	6.764	778	81.95
12-Month LIBOR	7	4,354,624.36	83.31	6.051	743	73.77
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	3	872,254.55	16.69	6.764	778	81.95
Annually	7	4,354,624.36	83.31	6.051	743	73.77
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	9	4,786,878.91	91.58	6.140	745	74.82
2.501 - 2.750	1	440,000.00	8.42	6.500	789	78.57
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average gross margin, as of the cut-off date is approximately 2.292%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	7	4,354,624.36	83.31	6.051	743	73.77
5.000	1	440,000.00	8.42	6.500	789	78.57
6.000	2	432,254.55	8.27	7.034	766	85.40
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.583%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1	440,000.00	8.42	6.500	789	78.57
2.000	7	4,354,624.36	83.31	6.051	743	73.77
6.000	2	432,254.55	8.27	7.034	766	85.40
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.247%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
11.500 - 11.999	2	1,244,000.00	23.80	5.594	751	80.00
12.000 - 12.499	3	2,427,543.02	46.44	6.159	744	69.20
12.500 - 12.999	3	1,123,081.34	21.49	6.500	749	78.63
13.000 - 13.499	1	233,704.71	4.47	6.000	793	89.99
14.000 - 14.250	1	198,549.84	3.80	8.250	734	79.99
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average maximum gross rate, as of the cut-off date is approximately 12.215%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	9	4,786,878.91	91.58	6.140	745	74.82
2.501 - 2.750	1	440,000.00	8.42	6.500	789	78.57
Total:	10	5,226,878.91	100.00	6.170	749	75.13
The weighted average minimum gross rate, as of the cut-off date is approximately 2.292%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2010-02	1	539,949.00	10.33	6.000	779	80.00
2010-03	2	638,549.84	12.22	7.044	772	79.01
2010-05	6	3,797,298.73	72.65	6.026	740	73.71
2010-06	1	251,081.34	4.80	6.500	751	76.36
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	5	3,335,543.02	63.82	6.147	757	71.95
PUD	4	1,459,335.89	27.92	6.126	742	80.97
Condominium	1	432,000.00	8.26	6.500	707	80.00
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	7	4,075,797.57	77.98	6.163	748	73.98
Second Home	2	719,081.34	13.76	6.012	778	78.73
Investor	1	432,000.00	8.26	6.500	707	80.00
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	4	1,332,254.55	25.49	6.410	756	81.75
Rate/Term Refinance	5	3,118,624.36	59.67	6.235	751	71.10
Cash Out Refinance	1	776,000.00	14.85	5.500	726	80.00
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	1	198,549.84	3.80	8.250	734	79.99
No Income - Verified Assets	1	233,704.71	4.47	6.000	793	89.99
Stated Income - Verified Assets	7	4,362,624.36	83.47	6.052	751	73.63
Verified Income - Verified Assets	1	432,000.00	8.26	6.500	707	80.00
Total:	10	5,226,878.91	100.00	6.170	749	75.13

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	1	251,081.34	4.80	6.500	751	76.36
120	9	4,975,797.57	95.20	6.154	749	75.07
Total:	10	5,226,878.91	100.00	6.170	749	75.13

Collateral Summary: Group 2 – 2
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	968
Aggregate Original Principal Balance:	$540,672,780.07	(+/-) 7%
Aggregate Current Principal Balance:	$537,849,321.67	(+/-) 7%
Average Original Loan Balance:	$558,546.26	Approx.
Average Current Loan Balance:	$555,629.46	Approx.
Percent of Interest Only Loans:	90.34%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	19.28%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.041% / 6.280%	(+/-) 7 bps
GWAC Range:	3.875% - 8.625%	Approx.
Index:
6-Month LIBOR	2.71%	Approx.
12-Month LIBOR	96.97%	Approx.
One-Year CMT	0.32%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.970% / 2.267%	(+/-) 7 bps
12-Month LIBOR	2.047% / 2.284%	(+/-) 7 bps
One-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	2.71%	Approx.
Annually	97.29%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	356 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	56 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	6/4/2012	Approx.
Wtd. Avg. Initial Cap:	5.020%	Approx.
Wtd. Avg. Periodic Cap:	2.048%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.046% / 2.285%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.152% / 11.391%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.87%	Approx.
Wtd. Avg. Combined LTV:	81.86%	Approx.
Percent with Simultaneous Second Lien:	42.36%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	738	Approx.
Geographic Distribution: (>5%)
California	45.73%	Approx.
Florida	9.27%	Approx.
Illinois	5.82%
Originators: (>10%)
Countrywide	55.40%	Approx.
American Home	31.74%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
71,755.16 - 75,000.00	1	71,755.16	0.01	8.000	752	80.00
75,000.01 - 100,000.00	4	367,333.09	0.07	6.750	740	81.02
100,000.01 - 125,000.00	12	1,329,349.64	0.25	7.203	725	79.41
125,000.01 - 150,000.00	9	1,267,627.48	0.24	6.793	714	76.05
150,000.01 - 175,000.00	20	3,189,884.72	0.59	6.797	717	81.50
175,000.01 - 200,000.00	13	2,406,402.19	0.45	6.809	745	78.45
200,000.01 - 225,000.00	26	5,611,829.82	1.04	6.583	721	79.03
225,000.01 - 250,000.00	18	4,315,388.60	0.80	6.538	733	84.90
250,000.01 - 275,000.00	21	5,515,905.50	1.03	6.568	725	86.19
275,000.01 - 300,000.00	21	6,055,640.70	1.13	6.578	722	83.63
300,000.01 - 333,700.00	26	8,294,228.53	1.54	6.637	727	83.84
333,700.01 - 350,000.00	10	3,433,755.66	0.64	6.454	719	78.70
350,000.01 - 400,000.00	34	12,773,839.08	2.37	6.556	732	83.72
400,000.01 - 500,000.00	245	112,686,214.29	20.95	6.297	737	78.57
500,000.01 - 600,000.00	227	124,591,751.54	23.16	6.206	737	77.29
600,000.01 - 700,000.00	112	72,288,560.30	13.44	6.161	740	74.85
700,000.01 - 800,000.00	49	36,762,943.11	6.84	6.343	734	73.92
800,000.01 - 900,000.00	31	26,380,395.53	4.90	6.236	737	73.84
900,000.01 - 1,000,000.00	39	38,271,074.31	7.12	6.184	741	72.79
1,000,000.01 - 1,500,000.00	40	50,702,939.95	9.43	6.226	754	67.46
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.94	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.83	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.52	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.71	6.875	702	76.06
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The average current balance, as of the cut-off date is approximately $559,629.46.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
72,000.00 - 75,000.00	1	71,755.16	0.01	8.000	752	80.00
75,000.01 - 100,000.00	3	272,717.11	0.05	6.880	718	86.32
100,000.01 - 125,000.00	12	1,311,295.86	0.24	7.258	725	78.38
125,000.01 - 150,000.00	9	1,267,627.48	0.24	6.793	714	76.05
150,000.01 - 175,000.00	19	3,037,384.72	0.56	6.818	715	81.58
175,000.01 - 200,000.00	13	2,358,902.19	0.44	6.786	745	80.96
200,000.01 - 225,000.00	26	5,611,829.82	1.04	6.583	721	79.03
225,000.01 - 250,000.00	18	4,315,388.60	0.80	6.538	733	84.90
250,000.01 - 275,000.00	20	5,254,390.66	0.98	6.597	724	86.85
275,000.01 - 300,000.00	20	5,756,171.95	1.07	6.588	722	85.47
300,000.01 - 333,700.00	26	8,294,228.53	1.54	6.637	727	83.84
333,700.01 - 350,000.00	10	3,433,755.66	0.64	6.454	719	78.70
350,000.01 - 400,000.00	33	12,374,148.73	2.30	6.570	730	83.99
400,000.01 - 500,000.00	245	112,386,214.29	20.90	6.300	737	78.52
500,000.01 - 600,000.00	228	124,853,266.38	23.21	6.206	737	77.28
600,000.01 - 700,000.00	115	73,300,920.41	13.63	6.157	741	74.90
700,000.01 - 800,000.00	50	37,062,411.86	6.89	6.343	734	73.71
800,000.01 - 900,000.00	31	26,380,395.53	4.90	6.236	737	73.84
900,000.01 - 1,000,000.00	39	38,271,074.31	7.12	6.184	741	72.79
1,000,000.01 - 1,500,000.00	40	50,702,939.95	9.43	6.226	754	67.46
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.94	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.83	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.52	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.71	6.875	702	76.06
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The average balance at origination is approximately $558.546.26.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	358	170,689,892.34	31.74	6.455	733	78.19
Countrywide	477	297,970,511.60	55.40	6.168	741	74.18
Other	133	69,188,917.73	12.86	6.331	732	77.40
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	477	297,970,511.60	55.40	6.168	741	74.18
Wells Fargo	491	239,878,810.07	44.60	6.419	733	77.96
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	1	519,992.00	0.10	3.875	702	80.00
4.500 - 4.999	7	3,574,327.96	0.66	4.819	748	79.87
5.000 - 5.499	34	19,305,736.03	3.59	5.188	735	76.04
5.500 - 5.999	205	123,005,244.12	22.87	5.766	742	72.70
6.000 - 6.499	312	185,194,872.48	34.43	6.199	742	74.13
6.500 - 6.999	300	160,447,405.69	29.83	6.666	733	77.98
7.000 - 7.499	81	37,557,209.33	6.98	7.120	727	82.52
7.500 - 7.999	19	6,615,474.52	1.23	7.653	727	90.32
8.000 - 8.499	6	1,273,305.16	0.24	8.186	694	83.06
8.500 - 8.625	3	355,754.38	0.07	8.542	672	73.70
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average current rate, as of the cut-off date is approximately 6.280%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	968	537,849,321.67	100.00	6.280	738	75.87
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
349 - 358	968	537,849,321.67	100.00	6.280	738	75.87
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	968	537,849,321.67	100.00	6.280	738	75.87
Total:	968	537,849,321.67	100.00	6.280	738	75.87
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	539	310,024,969.78	57.64	6.275	742	74.53
Has Simultaneous Seconds	429	227,824,351.89	42.36	6.287	733	77.69
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.10	5.875	769	16.35
20.01 - 25.00	1	1,200,000.00	0.22	6.125	799	24.49
25.01 - 30.00	2	1,175,000.00	0.22	6.170	635	27.44
30.01 - 35.00	2	1,303,761.59	0.24	6.133	788	31.01
35.01 - 40.00	7	5,125,077.09	0.95	6.012	772	38.97
40.01 - 45.00	8	4,979,691.97	0.93	6.100	757	42.59
45.01 - 50.00	10	5,875,519.96	1.09	6.197	723	48.73
50.01 - 55.00	12	5,586,465.61	1.04	6.048	762	52.71
55.01 - 60.00	27	18,569,359.51	3.45	6.071	753	58.40
60.01 - 65.00	36	27,031,143.82	5.03	6.245	730	63.47
65.01 - 70.00	60	39,166,390.67	7.28	6.180	743	68.83
70.01 - 75.00	107	74,669,325.92	13.88	6.349	743	73.53
75.01 - 80.00	575	310,465,820.30	57.72	6.234	735	79.45
80.01 - 85.00	3	1,353,250.00	0.25	6.525	738	84.33
85.01 - 90.00	27	9,408,517.91	1.75	6.605	718	89.01
90.01 - 95.00	24	7,809,911.81	1.45	6.743	717	94.77
95.01 - 100.00	66	23,598,585.51	4.39	6.947	743	99.89
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average original loan-to-value ratio is approximately 75.87%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.10	5.875	769	16.35
20.01 - 30.00	2	1,950,000.00	0.36	6.125	734	26.06
30.01 - 40.00	9	6,428,838.68	1.20	6.036	775	37.36
40.01 - 50.00	15	9,464,053.67	1.76	6.188	736	44.88
50.01 - 60.00	35	21,440,615.89	3.99	6.066	759	56.60
60.01 - 70.00	74	53,805,427.42	10.00	6.141	741	66.08
70.01 - 75.00	81	54,133,378.65	10.06	6.307	747	72.58
75.01 - 80.00	223	137,468,719.00	25.56	6.198	739	78.42
80.01 - 85.00	24	13,209,340.43	2.46	6.215	730	77.02
85.01 - 90.00	179	98,142,286.45	18.25	6.307	734	79.24
90.01 - 95.00	126	60,078,649.40	11.17	6.399	731	81.08
95.01 - 100.00	199	81,196,512.08	15.10	6.477	731	85.44
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average combined loan-to-value ratio is approximately 81.86%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
629 - 640	2	1,120,000.00	0.21	6.827	630	42.24
641 - 660	24	9,721,129.74	1.81	6.527	652	75.82
661 - 680	57	26,260,876.22	4.88	6.334	671	77.01
681 - 700	118	60,357,443.23	11.22	6.358	690	78.10
701 - 720	172	98,236,620.29	18.26	6.320	710	77.61
721 - 740	151	84,011,988.11	15.62	6.249	730	75.33
741 - 760	132	77,025,632.05	14.32	6.268	751	76.08
761 - 780	157	91,217,013.38	16.96	6.279	770	75.47
781 - 800	122	70,167,240.75	13.05	6.146	790	73.61
801 - 816	33	19,731,377.90	3.67	6.279	806	72.11
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The non-zero weighted average FICO, as of the cut-off date is approximately 738.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	425	245,968,273.75	45.73	6.226	741	75.82
Florida	97	49,860,487.93	9.27	6.476	730	78.42
Illinois	57	31,290,054.86	5.82	6.396	741	74.50
Georgia	48	22,020,463.19	4.09	6.458	732	75.45
New York	25	19,564,418.73	3.64	6.364	749	69.79
Washington	36	17,852,414.08	3.32	6.249	736	76.14
New Jersey	21	15,476,944.38	2.88	6.240	730	72.98
Arizona	33	14,679,297.20	2.73	6.322	738	74.65
Virginia	29	14,651,900.33	2.72	6.081	729	76.96
Maryland	27	14,580,461.65	2.71	5.984	724	76.13
Nevada	25	13,463,678.20	2.50	6.187	730	78.37
Colorado	18	8,974,224.56	1.67	6.500	747	77.23
North Carolina	18	8,642,199.00	1.61	6.352	737	84.71
Connecticut	14	7,433,305.02	1.38	6.172	731	73.26
Massachusetts	10	6,909,669.10	1.28	6.384	729	77.78
Oregon	14	6,831,111.05	1.27	6.287	735	76.01
Utah	11	6,792,414.68	1.26	6.446	744	77.98
Texas	8	6,051,587.32	1.13	6.304	728	72.78
Tennessee	4	2,739,153.26	0.51	5.550	760	75.02
Hawaii	3	2,448,059.54	0.46	6.090	725	74.20
Michigan	8	2,355,164.86	0.44	6.616	751	85.81
District of Columbia	5	2,354,100.00	0.44	6.356	712	79.81
Minnesota	6	2,127,474.25	0.40	6.186	738	80.72
Alabama	2	1,800,800.00	0.33	6.056	737	76.80
Kentucky	1	1,800,000.00	0.33	6.375	717	75.00
Idaho	3	1,786,250.36	0.33	6.259	768	42.71
Pennsylvania	4	1,510,739.62	0.28	6.120	742	81.81
Maine	1	1,250,000.00	0.23	6.125	740	63.13
Missouri	2	1,223,124.52	0.23	6.540	702	73.56
Oklahoma	2	1,167,313.07	0.22	6.875	765	77.45
South Carolina	3	1,101,075.19	0.20	6.127	714	76.24
Delaware	1	662,903.17	0.12	6.375	755	70.00
Montana	1	615,000.00	0.11	6.375	711	49.20
Ohio	2	594,615.98	0.11	7.006	738	94.55
Wyoming	1	540,000.00	0.10	5.875	734	80.00
Rhode Island	1	370,000.00	0.07	7.750	711	100.00
Louisiana	1	250,000.00	0.05	6.750	779	100.00
Indiana	1	110,642.82	0.02	7.140	783	100.00
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	922	521,550,650.07	96.97	6.268	739	75.78
6-Month LIBOR	43	14,560,041.35	2.71	6.729	710	79.77
12-Month Treasury	3	1,738,630.25	0.32	6.177	683	69.94
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	43	14,560,041.35	2.71	6.729	710	79.77
Annually	925	523,289,280.32	97.29	6.268	739	75.76
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	894	511,604,766.76	95.12	6.249	738	75.05
2.501 - 3.000	60	22,465,544.54	4.18	6.791	735	90.44
3.001 - 3.375	14	3,779,010.37	0.70	7.449	736	99.61
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average gross margin, as of the cut-off date is approximately 2.285%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	931	524,978,901.62	97.61	6.269	738	75.80
5.125	4	1,352,450.00	0.25	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.19	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	152,500.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.07	6.125	787	89.09
6.000	26	9,168,438.82	1.70	6.772	718	76.17
6.375	1	266,000.00	0.05	5.625	660	75.14
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.020%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1	496,421.30	0.09	5.900	683	77.68
2.000	936	529,946,002.65	98.53	6.269	738	75.76
5.000	5	1,193,200.00	0.22	7.233	693	93.13
5.125	4	1,352,450.00	0.25	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.19	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	152,500.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.07	6.125	787	89.09
6.000	15	2,511,716.49	0.47	7.786	691	76.77
6.375	1	266,000.00	0.05	5.625	660	75.14
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.048%.

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	1	519,992.00	0.10	3.875	702	80.00
9.500 - 9.999	7	3,574,327.96	0.66	4.819	748	79.87
10.000 - 10.499	34	19,305,736.03	3.59	5.188	735	76.04
10.500 - 10.999	184	110,388,859.45	20.52	5.766	741	72.76
11.000 - 11.499	284	167,645,120.39	31.17	6.196	742	74.21
11.500 - 11.999	282	152,058,831.29	28.27	6.599	736	76.70
12.000 - 12.499	96	50,506,673.05	9.39	6.812	732	78.57
12.500 - 12.999	41	21,826,422.40	4.06	6.876	736	85.60
13.000 - 13.499	25	9,362,040.74	1.74	6.876	704	86.90
13.500 - 13.999	6	1,413,258.82	0.26	7.661	694	91.68
14.000 - 14.499	5	892,305.16	0.17	8.211	688	75.83
14.500 - 14.625	3	355,754.38	0.07	8.542	672	73.70
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average maximum gross rate, as of the cut-off date is approximately 11.391%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	894	511,604,766.76	95.12	6.249	738	75.05
2.501 - 3.000	60	22,465,544.54	4.18	6.791	735	90.44
3.001 - 3.375	14	3,779,010.37	0.70	7.449	736	99.61
Total:	968	537,849,321.67	100.00	6.280	738	75.87
The weighted average minimum gross rate, as of the cut-off date is approximately 2.285%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-11	2	2,937,376.02	0.55	6.578	743	77.18
2011-12	1	441,945.06	0.08	5.875	666	70.00
2012-02	5	5,144,827.80	0.96	6.097	714	77.89
2012-03	6	4,747,087.62	0.88	6.253	749	79.58
2012-04	55	30,901,820.13	5.75	6.114	732	76.01
2012-05	156	83,827,498.09	15.59	6.367	736	77.60
2012-06	396	195,859,498.32	36.42	6.344	734	76.70
2012-07	264	164,241,557.00	30.54	6.210	742	74.27
2012-08	83	49,747,711.63	9.25	6.224	748	74.26
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	509	293,997,283.75	54.66	6.341	738	75.38
PUD	319	177,284,283.59	32.96	6.211	736	76.04
Condominium	124	58,195,130.97	10.82	6.197	741	79.09
Coop	8	4,886,691.55	0.91	5.927	774	58.06
Two to Four Family	8	3,485,931.81	0.65	6.545	720	79.36
Total:	968	537,849,321.67	100.00	6.280	738	75.87
Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Investor	15	5,015,161.83	0.93	7.032	723	74.36
Primary	903	502,673,119.49	93.46	6.268	737	75.86
Second Home	50	30,161,040.35	5.61	6.361	753	76.26
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	542	284,189,609.40	52.84	6.280	741	79.19
Cash Out Refinance	154	91,878,364.66	17.08	6.271	729	69.73
Rate/Term Refinance	272	161,781,347.61	30.08	6.286	736	73.52
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	4	561,536.03	0.10	7.818	748	85.00
No Income - Verified Assets	12	3,171,798.13	0.59	6.675	734	81.70
Stated Income - Stated Assets	280	167,657,397.34	31.17	6.242	751	74.01
Stated Income - Verified Assets	281	143,049,834.48	26.60	6.459	732	77.31
Verified Income - Verified Assets	391	223,408,755.69	41.54	6.185	732	76.23
Total:	968	537,849,321.67	100.00	6.280	738	75.87

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	87	51,931,164.18	9.66	6.199	748	70.97
60	110	64,677,310.20	12.03	6.175	736	75.56
120	771	421,240,847.29	78.32	6.306	737	76.52
Total:	968	537,849,321.67	100.00	6.280	738	75.87

Collateral Summary: Group 2-1 & 2-2 Aggregate
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	978
Aggregate Original Principal Balance:	$545,902,596.07	(+/-) 7%
Aggregate Current Principal Balance:	$543,076,200.58	(+/-) 7%
Average Original Loan Balance:	$558,182.61	Approx.
Average Current Loan Balance:	$555,292.64	Approx.
Percent of Interest Only Loans:	90.39%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	19.09%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.040% / 6.279%	(+/-) 7 bps
GWAC Range:	3.875% - 8.625%	Approx.
Index:
6-Month LIBOR	2.84%	Approx.
12-Month LIBOR	96.84%	Approx.
One-Year CMT	0.32%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.978% / 2.280%	(+/-) 7 bps
12-Month LIBOR	2.046% / 2.284%	(+/-) 7 bps
One-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	2.84%	Approx.
Annually	97.16%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	356 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	56 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	05/28/2012	Approx.
Wtd. Avg. Initial Cap:	4.997%	Approx.
Wtd. Avg. Periodic Cap:	2.050%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.046% / 2.285%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.160% / 11.399%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.86%	Approx.
Wtd. Avg. Combined LTV:	81.82%	Approx.
Percent with Simultaneous Second Lien:	42.36%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	738	Approx.
Geographic Distribution: (>5%)
California	45.39%	Approx.
Florida	9.54%	Approx.
New Jersey	5.76%	Approx.

Originators: (>10%)
Countrywide	54.87%	Approx.
American Home Mortgage	32.07%	Approx.
HomeBanc	10.08%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
71,755.16 - 75,000.00	1	71,755.16	0.01	8.000	752	80.00
75,000.01 - 100,000.00	4	367,333.09	0.07	6.750	740	81.02
100,000.01 - 125,000.00	12	1,329,349.64	0.24	7.203	725	79.41
125,000.01 - 150,000.00	9	1,267,627.48	0.23	6.793	714	76.05
150,000.01 - 175,000.00	20	3,189,884.72	0.59	6.797	717	81.50
175,000.01 - 200,000.00	14	2,604,952.03	0.48	6.919	744	78.57
200,000.01 - 225,000.00	26	5,611,829.82	1.03	6.583	721	79.03
225,000.01 - 250,000.00	19	4,549,093.31	0.84	6.510	736	85.17
250,000.01 - 275,000.00	22	5,766,986.84	1.06	6.565	726	85.77
275,000.01 - 300,000.00	21	6,055,640.70	1.12	6.578	722	83.63
300,000.01 - 333,700.00	26	8,294,228.53	1.53	6.637	727	83.84
333,700.01 - 350,000.00	10	3,433,755.66	0.63	6.454	719	78.70
350,000.01 - 400,000.00	34	12,773,839.08	2.35	6.556	732	83.72
400,000.01 - 500,000.00	248	114,026,214.29	21.00	6.296	737	78.59
500,000.01 - 600,000.00	228	125,131,700.54	23.04	6.205	737	77.31
600,000.01 - 700,000.00	112	72,288,560.30	13.31	6.161	740	74.85
700,000.01 - 800,000.00	50	37,538,943.11	6.91	6.325	734	74.04
800,000.01 - 900,000.00	32	27,238,261.53	5.02	6.229	738	73.66
900,000.01 - 1,000,000.00	39	38,271,074.31	7.05	6.184	741	72.79
1,000,000.01 - 1,500,000.00	41	51,732,667.97	9.53	6.229	753	67.40
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.92	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.82	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.52	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.70	6.875	702	76.06
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The average current balance, as of the cut-off date is approximately $555,292.64.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
72,000.00 - 75,000.00	1	71,755.16	0.01	8.000	752	80.00
75,000.01 - 100,000.00	3	272,717.11	0.05	6.880	718	86.32
100,000.01 - 125,000.00	12	1,311,295.86	0.24	7.258	725	78.38
125,000.01 - 150,000.00	9	1,267,627.48	0.23	6.793	714	76.05
150,000.01 - 175,000.00	19	3,037,384.72	0.56	6.818	715	81.58
175,000.01 - 200,000.00	14	2,557,452.03	0.47	6.900	744	80.89
200,000.01 - 225,000.00	26	5,611,829.82	1.03	6.583	721	79.03
225,000.01 - 250,000.00	19	4,549,093.31	0.84	6.510	736	85.17
250,000.01 - 275,000.00	21	5,505,472.00	1.01	6.592	725	86.37
275,000.01 - 300,000.00	20	5,756,171.95	1.06	6.588	722	85.47
300,000.01 - 333,700.00	26	8,294,228.53	1.53	6.637	727	83.84
333,700.01 - 350,000.00	10	3,433,755.66	0.63	6.454	719	78.70
350,000.01 - 400,000.00	33	12,374,148.73	2.28	6.570	730	83.99
400,000.01 - 500,000.00	248	113,726,214.29	20.94	6.299	738	78.53
500,000.01 - 600,000.00	229	125,393,215.38	23.09	6.205	737	77.30
600,000.01 - 700,000.00	115	73,300,920.41	13.50	6.157	741	74.90
700,000.01 - 800,000.00	51	37,838,411.86	6.97	6.326	734	73.84
800,000.01 - 900,000.00	32	27,238,261.53	5.02	6.229	738	73.66
900,000.01 - 1,000,000.00	39	38,271,074.31	7.05	6.184	741	72.79
1,000,000.01 - 1,500,000.00	41	51,732,667.97	9.53	6.229	753	67.40
1,500,000.01 - 2,000,000.00	6	10,451,937.00	1.92	6.335	711	70.09
2,000,000.01 - 2,500,000.00	2	4,460,383.97	0.82	6.456	762	75.00
2,500,000.01 - 3,000,000.00	1	2,817,181.50	0.52	6.000	763	59.98
3,500,000.01 - 3,803,000.00	1	3,803,000.00	0.70	6.875	702	76.06
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The average balance at origination is approximately $558,182.61.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	477	297,970,511.60	54.87	6.168	741	74.18
American Home Mortgage	363	174,144,516.70	32.07	6.446	734	78.07
Homebanc	110	54,747,309.32	10.08	6.448	733	79.49
Other	28	16,213,862.96	2.99	5.946	732	70.74
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	477	297,970,511.60	54.87	6.168	741	74.18
Wells Fargo	500	244,665,688.98	45.05	6.413	733	77.90
Greenpoint	1	440,000.00	0.08	6.500	789	78.57
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	1	519,992.00	0.10	3.875	702	80.00
4.500 - 4.999	7	3,574,327.96	0.66	4.819	748	79.87
5.000 - 5.499	34	19,305,736.03	3.55	5.188	735	76.04
5.500 - 5.999	207	124,249,244.12	22.88	5.764	743	72.77
6.000 - 6.499	316	187,856,120.21	34.59	6.199	742	74.09
6.500 - 6.999	303	161,570,487.03	29.75	6.665	733	77.98
7.000 - 7.499	81	37,557,209.33	6.92	7.120	727	82.52
7.500 - 7.999	19	6,615,474.52	1.22	7.653	727	90.32
8.000 - 8.499	7	1,471,855.00	0.27	8.194	700	82.65
8.500 - 8.625	3	355,754.38	0.07	8.542	672	73.70
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average current rate, as of the cut-off date is approximately 6.279%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	978	543,076,200.58	100.00	6.279	738	75.86
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
349 - 358	978	543,076,200.58	100.00	6.279	738	75.86
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	978	543,076,200.58	100.00	6.279	738	75.86
Total:	978	543,076,200.58	100.00	6.279	738	75.86
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	545	313,043,621.83	57.64	6.272	742	74.55
Has Simultaneous Seconds	433	230,032,578.75	42.36	6.289	733	77.64
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.10	5.875	769	16.35
20.01 - 25.00	1	1,200,000.00	0.22	6.125	799	24.49
25.01 - 30.00	2	1,175,000.00	0.22	6.170	635	27.44
30.01 - 35.00	2	1,303,761.59	0.24	6.133	788	31.01
35.01 - 40.00	7	5,125,077.09	0.94	6.012	772	38.97
40.01 - 45.00	8	4,979,691.97	0.92	6.100	757	42.59
45.01 - 50.00	10	5,875,519.96	1.08	6.197	723	48.73
50.01 - 55.00	12	5,586,465.61	1.03	6.048	762	52.71
55.01 - 60.00	27	18,569,359.51	3.42	6.071	753	58.40
60.01 - 65.00	37	28,060,871.84	5.17	6.250	729	63.51
65.01 - 70.00	61	40,024,256.67	7.37	6.176	743	68.82
70.01 - 75.00	107	74,669,325.92	13.75	6.349	743	73.53
75.01 - 80.00	582	313,571,400.48	57.74	6.233	735	79.45
80.01 - 85.00	3	1,353,250.00	0.25	6.525	738	84.33
85.01 - 90.00	28	9,642,222.62	1.78	6.591	720	89.03
90.01 - 95.00	24	7,809,911.81	1.44	6.743	717	94.77
95.01 - 100.00	66	23,598,585.51	4.35	6.947	743	99.89
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average original loan-to-value ratio is approximately 75.86%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.35 - 20.00	1	531,500.00	0.10	5.875	769	16.35
20.01 - 30.00	2	1,950,000.00	0.36	6.125	734	26.06
30.01 - 40.00	9	6,428,838.68	1.18	6.036	775	37.36
40.01 - 50.00	15	9,464,053.67	1.74	6.188	736	44.88
50.01 - 60.00	35	21,440,615.89	3.95	6.066	759	56.60
60.01 - 70.00	75	54,663,293.42	10.07	6.139	741	66.11
70.01 - 75.00	82	55,163,106.67	10.16	6.308	746	72.43
75.01 - 80.00	227	139,395,800.34	25.67	6.194	739	78.44
80.01 - 85.00	25	13,749,289.43	2.53	6.206	732	77.14
85.01 - 90.00	181	98,815,991.16	18.20	6.307	734	79.26
90.01 - 95.00	126	60,078,649.40	11.06	6.399	731	81.08
95.01 - 100.00	200	81,395,061.92	14.99	6.481	731	85.43
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average combined loan-to-value ratio is approximately 81.82%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
629 - 640	2	1,120,000.00	0.21	6.827	630	42.24
641 - 660	24	9,721,129.74	1.79	6.527	652	75.82
661 - 680	57	26,260,876.22	4.84	6.334	671	77.01
681 - 700	118	60,357,443.23	11.11	6.358	690	78.10
701 - 720	174	99,698,348.31	18.36	6.321	710	77.48
721 - 740	153	84,986,537.95	15.65	6.247	730	75.38
741 - 760	133	77,276,713.39	14.23	6.269	751	76.08
761 - 780	159	92,614,828.38	17.05	6.275	770	75.43
781 - 800	125	71,308,945.46	13.13	6.145	790	73.73
801 - 816	33	19,731,377.90	3.63	6.279	806	72.11
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The non-zero weighted average FICO, as of the cut-off date is approximately 738.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	426	246,508,222.75	45.39	6.226	741	75.83
Florida	101	51,787,569.27	9.54	6.455	731	78.46
Illinois	57	31,290,054.86	5.76	6.396	741	74.50
Georgia	48	22,020,463.19	4.05	6.458	732	75.45
New York	25	19,564,418.73	3.60	6.364	749	69.79
Washington	36	17,852,414.08	3.29	6.249	736	76.14
New Jersey	22	15,916,944.38	2.93	6.247	732	73.14
Arizona	33	14,679,297.20	2.70	6.322	738	74.65
Virginia	29	14,651,900.33	2.70	6.081	729	76.96
Maryland	27	14,580,461.65	2.68	5.984	724	76.13
Nevada	25	13,463,678.20	2.48	6.187	730	78.37
North Carolina	20	9,074,453.55	1.67	6.385	738	84.75
Colorado	18	8,974,224.56	1.65	6.500	747	77.23
Connecticut	14	7,433,305.02	1.37	6.172	731	73.26
Massachusetts	10	6,909,669.10	1.27	6.384	729	77.78
Texas	9	6,909,453.32	1.27	6.266	732	72.20
Oregon	14	6,831,111.05	1.26	6.287	735	76.01
Utah	11	6,792,414.68	1.25	6.446	744	77.98
Michigan	9	3,384,892.88	0.62	6.543	739	79.31
Tennessee	4	2,739,153.26	0.50	5.550	760	75.02
Hawaii	3	2,448,059.54	0.45	6.090	725	74.20
District of Columbia	5	2,354,100.00	0.43	6.356	712	79.81
Minnesota	6	2,127,474.25	0.39	6.186	738	80.72
Alabama	2	1,800,800.00	0.33	6.056	737	76.80
Kentucky	1	1,800,000.00	0.33	6.375	717	75.00
Idaho	3	1,786,250.36	0.33	6.259	768	42.71
Pennsylvania	4	1,510,739.62	0.28	6.120	742	81.81
Maine	1	1,250,000.00	0.23	6.125	740	63.13
Missouri	2	1,223,124.52	0.23	6.540	702	73.56
Oklahoma	2	1,167,313.07	0.21	6.875	765	77.45
South Carolina	3	1,101,075.19	0.20	6.127	714	76.24
Delaware	1	662,903.17	0.12	6.375	755	70.00
Montana	1	615,000.00	0.11	6.375	711	49.20
Ohio	2	594,615.98	0.11	7.006	738	94.55
Wyoming	1	540,000.00	0.10	5.875	734	80.00
Rhode Island	1	370,000.00	0.07	7.750	711	100.00
Louisiana	1	250,000.00	0.05	6.750	779	100.00
Indiana	1	110,642.82	0.02	7.140	783	100.00
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	929	525,905,274.43	96.84	6.266	739	75.76
6-Month LIBOR	46	15,432,295.90	2.84	6.731	714	79.89
12-Month Treasury	3	1,738,630.25	0.32	6.177	683	69.94
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	46	15,432,295.90	2.84	6.731	714	79.89
Annually	932	527,643,904.68	97.16	6.266	739	75.74
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	903	516,391,645.67	95.09	6.248	738	75.05
2.501 - 3.000	61	22,905,544.54	4.22	6.785	736	90.21
3.001 - 3.375	14	3,779,010.37	0.70	7.449	736	99.61
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average gross margin, as of the cut-off date is approximately 2.285%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	7	4,354,624.36	0.80	6.051	743	73.77
5.000	932	525,418,901.62	96.75	6.270	738	75.80
5.125	4	1,352,450.00	0.25	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.19	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	152,500.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.07	6.125	787	89.09
6.000	28	9,600,693.37	1.77	6.784	720	76.58
6.375	1	266,000.00	0.05	5.625	660	75.14
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.997%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	2	936,421.30	0.17	6.182	733	78.10
2.000	943	534,300,627.01	98.38	6.267	738	75.75
5.000	5	1,193,200.00	0.22	7.233	693	93.13
5.125	4	1,352,450.00	0.25	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.19	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	152,500.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.07	6.125	787	89.09
6.000	17	2,943,971.04	0.54	7.676	702	78.03
6.375	1	266,000.00	0.05	5.625	660	75.14
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.050%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	1	519,992.00	0.10	3.875	702	80.00
9.500 - 9.999	7	3,574,327.96	0.66	4.819	748	79.87
10.000 - 10.499	34	19,305,736.03	3.55	5.188	735	76.04
10.500 - 10.999	184	110,388,859.45	20.33	5.766	741	72.76
11.000 - 11.499	284	167,645,120.39	30.87	6.196	742	74.21
11.500 - 11.999	284	153,302,831.29	28.23	6.591	736	76.73
12.000 - 12.499	99	52,934,216.07	9.75	6.782	732	78.14
12.500 - 12.999	44	22,949,503.74	4.23	6.857	736	85.26
13.000 - 13.499	26	9,595,745.45	1.77	6.855	706	86.98
13.500 - 13.999	6	1,413,258.82	0.26	7.661	694	91.68
14.000 - 14.499	6	1,090,855.00	0.20	8.218	696	76.59
14.500 - 14.625	3	355,754.38	0.07	8.542	672	73.70
Total:	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average maximum gross rate, as of the cut-off date is approximately 11.399%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	903	516,391,645.67	95.09	6.248	738	75.05
2.501 - 3.000	61	22,905,544.54	4.22	6.785	736	90.21
3.001 - 3.375	14	3,779,010.37	0.70	7.449	736	99.61
Total;	978	543,076,200.58	100.00	6.279	738	75.86
The weighted average minimum gross rate, as of the cut-off date is approximately 2.285%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2010-02	1	539,949.00	0.10	6.000	779	80.00
2010-03	2	638,549.84	0.12	7.044	772	79.01
2010-05	6	3,797,298.73	0.70	6.026	740	73.71
2010-06	1	251,081.34	0.05	6.500	751	76.36
2011-11	2	2,937,376.02	0.54	6.578	743	77.18
2011-12	1	441,945.06	0.08	5.875	666	70.00
2012-02	5	5,144,827.80	0.95	6.097	714	77.89
2012-03	6	4,747,087.62	0.87	6.253	749	79.58
2012-04	55	30,901,820.13	5.69	6.114	732	76.01
2012-05	156	83,827,498.09	15.44	6.367	736	77.60
2012-06	396	195,859,498.32	36.06	6.344	734	76.70
2012-07	264	164,241,557.00	30.24	6.210	742	74.27
2012-08	83	49,747,711.63	9.16	6.224	748	74.26
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	514	297,332,826.77	54.75	6.339	738	75.34
PUD	323	178,743,619.48	32.91	6.211	736	76.08
Condominium	125	58,627,130.97	10.80	6.199	740	79.10
Coop	8	4,886,691.55	0.90	5.927	774	58.06
Two to Four Family	8	3,485,931.81	0.64	6.545	720	79.36
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	910	506,748,917.06	93.31	6.267	737	75.84
Second Home	52	30,880,121.69	5.69	6.353	753	76.32
Investor	16	5,447,161.83	1.00	6.989	721	74.81
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	546	285,521,863.95	52.57	6.280	741	79.20
Rate/Term Refinance	277	164,899,971.97	30.36	6.285	737	73.47
Cash Out Refinance	155	92,654,364.66	17.06	6.265	729	69.82
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	392	223,840,755.69	41.22	6.185	732	76.24
Stated Income - Stated Assets	280	167,657,397.34	30.87	6.242	751	74.01
Stated Income - Verified Assets	288	147,412,458.84	27.14	6.447	732	77.20
No Income - Verified Assets	13	3,405,502.84	0.63	6.629	738	82.27
No Income - No Assets	5	760,085.87	0.14	7.931	744	83.69
Total:	978	543,076,200.58	100.00	6.279	738	75.86

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	88	52,182,245.52	9.61	6.200	749	70.99
60	110	64,677,310.20	11.91	6.175	736	75.56
120	780	426,216,644.86	78.48	6.304	737	76.50
Total:	978	543,076,200.58	100.00	6.279	738	75.86

Collateral Summary: Group 2 – 3
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	71
Aggregate Original Principal Balance:	$29,887,919.00	(+/-) 7%
Aggregate Current Principal Balance:	$29,872,257.78	(+/-) 7%
Average Original Loan Balance:	$420,956.61	Approx.
Average Current Loan Balance:	$420,736.03	Approx.
Percent of Interest Only Loans:	98.42%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.88%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.293% / 6.646%	(+/-) 7 bps
GWAC Range:	5.000% - 8.500%	Approx.
Index:
6-Month LIBOR	14.08%	Approx.
12-Month LIBOR	85.92%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.924% / 2.250%	(+/-) 7 bps
12-Month LIBOR	1.980% / 2.337%	(+/-) 7 bps
One-Year CMT	0.00%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	14.08%	Approx.
Annually	85.92%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	355 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	79 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/11/2014	Approx.
Wtd. Avg. Initial Cap:	5.102%	Approx.
Wtd. Avg. Periodic Cap:	2.524%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.972% / 2.325%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.721% / 12.074%	(+/-) 7 bps
Wtd. Avg. Original LTV:	79.45%	Approx.
Wtd. Avg. Combined LTV:	84.73%	Approx.
Percent with Simultaneous Second Lien:	28.96%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	736	Approx.
Geographic Distribution: (>5%)
Florida	31.06%	Approx.
Georgia	16.48%	Approx.
California	11.13%	Approx.
Washington	6.97%	Approx.
Utah	5.43%	Approx.
Maryland	5.18%	Approx.
Originators: (>10%)
American Home	57.74%	Approx.
Homebanc	42.26%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
100,350.00 - 125,000.00	7	750,793.69	2.51	7.877	672	81.36
125,000.01 - 150,000.00	5	696,481.13	2.33	6.656	729	77.28
150,000.01 - 175,000.00	4	664,270.00	2.22	6.864	684	82.61
175,000.01 - 200,000.00	2	374,466.96	1.25	6.809	752	87.96
200,000.01 - 225,000.00	1	222,000.00	0.74	6.750	717	100.00
225,000.01 - 250,000.00	1	240,274.89	0.80	7.500	685	95.00
250,000.01 - 275,000.00	4	1,070,910.37	3.58	6.816	732	82.40
275,000.01 - 300,000.00	2	584,925.00	1.96	6.696	733	77.56
300,000.01 - 333,700.00	3	987,600.00	3.31	7.089	731	89.95
333,700.01 - 350,000.00	1	347,200.00	1.16	6.250	684	80.00
350,000.01 - 400,000.00	4	1,473,074.97	4.93	6.942	702	92.41
400,000.01 - 500,000.00	13	5,987,799.98	20.04	6.614	753	78.26
500,000.01 - 600,000.00	9	4,867,019.38	16.29	6.498	721	79.32
600,000.01 - 700,000.00	7	4,477,141.41	14.99	6.523	753	77.20
700,000.01 - 800,000.00	2	1,447,800.00	4.85	7.445	710	72.38
800,000.01 - 900,000.00	3	2,516,000.00	8.42	6.251	744	71.98
900,000.01 - 1,000,000.00	2	1,914,500.00	6.41	6.127	776	80.00
1,000,000.01 - 1,250,000.00	1	1,250,000.00	4.18	6.625	751	80.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The average current balance, as of the cut-off date is approximately $420,736.03.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
100,350.00 - 125,000.00	7	750,793.69	2.51	7.877	672	81.36
125,000.01 - 150,000.00	5	696,481.13	2.33	6.656	729	77.28
150,000.01 - 175,000.00	4	664,270.00	2.22	6.864	684	82.61
175,000.01 - 200,000.00	1	175,374.48	0.59	6.875	694	90.00
200,000.01 - 225,000.00	2	421,092.48	1.41	6.750	758	93.46
225,000.01 - 250,000.00	1	240,274.89	0.80	7.500	685	95.00
250,000.01 - 275,000.00	4	1,070,910.37	3.58	6.816	732	82.40
275,000.01 - 300,000.00	2	584,925.00	1.96	6.696	733	77.56
300,000.01 - 333,700.00	3	987,600.00	3.31	7.089	731	89.95
333,700.01 - 350,000.00	1	347,200.00	1.16	6.250	684	80.00
350,000.01 - 400,000.00	4	1,473,074.97	4.93	6.942	702	92.41
400,000.01 - 500,000.00	13	5,987,799.98	20.04	6.614	753	78.26
500,000.01 - 600,000.00	9	4,867,019.38	16.29	6.498	721	79.32
600,000.01 - 700,000.00	7	4,477,141.41	14.99	6.523	753	77.20
700,000.01 - 800,000.00	2	1,447,800.00	4.85	7.445	710	72.38
800,000.01 - 900,000.00	3	2,516,000.00	8.42	6.251	744	71.98
900,000.01 - 1,000,000.00	2	1,914,500.00	6.41	6.127	776	80.00
1,000,000.01 - 1,250,000.00	1	1,250,000.00	4.18	6.625	751	80.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The average balance at origination is approximately $420,956.61.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	39	17,249,519.18	57.74	6.646	737	81.74
Homebanc	32	12,622,738.60	42.26	6.645	735	76.33
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	71	29,872,257.78	100.00	6.646	736	79.45
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000 - 5.499	1	497,000.00	1.66	5.000	816	62.52
5.500 - 5.999	3	1,337,137.39	4.48	5.785	758	71.13
6.000 - 6.499	18	10,155,472.05	34.00	6.234	738	75.78
6.500 - 6.999	26	10,174,508.57	34.06	6.690	744	80.45
7.000 - 7.499	10	4,183,183.75	14.00	7.108	731	85.69
7.500 - 7.999	7	2,846,374.89	9.53	7.604	700	86.46
8.000 - 8.499	5	575,081.13	1.93	8.114	684	78.68
8.500 - 8.500	1	103,500.00	0.35	8.500	665	90.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average current rate, as of the cut-off date is approximately 6.646%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	71	29,872,257.78	100.00	6.646	736	79.45
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
352 - 356	71	29,872,257.78	100.00	6.646	736	79.45
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average remaining term, as of the cut-off date is approximately 355 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	71	29,872,257.78	100.00	6.646	736	79.45
Total:	71	29,872,257.78	100.00	6.646	736	79.45
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	48	21,220,488.80	71.04	6.706	731	80.25
Has Simultaneous Seconds	23	8,651,768.98	28.96	6.497	749	77.48
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
59.51 - 60.00	1	145,000.00	0.49	5.625	696	59.51
60.01 - 65.00	6	3,741,049.98	12.52	6.326	753	63.12
65.01 - 70.00	6	2,444,421.66	8.18	6.769	736	68.27
70.01 - 75.00	5	1,991,520.56	6.67	6.559	729	72.62
75.01 - 80.00	33	15,114,515.01	50.60	6.512	740	79.74
85.01 - 90.00	8	2,095,516.96	7.01	6.942	724	89.64
90.01 - 95.00	5	1,999,445.90	6.69	7.271	714	95.00
95.01 - 100.00	7	2,340,787.71	7.84	7.226	725	100.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average original loan-to-value ratio is approximately 79.45%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
59.51 - 60.00	1	145,000.00	0.49	5.625	696	59.51
60.01 - 70.00	8	4,805,048.98	16.09	6.591	742	64.76
70.01 - 75.00	3	1,564,095.56	5.24	6.621	718	71.97
75.01 - 80.00	16	8,270,593.69	27.69	6.465	735	79.66
80.01 - 85.00	1	101,500.00	0.34	8.000	675	70.00
85.01 - 90.00	13	4,007,724.86	13.42	6.560	746	82.50
90.01 - 95.00	12	4,882,364.93	16.34	6.838	734	84.27
95.01 - 100.00	17	6,095,929.76	20.41	6.845	735	87.45
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average combined loan-to-value ratio is approximately 84.73%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
622 - 640	1	157,150.00	0.53	7.625	622	79.98
641 - 660	2	216,350.00	0.72	8.116	655	84.64
661 - 680	8	2,119,608.12	7.10	6.880	670	80.95
681 - 700	14	5,753,142.03	19.26	6.739	691	78.16
701 - 720	7	2,240,850.00	7.50	7.067	712	88.81
721 - 740	12	4,954,814.00	16.59	6.637	728	79.53
741 - 760	11	5,577,529.80	18.67	6.764	751	81.76
761 - 780	6	3,381,533.98	11.32	6.573	773	77.57
781 - 800	6	3,460,187.37	11.58	6.271	787	78.49
801 - 816	4	2,011,092.48	6.73	5.887	808	68.77
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The non-zero weighted average FICO, as of the cut-off date is approximately 736.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	23	9,279,689.88	31.06	6.554	741	77.87
Georgia	13	4,922,293.69	16.48	6.871	716	78.33
California	6	3,325,141.88	11.13	6.553	729	79.50
Washington	3	2,081,200.00	6.97	6.650	745	80.00
Utah	3	1,623,046.04	5.43	6.766	716	85.66
Maryland	4	1,547,947.05	5.18	6.370	729	79.55
Virginia	3	1,440,000.00	4.82	6.366	733	79.39
North Carolina	4	1,373,449.00	4.60	6.884	751	69.72
New York	2	1,118,187.39	3.74	6.201	767	84.01
Nevada	3	994,700.00	3.33	7.023	751	91.13
Illinois	2	767,722.66	2.57	6.713	744	75.20
Wisconsin	1	466,000.00	1.56	7.000	721	69.92
New Jersey	1	333,000.00	1.11	6.875	789	90.00
Oregon	1	273,787.71	0.92	7.125	751	100.00
Michigan	1	199,092.48	0.67	6.750	804	86.17
Pennsylvania	1	127,000.00	0.43	6.875	720	100.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	53	25,667,033.59	85.92	6.542	742	79.67
6-Month LIBOR	18	4,205,224.19	14.08	7.281	698	78.13
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	18	4,205,224.19	14.08	7.281	698	78.13
Annually	53	25,667,033.59	85.92	6.542	742	79.67
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	62	26,559,631.55	88.91	6.585	736	77.48
2.501 - 3.000	8	2,987,626.23	10.00	7.154	745	94.79
3.001 - 3.015	1	325,000.00	1.09	6.890	702	100.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average gross margin, as of the cut-off date is approximately 2.325%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	55	26,276,858.48	87.96	6.564	741	80.02
5.125	1	175,374.48	0.59	6.875	694	90.00
5.250	1	113,493.69	0.38	6.750	668	79.99
5.500	1	132,750.00	0.44	6.500	737	79.97
5.625	1	846,000.00	2.83	6.375	742	72.00
6.000	10	2,009,081.13	6.73	7.868	688	74.64
6.125	1	173,700.00	0.58	6.875	673	90.00
6.375	1	145,000.00	0.49	5.625	696	59.51
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.102%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	53	25,667,033.59	85.92	6.542	742	79.67
5.000	2	609,824.89	2.04	7.500	672	95.00
5.125	1	175,374.48	0.59	6.875	694	90.00
5.250	1	113,493.69	0.38	6.750	668	79.99
5.500	1	132,750.00	0.44	6.500	737	79.97
5.625	1	846,000.00	2.83	6.375	742	72.00
6.000	10	2,009,081.13	6.73	7.868	688	74.64
6.125	1	173,700.00	0.58	6.875	673	90.00
6.375	1	145,000.00	0.49	5.625	696	59.51
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.524%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.750 - 10.999	2	1,192,137.39	3.99	5.805	765	72.54
11.000 - 11.499	14	6,816,972.05	22.82	6.150	730	77.50
11.500 - 11.999	18	7,382,825.99	24.71	6.721	750	81.23
12.000 - 12.499	11	5,356,027.44	17.93	6.741	745	78.10
12.500 - 12.999	5	2,349,249.98	7.86	6.781	754	83.76
13.000 - 13.499	9	3,839,088.91	12.85	6.577	727	78.69
13.500 - 13.999	6	2,257,374.89	7.56	7.631	687	82.93
14.000 - 14.499	5	575,081.13	1.93	8.114	684	78.68
14.500 - 14.500	1	103,500.00	0.35	8.500	665	90.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average maximum gross rate, as of the cut-off date is approximately 12.074%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	62	26,559,631.55	88.91	6.585	736	77.48
2.501 - 3.000	8	2,987,626.23	10.00	7.154	745	94.79
3.001 - 3.015	1	325,000.00	1.09	6.890	702	100.00
Total:	71	29,872,257.78	100.00	6.646	736	79.45
The weighted average minimum gross rate, as of the cut-off date is approximately 2.325%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2014-02	1	170,300.00	0.57	6.500	748	80.00
2014-03	1	417,300.00	1.40	7.125	711	95.00
2014-04	12	4,446,639.30	14.89	6.553	751	73.63
2014-05	21	9,935,211.96	33.26	6.700	722	78.46
2014-06	36	14,902,806.52	49.89	6.625	742	81.41
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	37	18,097,219.22	60.58	6.632	737	78.98
PUD	20	7,984,817.66	26.73	6.693	738	81.29
Condominium	12	3,424,720.90	11.46	6.553	726	77.89
Two to Four Family	2	365,500.00	1.22	7.187	724	77.22
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	53	25,079,058.07	83.95	6.533	740	79.07
Second Home	14	4,211,749.71	14.10	7.209	717	81.91
Investor	4	581,450.00	1.95	7.443	713	78.25
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	48	18,894,089.72	63.25	6.736	735	80.79
Rate/Term Refinance	14	5,868,461.16	19.65	6.540	746	79.51
Cash Out Refinance	9	5,109,706.90	17.11	6.433	728	74.46
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	30	14,887,849.94	49.84	6.626	738	81.03
Verified Income - Verified Assets	25	11,884,533.65	39.78	6.548	743	77.53
No Income - Verified Assets	11	2,176,918.17	7.29	6.834	704	76.66
Stated Income - Stated Assets	3	673,374.89	2.25	7.654	690	86.89
No Income - No Assets	2	249,581.13	0.84	8.101	704	81.03
Total:	71	29,872,257.78	100.00	6.646	736	79.45

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	2	472,880.19	1.58	6.967	773	94.18
120	69	29,399,377.59	98.42	6.640	736	79.22
Total:	71	29,872,257.78	100.00	6.646	736	79.45

Collateral Summary: Group 2 – 4
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	73
Aggregate Original Principal Balance:	$37,874,195.00	(+/-) 7%
Aggregate Current Principal Balance:	$37,814,230.46	(+/-) 7%
Average Original Loan Balance:	$518,824.59	Approx.
Average Current Loan Balance:	$518,003.16	Approx.
Percent of Interest Only Loans:	93.93%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.104% / 6.421%	(+/-) 7 bps
GWAC Range:	5.250% - 7.875%	Approx.
Index:
6-Month LIBOR	0.00%	Approx.
12-Month LIBOR	100.00%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	0.00%	(+/-) 7 bps
12-Month LIBOR	1.971% / 2.288%	(+/-) 7 bps
One-Year CMT	0.00%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	0.00%	Approx.
Annually	100.00%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	355 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	115 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/9/2017	Approx.
Wtd. Avg. Initial Cap:	5.000%	Approx.
Wtd. Avg. Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.971% / 2.288%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.585% / 11.902%	(+/-) 7 bps
Wtd. Avg. Original LTV:	78.90%	Approx.
Wtd. Avg. Combined LTV:	83.38%	Approx.
Percent with Simultaneous Second Lien:	36.79%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	734	Approx.
Geographic Distribution: (>5%)
Florida	26.07%	Approx.
North Carolina	18.44%	Approx.
Georgia	14.79%	Approx.
California	13.22%	Approx.
Arizona	8.23%	Approx.
Originators: (>10%)
Homebanc	51.59%	Approx.
American Home Mortgage	44.21%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
128,000.00 - 150,000.00	2	272,500.00	0.72	7.278	686	91.52
150,000.01 - 175,000.00	2	325,124.61	0.86	6.751	705	86.04
175,000.01 - 200,000.00	4	753,200.00	1.99	6.749	747	75.70
200,000.01 - 225,000.00	3	634,132.87	1.68	6.742	738	86.54
250,000.01 - 275,000.00	3	793,868.95	2.10	6.464	722	75.19
275,000.01 - 300,000.00	1	300,000.00	0.79	6.875	780	48.10
300,000.01 - 333,700.00	4	1,273,280.00	3.37	6.283	710	84.81
350,000.01 - 400,000.00	2	717,979.75	1.90	6.627	705	80.00
400,000.01 - 500,000.00	12	5,333,707.43	14.11	6.446	734	79.86
500,000.01 - 600,000.00	17	9,343,458.58	24.71	6.313	734	79.48
600,000.01 - 700,000.00	11	7,101,868.43	18.78	6.614	734	82.78
700,000.01 - 800,000.00	5	3,722,115.89	9.84	6.580	759	75.22
800,000.01 - 900,000.00	1	875,000.00	2.31	6.500	698	70.00
900,000.01 - 1,000,000.00	3	2,848,643.95	7.53	6.161	755	79.07
1,000,000.01 - 1,350,000.00	3	3,519,350.00	9.31	6.038	720	72.85
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The average current balance, as of the cut-off date is approximately $518,003.16.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
128,000.00 - 150,000.00	2	272,500.00	0.72	7.278	686	91.52
150,000.01 - 175,000.00	2	325,124.61	0.86	6.751	705	86.04
175,000.01 - 200,000.00	4	753,200.00	1.99	6.749	747	75.70
200,000.01 - 225,000.00	3	634,132.87	1.68	6.742	738	86.54
250,000.01 - 275,000.00	3	793,868.95	2.10	6.464	722	75.19
275,000.01 - 300,000.00	1	300,000.00	0.79	6.875	780	48.10
300,000.01 - 333,700.00	4	1,273,280.00	3.37	6.283	710	84.81
350,000.01 - 400,000.00	2	717,979.75	1.90	6.627	705	80.00
400,000.01 - 500,000.00	12	5,333,707.43	14.11	6.446	734	79.86
500,000.01 - 600,000.00	17	9,343,458.58	24.71	6.313	734	79.48
600,000.01 - 700,000.00	11	7,101,868.43	18.78	6.614	734	82.78
700,000.01 - 800,000.00	5	3,722,115.89	9.84	6.580	759	75.22
800,000.01 - 900,000.00	1	875,000.00	2.31	6.500	698	70.00
900,000.01 - 1,000,000.00	3	2,848,643.95	7.53	6.161	755	79.07
1,000,000.01 - 1,350,000.00	3	3,519,350.00	9.31	6.038	720	72.85
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The average balance at origination is approximately $518,824.59.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	40	16,716,780.37	44.21	6.545	729	77.22
Homebanc	30	19,508,867.84	51.59	6.376	740	80.59
Other	3	1,588,582.25	4.20	5.663	715	75.92
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.250 - 5.499	1	568,000.00	1.50	5.250	733	79.78
5.500 - 5.999	8	5,752,687.60	15.21	5.762	749	77.24
6.000 - 6.499	25	12,215,478.51	32.30	6.227	739	78.67
6.500 - 6.999	30	15,533,913.03	41.08	6.651	731	75.78
7.000 - 7.499	5	2,346,375.69	6.21	7.134	716	94.21
7.500 - 7.875	4	1,397,775.63	3.70	7.553	696	96.41
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average current rate, as of the cut-off date is approximately 6.421%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
354 - 356	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average remaining term, as of the cut-off date is approximately 355 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	47	23,903,722.74	63.21	6.484	738	80.06
Has Simultaneous Seconds	26	13,910,507.72	36.79	6.313	727	76.92
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
48.10 - 55.00	2	561,976.70	1.49	6.467	778	48.99
55.01 - 60.00	1	415,350.00	1.10	6.000	782	59.69
60.01 - 65.00	5	3,907,238.37	10.33	6.538	712	62.58
65.01 - 70.00	3	1,552,000.00	4.10	6.234	702	68.85
70.01 - 75.00	6	2,576,380.37	6.81	6.582	752	73.45
75.01 - 80.00	41	22,675,858.71	59.97	6.255	742	79.76
80.01 - 85.00	1	144,500.00	0.38	6.750	672	84.01
85.01 - 90.00	3	1,797,050.00	4.75	6.579	736	88.21
90.01 - 95.00	2	681,100.63	1.80	7.352	685	94.18
95.01 - 100.00	9	3,502,775.68	9.26	7.096	708	99.17
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average original loan-to-value ratio is approximately 78.90%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
48.10 - 50.00	1	300,000.00	0.79	6.875	780	48.10
50.01 - 60.00	1	415,350.00	1.10	6.000	782	59.69
60.01 - 70.00	7	4,913,238.37	12.99	6.404	712	64.38
70.01 - 75.00	6	2,576,380.37	6.81	6.582	752	73.45
75.01 - 80.00	18	10,923,327.69	28.89	6.238	750	79.60
80.01 - 85.00	3	999,300.00	2.64	6.741	681	71.97
85.01 - 90.00	16	9,802,749.60	25.92	6.294	733	81.39
90.01 - 95.00	5	1,982,139.43	5.24	6.630	727	84.87
95.01 - 100.00	16	5,901,745.00	15.61	6.798	725	90.04
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average combined loan-to-value ratio is approximately 83.38%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
653 - 660	1	509,837.59	1.35	6.000	653	80.00
661 - 680	5	2,452,598.93	6.49	6.342	668	66.87
681 - 700	12	6,146,544.28	16.25	6.739	689	84.47
701 - 720	14	6,530,761.46	17.27	6.435	714	80.51
721 - 740	15	8,029,184.28	21.23	6.505	732	81.75
741 - 760	6	3,048,300.96	8.06	6.221	754	81.06
761 - 780	11	5,911,403.67	15.63	6.327	775	73.53
781 - 800	5	3,062,941.25	8.10	6.126	789	75.07
801 - 813	4	2,122,658.04	5.61	6.306	810	78.11
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The non-zero weighted average FICO, as of the cut-off date is approximately 734.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	18	9,858,119.20	26.07	6.483	730	78.86
North Carolina	9	6,971,413.89	18.44	6.181	745	78.98
Georgia	9	5,593,800.00	14.79	6.423	756	86.11
California	10	5,000,278.11	13.22	6.386	725	81.76
Arizona	5	3,110,227.14	8.23	6.379	690	67.55
New York	5	1,764,395.50	4.67	6.496	746	70.12
Connecticut	2	1,477,050.69	3.91	6.755	709	74.08
Washington	4	1,261,900.00	3.34	6.746	746	83.29
Maryland	2	796,479.75	2.11	6.222	774	74.95
Wyoming	1	528,000.00	1.40	6.375	767	80.00
New Jersey	2	347,498.93	0.92	6.809	697	76.39
Massachusetts	2	272,500.00	0.72	7.278	686	91.52
Hawaii	1	262,567.25	0.69	6.250	711	80.00
Nevada	1	192,000.00	0.51	6.500	760	80.00
Oregon	1	192,000.00	0.51	6.875	794	68.57
Virginia	1	186,000.00	0.49	6.875	705	74.40
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	66	35,567,404.14	94.06	6.376	736	78.12
2.501 - 3.000	6	1,835,050.69	4.85	7.049	716	90.84
3.001 - 3.375	1	411,775.63	1.09	7.500	687	93.64
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average gross margin, as of the cut-off date is approximately 2.288%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	73	37,814,230.46	100.00	6.421	734	78.90
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.250 - 10.499	1	568,000.00	1.50	5.250	733	79.78
10.500 - 10.999	3	1,975,643.95	5.22	5.749	741	76.78
11.000 - 11.499	14	5,635,839.67	14.90	6.214	748	79.66
11.500 - 11.999	25	12,788,221.33	33.82	6.406	728	73.86
12.000 - 12.499	15	8,276,014.53	21.89	6.433	726	80.76
12.500 - 12.999	13	7,270,510.98	19.23	6.721	745	82.18
13.000 - 13.499	1	650,000.00	1.72	7.000	738	99.69
13.500 - 13.500	1	650,000.00	1.72	7.500	694	96.30
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average maximum gross rate, as of the cut-off date is approximately 11.902%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	66	35,567,404.14	94.06	6.376	736	78.12
2.501 - 3.000	6	1,835,050.69	4.85	7.049	716	90.84
3.001 - 3.375	1	411,775.63	1.09	7.500	687	93.64
Total:	73	37,814,230.46	100.00	6.421	734	78.90
The weighted average minimum gross rate, as of the cut-off date is approximately 2.288%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2017-04	13	7,436,117.29	19.66	6.456	729	82.01
2017-05	22	13,057,701.93	34.53	6.253	744	78.86
2017-06	38	17,320,411.24	45.80	6.533	729	77.60
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	35	17,960,248.02	47.50	6.477	731	80.73
PUD	27	16,455,217.18	43.52	6.349	736	77.47
Condominium	8	2,762,765.26	7.31	6.275	738	76.39
Two to Four Family	2	336,000.00	0.89	7.720	712	100.00
Coop	1	300,000.00	0.79	6.875	780	48.10
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	62	32,359,434.21	85.57	6.424	732	79.39
Second Home	10	5,268,796.25	13.93	6.390	748	76.08
Investor	1	186,000.00	0.49	6.875	705	74.40
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	40	21,048,370.86	55.66	6.384	742	81.86
Rate/Term Refinance	19	8,877,525.52	23.48	6.406	743	76.91
Cash Out Refinance	14	7,888,334.08	20.86	6.536	704	73.26
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	41	21,348,354.32	56.46	6.435	736	79.95
Verified Income - Verified Assets	32	16,465,876.14	43.54	6.403	732	77.55
Total:	73	37,814,230.46	100.00	6.421	734	78.90

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	5	2,296,061.98	6.07	6.417	739	80.35
120	68	35,518,168.48	93.93	6.421	734	78.81
Total:	73	37,814,230.46	100.00	6.421	734	78.90

Collateral Summary: Group 2 – 5
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	62
Aggregate Original Principal Balance:	$36,366,667.16	(+/-) 7%
Aggregate Current Principal Balance:	$34,894,599.12	(+/-) 7%
Average Original Loan Balance:	$586,559.15	Approx.
Average Current Loan Balance:	$562,816.11	Approx.
Percent of Interest Only Loans:	0.00%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.351% / 5.601%	(+/-) 7 bps
GWAC Range:	4.250% - 7.875%	Approx.
Index:
6-Month LIBOR	0.00%	Approx.
12-Month LIBOR	0.00%	Approx.
One-Year CMT	100.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	0.00%	(+/-) 7 bps
12-Month LIBOR	0.00%	(+/-) 7 bps
One-Year CMT	2.502% / 2.752%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	0.00%	Approx.
Annually	100.00%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	334 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	48 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	10/1/2011	Approx.
Wtd. Avg. Initial Cap:	2.000%	Approx.
Wtd. Avg. Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.502% / 2.752%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.352% / 10.602%	(+/-) 7 bps
Wtd. Avg. Original LTV:	65.00%	Approx.
Wtd. Avg. Combined LTV:	67.22%	Approx.
Percent with Simultaneous Second Lien:	17.19%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	740	Approx.
Geographic Distribution: (>5%)
New Jersey	93.49%	Approx.
Pennsylvania	6.51%	Approx.
Originators: (>10%)
Penn Federal Savings Bank	100.00%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
35,530.35 - 50,000.00	1	35,530.35	0.10	7.000	N/A	78.95
200,000.01 - 225,000.00	1	201,870.79	0.58	5.625	727	36.43
350,000.01 - 400,000.00	4	1,553,400.98	4.45	5.287	779	64.12
400,000.01 - 500,000.00	30	13,566,405.85	38.88	5.773	726	71.99
500,000.01 - 600,000.00	7	3,807,121.95	10.91	5.547	726	76.64
600,000.01 - 700,000.00	4	2,605,300.63	7.47	6.103	749	55.77
700,000.01 - 800,000.00	5	3,626,827.58	10.39	5.145	757	64.56
800,000.01 - 900,000.00	5	4,343,214.91	12.45	5.577	731	65.34
900,000.01 - 1,000,000.00	3	2,875,720.11	8.24	5.336	800	39.80
1,000,000.01 - 1,164,776.04	2	2,279,205.97	6.53	5.386	724	49.31
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The average current balance, as of the cut-off date is approximately $562,816.11.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
75,000.00 - 100,000.00	1	35,530.35	0.10	7.000	N/A	78.95
200,000.01 - 225,000.00	1	201,870.79	0.58	5.625	727	36.43
350,000.01 - 400,000.00	1	381,098.95	1.09	4.750	775	52.85
400,000.01 - 500,000.00	28	12,249,425.92	35.10	5.783	729	69.35
500,000.01 - 600,000.00	11	5,707,730.95	16.36	5.487	725	80.85
600,000.01 - 700,000.00	5	3,193,973.59	9.15	6.130	756	57.04
700,000.01 - 800,000.00	5	3,626,827.58	10.39	5.145	757	64.56
800,000.01 - 900,000.00	5	4,343,214.91	12.45	5.577	731	65.34
900,000.01 - 1,000,000.00	3	2,875,720.11	8.24	5.336	800	39.80
1,000,000.01 - 1,200,000.00	2	2,279,205.97	6.53	5.386	724	49.31
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The average balance at origination is approximately $586,559.15.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Penn Federal Savings Bank	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.250 - 4.499	2	1,139,572.71	3.27	4.329	721	46.03
4.500 - 4.999	15	9,217,986.33	26.42	4.711	733	62.42
5.000 - 5.499	9	4,915,232.23	14.09	5.262	738	61.36
5.500 - 5.999	14	8,535,134.16	24.46	5.730	741	61.63
6.000 - 6.499	15	8,201,337.61	23.50	6.168	756	75.35
6.500 - 6.999	1	499,385.16	1.43	6.625	802	80.00
7.000 - 7.499	1	35,530.35	0.10	7.000	N/A	78.95
7.500 - 7.875	5	2,350,420.57	6.74	7.727	704	64.69
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average current rate, as of the cut-off date is approximately 5.601%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
350 - 360	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
94 - 240	1	35,530.35	0.10	7.000	N/A	78.95
241 - 300	5	2,350,420.57	6.74	7.727	704	64.69
301 - 349	56	32,508,648.20	93.16	5.445	742	65.01
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average remaining term, as of the cut-off date is approximately 334 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	51	28,897,953.68	82.81	5.634	742	63.48
Has Simultaneous Seconds	11	5,996,645.44	17.19	5.442	730	72.37
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
33.93 - 35.00	1	931,239.36	2.67	5.375	795	33.93
35.01 - 40.00	3	1,391,598.77	3.99	5.005	743	38.94
40.01 - 45.00	6	3,993,157.05	11.44	5.359	772	42.64
45.01 - 50.00	4	2,890,296.41	8.28	5.315	713	46.85
50.01 - 55.00	6	4,318,741.16	12.38	5.553	741	53.80
55.01 - 60.00	3	1,311,582.95	3.76	5.894	762	59.04
60.01 - 65.00	2	1,032,335.52	2.96	6.948	729	62.61
65.01 - 70.00	2	1,369,489.82	3.92	5.896	663	68.23
70.01 - 75.00	5	2,702,163.37	7.74	5.065	772	72.92
75.01 - 80.00	25	12,603,087.25	36.12	5.734	736	79.43
85.01 - 90.00	4	1,832,291.72	5.25	6.074	708	89.17
90.01 - 91.46	1	518,615.74	1.49	5.125	721	91.46
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average original loan-to-value ratio is approximately 65.00%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
33.93 - 40.00	4	2,322,838.13	6.66	5.154	764	36.93
40.01 - 50.00	9	6,259,506.07	17.94	5.100	753	44.07
50.01 - 60.00	9	5,855,985.27	16.78	5.833	736	53.95
60.01 - 70.00	3	1,899,037.27	5.44	6.573	692	64.93
70.01 - 75.00	3	1,273,278.23	3.65	5.504	781	73.21
75.01 - 80.00	20	10,063,136.71	28.84	5.870	739	78.90
80.01 - 85.00	1	526,114.90	1.51	5.250	690	80.00
85.01 - 90.00	8	3,628,015.91	10.40	5.812	711	84.41
90.01 - 93.14	5	3,066,686.63	8.79	4.882	759	75.60
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average combined loan-to-value ratio is approximately 67.22%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	1	35,530.35	0.10	7.000	N/A	78.95
621 - 640	2	889,605.22	2.55	4.750	630	60.90
641 - 660	3	1,754,806.95	5.03	6.346	652	69.09
661 - 680	3	1,387,036.71	3.97	6.353	669	80.00
681 - 700	11	6,101,497.80	17.49	5.462	691	66.54
701 - 720	3	1,804,780.17	5.17	5.600	707	70.49
721 - 740	6	3,340,393.64	9.57	4.898	730	59.75
741 - 760	8	4,818,633.03	13.81	5.538	753	66.88
761 - 780	9	4,778,412.62	13.69	5.744	768	67.81
781 - 800	12	7,632,188.25	21.87	5.764	790	61.96
801 - 816	4	2,351,714.38	6.74	5.567	809	54.05
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The non-zero weighted average FICO, as of the cut-off date is approximately 740.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
New Jersey	58	32,623,815.16	93.49	5.609	743	64.50
Pennsylvania	4	2,270,783.96	6.51	5.487	693	72.25
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month Treasury	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.500	1	35,530.35	0.10	7.000	N/A	78.95
2.501 - 2.875	61	34,859,068.77	99.90	5.599	740	64.99
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average gross margin, as of the cut-off date is approximately 2.752%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.000%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.250 - 9.499	1	415,965.87	1.19	4.250	690	40.00
9.500 - 9.999	14	8,612,814.97	24.68	4.726	732	62.98
10.000 - 10.499	10	5,638,839.07	16.16	5.148	738	59.84
10.500 - 10.999	15	8,971,172.26	25.71	5.740	747	59.61
11.000 - 11.499	14	7,744,480.54	22.19	6.275	748	75.40
11.500 - 11.999	5	2,560,500.03	7.34	7.072	713	70.09
12.000 - 12.499	2	915,296.03	2.62	6.000	779	77.27
15.000 - 15.250	1	35,530.35	0.10	7.000	N/A	78.95
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average maximum gross rate, as of the cut-off date is approximately 10.602%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.500	1	35,530.35	0.10	7.000	N/A	78.95
2.501 - 2.875	61	34,859,068.77	99.90	5.599	740	64.99
Total:	62	34,894,599.12	100.00	5.601	740	65.00
The weighted average minimum gross rate, as of the cut-off date is approximately 2.752%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-02	1	459,627.39	1.32	5.375	733	45.00
2008-03	1	465,853.95	1.34	5.500	809	41.67
2008-05	2	1,025,278.58	2.94	7.750	715	62.83
2008-06	2	881,479.43	2.53	7.625	718	67.97
2008-08	1	415,965.87	1.19	4.250	690	40.00
2008-09	3	1,202,799.75	3.45	5.744	707	55.17
2008-11	1	605,171.36	1.73	4.500	756	54.35
2009-02	1	394,629.69	1.13	5.000	788	73.64
2009-07	1	416,033.60	1.19	6.000	758	80.00
2009-08	2	1,066,217.12	3.06	5.335	758	74.75
2009-09	1	455,853.60	1.31	4.750	638	80.00
2009-10	2	998,941.93	2.86	5.247	681	80.00
2009-12	1	428,312.25	1.23	4.500	745	45.57
2010-03	1	861,930.45	2.47	4.625	791	71.43
2010-04	1	417,304.78	1.20	4.875	764	76.32
2010-06	3	2,179,559.78	6.25	4.610	768	63.94
2010-07	2	1,154,861.06	3.31	5.085	775	43.58
2010-08	1	869,718.19	2.49	4.875	730	52.94
2010-10	2	1,611,562.46	4.62	4.875	700	58.95
2010-12	1	379,386.11	1.09	5.375	755	70.42
2011-01	1	526,114.90	1.51	5.250	690	80.00
2011-03	2	646,313.43	1.85	5.367	680	65.28
2011-04	1	705,836.15	2.02	5.500	764	77.95
2011-05	1	931,239.36	2.67	5.375	795	33.93
2011-07	3	1,329,789.48	3.81	5.675	687	67.22
2011-08	1	689,443.34	1.98	5.750	781	42.97
2011-09	2	906,159.28	2.60	5.875	747	79.24
2011-10	1	497,665.03	1.43	5.875	682	90.00
2011-11	2	1,122,901.51	3.22	6.278	738	82.12
2012-06	1	518,615.74	1.49	5.125	721	91.46
2012-07	1	1,164,776.04	3.34	5.875	750	53.33
2013-01	1	487,414.29	1.40	5.250	663	80.00
2013-04	3	1,454,762.40	4.17	5.500	716	69.12
2013-06	1	874,936.15	2.51	5.875	703	54.77
2013-09	1	702,722.96	2.01	6.125	754	80.00
2016-05	1	981,657.30	2.81	5.875	788	40.82
2016-06	2	854,611.96	2.45	6.000	795	70.43
2016-07	3	1,739,364.10	4.98	6.155	723	68.73
2016-08	1	499,385.16	1.43	6.625	802	80.00
2016-09	1	511,801.86	1.47	6.250	790	80.00
2016-10	2	1,458,601.33	4.18	6.325	783	73.01
Total:	34,894,599.12	100.00	5.601	740	65.00	34,894,599.12
Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	47	27,965,082.92	80.14	5.607	742	63.08
PUD	10	4,577,616.26	13.12	5.355	705	71.56
Condominium	5	2,351,899.94	6.74	6.001	783	75.14
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	53	30,450,530.90	87.26	5.636	737	66.38
Second Home	8	3,838,896.86	11.00	5.496	759	55.76
Investor	1	605,171.36	1.73	4.500	756	54.35
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	43	22,337,080.59	64.01	5.449	738	69.20
Cash Out Refinance	14	8,637,868.81	24.75	6.028	736	55.35
Rate/Term Refinance	5	3,919,649.72	11.23	5.523	756	62.35
Total:	62	34,894,599.12	100.00	5.601	740	65.00

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - Verified Assets	7	3,791,322.64	10.87	5.730	738	69.10
Stated Income - No Assets	2	1,209,925.08	3.47	5.565	746	57.40
Stated Income - Verified Assets	7	3,342,560.66	9.58	5.771	783	71.02
Verified Income - No Assets	10	6,182,799.54	17.72	5.386	728	65.00
Verified Income - Verified Assets	36	20,367,991.20	58.37	5.616	736	63.70
Total:	62	34,894,599.12	100.00	5.601	740	65.00

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	62	34,894,599.12	100.00	5.601	740	65.00
Total:	62	34,894,599.12	100.00	5.601	740	65.00

CMLTI 2007-10 GROUP 3

The following is a preliminary Term Sheet.  All terms and statements are subject to change.

PRELIMINARY TERM SHEET
$269,139,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-10 Group 3
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
October 23, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

1

Citigroup Global Markets Inc.

Trading
Sean Duffy	(212) 723-6038	sean.k.duffy@citi.com
Brian Delany	(212) 723-6038	brian.delany@citi.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citi.com

Mortgage Finance
Jonathan Riber	(212) 723-9937	jonathan.riber@citi.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citi.com
Brian Hugo	(212) 723-6879	brian.hugo@citi.com

Analytics
Michael Park	(212) 723-6402	michael.Park@citi.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citi.com

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

2

Term Sheet	Date Prepared: October 23, 2007

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2007-10

Approximate Total Principal Amount Offered:  $269,139,000

Certificates(1)
Class	Principal Balance	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Tranche Type	Expected Ratings (S&P/Fitch)
3-A1A(3)	198,553,000	[TBD]	[TBD]	1-Month LIBOR + [TBD]	Super Senior (Group 3-1)	AAA/AAA
3-A1B(3)	27,838,000	[TBD]	[TBD]	1-Month LIBOR + [TBD]	Senior Support (Group 3-1)	AAA/AAA
3-A1IO	226,391,000	[TBD]	[TBD]	Variable	Senior WAC IO (Group 3-1)	AAA/AAA
3-A2A	9,245,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 3-2)	AAA/AAA
3-A2B	1,297,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 3-2)	AAA/AAA
3-A3A	28,246,000	[TBD]	[TBD]	Net WAC	Super Senior (Group 3-3)	AAA/AAA
3-A3B	3,960,000	[TBD]	[TBD]	Net WAC	Senior Support (Group 3-3)	AAA/AAA
3-R(2)
3-B1(2)
3-B2(2)
3-B3(2)
3-B4(2)
3-B5(2)
3-B6(2)

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has four independent groups of collateral: Group 1, Group 2, Group 3 and Group 4 Mortgage Loans. Only the Group 3 Certificates supported by the Group 3 Mortgage Loans are being offered pursuant to this term sheet.

(2)	Certificates not offered hereby.
(3)
These classes are floating rate certificates with a pass-through rate of 1-Month LIBOR + [TBD]% subject to a cap of 11.00%.  For the first 58 periods, these classes will benefit from an interest rate swap between the Trustee and the Swap Provider.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

3

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-10.

Offered Certificates:
Approximately $269,139,000 variable-rate Class 3-A1A, Class 3-A1B, Class 3-A1IO, Class 3-A2A, Class 3-A2B, Class 3-A3A, and Class 3-A3B Certificates (otherwise known as the “Group 3 Senior Certificates” or “Class 3-A Certificates”).

Group 3 Senior
Certificates:	Class 3-A1A, Class 3-A1B, Class 3-A1IO, Class 3-A2A, Class 3-A2B, Class 3-A3A, and Class 3-A3B Certificates (otherwise known as the “Class A Certificates”).
Super Senior
Certificates:	Class 3-A1A, Class 3-A2A, and Class 3-A3A Certificates.

Senior Support
Certificates:	Class 3-A1B, Class 3-A2B, and Class 3-A3B Certificates.

Non-Offered
Certificates:
The Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4, Class 3-B5 and Class 3-B6 Certificates (collectively referred to as the “Class 3-B Certificates” or the “Subordinate Certificates”), and the Class 3-R Certificates (the “Residual Certificates”) will not be offered.

Cut-off Date:	October 1, 2007.

Settlement Date:	On or about October 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in November 2007.

Day Count:
Interest will accrue on the Offered Certificates (other than the Class 3-A1A and Class 3-A1B Certificates) on the basis of a 360-day year consisting of twelve 30-day months.  Interest will accrue on the Class 3-A1A and Class 3-A1B Certificates on an Actual/360 day basis.

Delay:	24 days for the Offered Certificates (other than the Class 3-A1A and Class 3-A1B). Zero day delay on the Class 3-A1A and Class 3-A1B Certificates.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-10. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Swap Provider:	Bear Stearns Financial Products, Inc.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Mortgage Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 802 adjustable-rate, first lien, hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $302,233,442.67, subject to +/- 10% variance (the “Group 3 Mortgage Loans”).  The mortgage rates on the Group 3 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring two, three, five, seven or ten years after their respective first due dates.

The Group 3-1 Mortgage
Loans:
Approximately 710 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $254,228,729 (the “Group 3-1 Mortgage Loans”).  The mortgage rates on the Group 3-1 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or 1-Year CMT index have initial payment adjustments occurring two, three, or five years after their respective first payment dates.

The Group 3-2 Mortgage
Loans:
Approximately 24 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $11,838,826 (the “Group 3-2 Mortgage Loans”).  The mortgage rates on the Group 3-2 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first payment dates.

The Group 3-3 Mortgage
Loans:
Approximately 68 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $36,165,888 (the “Group 3-3 Mortgage Loans”).  The mortgage rates on the Group 3-3 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring ten years after their respective first payment dates.

Structure:	The structure is senior/subordinate, shifting interest.

Pass-Through Rates:
The pass-through rate for the Super Senior and Senior Support Certificates (other than the Class 3-A1A, Class 3-A1B, and Class 3-A1IO Certificates) will be the Net WAC Rate of the Mortgage Loans in the related loan group.

The pass-through rate for the Class 3-A1A and Class 3-A1B Certificates will be a One-Month LIBOR plus [TBD]%, subject to a cap of 11.00%. The pass-through for the Class 3-A1IO Certificates will be [TBD]%.

The pass-through rate for the Class 3-B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the principal balance of the related Super Senior Certificates and the related Senior Support Certificates) of (i) the Group 3-1 Net WAC Rate, (ii) the Group 3-2 Net WAC Rate, and (iii) the Group 3-3 Net WAC Rate.

.
Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Net WAC Rate:
The Net WAC Rate for any distribution date and any subset of the mortgage loans (other than the Group 3-1 Mortgage Loans) is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subset.  The Net WAC Rate for any distribution date and the Group 3-1 Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in Group 3-1 adjusted for any net swap payments out of the trust.

Credit Enhancement:
Credit enhancement for the Class 3-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 3-B Certificates will be subordinate to, and provide credit enhancement for, the Class 3-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Limited
Cross Collateralization:
In certain limited circumstances, certain amounts received on the Mortgage Loans in a loan group may be available to distribute interest and principal due on Class 3-A Certificates related to another loan group.

Subordination:

Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 3-A Certificates	AAA/AAA	10.95% (+/- 50 bps)
*Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Swap Agreement:
On the Closing Date the trust will enter into a swap agreement with the Swap Provider for the benefit of the Class 3-A1A and 3-A1B Certificates.  The swap will have an initial amount of approximately $[226,391,000]. Under the swap agreement, on each Distribution Date, the trust shall be obligated to pay the Swap Provider an amount equal to [TBD]% per annum on the aggregate unpaid principal balance of the Class 3-A1A and 3-A1B Certificates.  Under the swap agreement, on each Distribution Date, the Swap Provider will be obligated to pay the trust an amount equal to One-Month LIBOR on the aggregate unpaid principal balance of the Class 3-A1A and 3-A1B Certificates (on an actual/360 basis). To the extent that the floating payment exceeds the fixed payment, the Swap Provider will make a net swap payment to the trust from which payments will be made to the Class 3-A1A and 3-A1B Certificateholders, to the extent needed to cover certain interest  shortfalls.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Mortgage Loans that were due during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:
On each Distribution Date, the payment to the Certificates, to the extent of available funds (and after amounts payable by the trust to the Swap Provider), will generally be made in the following order of priority:

1.
Distributions of interest with respect to each loan group, concurrently, to the holders of the related Class 3-A Certificates pro rata based on interest entitlement, in an amount equal to the interest accrued on each such class at its pass-through rate, from available funds from such loan group;

2.
Distributions of principal with respect to each loan group, concurrently, from available funds from such loan group, to the holders of the related Class 3-A Certificates relating to such loan group, pro rata based on principal balance, in an amount equal to the senior principal distribution amount for such loan group;

3.	From remaining available funds from all loan groups, as follows:

a.
distributions of interest at the applicable pass-through rate to the Class 3-B Certificates in order of their numerical class designations, beginning with the Class 3-B1, until each class of Class 3-B Certificates shall have received such interest; and

b.	to the Class 3-B Certificates in order of their numerical designations, each class’ allocable share of the principal distributable to the Class 3-B Certificates.

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination – referred to as “Excess Losses”) on the Mortgage Loans will be allocated to the Class 3-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class 3-B Certificates has been reduced to zero.  Thereafter, realized losses (other than Excess Losses) on the Mortgage Loans will be allocated to the Class 3-A1B Certificates and then the Class 3-A1A Certificates (if the realized loss is on a Group 3-1 Mortgage Loan), or to the Class 3-A2B Certificates and then to the Class 3-A2A Certificates (if the realized loss is on a Group 3-2 Mortgage Loan), or to the Class 3-A3B Certificates and then to the Class 3-A3A Certificates (if the realized loss is on a Group 3-3 Mortgage Loan).

Class	Loss Protection
Super Senior Certificates	21.90% (+/- 50bps)
Senior Support Certificates	10.95% (+/- 50 bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 3-A Certificates will be entitled to receive the related Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 3-B Certificates will be entitled to receive the related Subordinate Percentage of such amounts.  The “Senior Percentage” for a loan group on any Distribution Date will be equal to the percentage obtained by dividing the aggregate principal balance of the Class 3-A Certificates relating to such loan group immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Mortgage Loans in such loan group as of the beginning of the related Due Period.  The “Subordinate Percentage” for any loan group on any Distribution Date will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 3-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the related Mortgage Loans through the Distribution Date in October 2014.  After such time the senior prepayment percentages for the Class 3-A Certificates will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 3-B Certificates will be as follows:

November 2014 – October 2015	30% of their pro rata share
November 2015 – October 2016	40% of their pro rata share
November 2016 – October 2017	60% of their pro rata share
November 2017 – October 2018	80% of their pro rata share
November 2018 – and after	100% of their pro rata share

Provided that:
(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Subordinate Certificates as of that date; and
(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class 3-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i)
if on any Distribution Date before the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii)
if on any Distribution Date on or after the Distribution Date in November 2010, the subordination percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Subordinate Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate certificate principal Balance of the Class 3-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 3-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
November 2014 – October 2015	30%
November 2015 – October 2016	35%
November 2016 – October 2017	40%
November 2017 – October 2018	45%
November 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than [10]% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The related Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related Originators.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 3-ACertificates may be purchased by plans that meet the requirements of an investor based class exemption. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 3-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 3-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 3-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Product Type	Group 3-1	Group 3-2	Group 3-3	Group 3

Aggregate Principal Balance	$254,228,729.49	$11,838,825.57	$36,165,887.61	$302,233,442.67
Average Loan Balance	$358,068.63	$493,284.40	$531,851.29	$376,849.68
Number of Loans	710	24	68	802
WA Months to Roll	51 months	77 months	110 months	59 months
WA Remaining Term to Maturity (Months)	353 months	353 months	350 months	353 months
Gross WAC (%)	6.646%	6.971%	6.503%	6.641%
WA Expense Fee (%)	0.327%	0.289%	0.359%	0.329%
Net WAC (%)	6.319%	6.682%	6.144%	6.312%
WA Initial Cap (%)	4.876%	5.000%	5.061%	4.903%
WA Periodic Cap (%)	2.045%	1.802%	1.984%	2.028%
Minimum Gross Coupon (%)	4.500%	6.000%	5.875%	4.500%
Maximum Gross Coupon (%)	8.875%	8.625%	7.875%	8.875%
WA Max Rate (%)	11.778%	11.971%	11.589%	11.763%
WA Gross Margin (%)	2.411%	2.448%	2.339%	2.404%
WA Net Margin (%)	2.084%	2.159%	1.98%	2.075%
6-Month LIBOR Indexed (%)	61.70%	21.73%	6.14%	53.48%
12-Month LIBOR Indexed (%)	37.96%	78.27%	92.54%	46.07%
1-Year CMT Indexed (%)	0.35%	0.00%	1.31%	0.45%
Non- Zero WA FICO	718	707	736	720
Interest Only (%)	78.23%	91.35%	90.38%	80.20%
Cash Out Refinance (%)	31.78%	21.57%	50.27%	33.60%
California (%)	36.99%	16.47%	24.60%	34.70%
Primary Residence (%)	88.80%	68.21%	79.75%	86.91%
Single Family and PUD (%)	86.21%	88.37%	83.92%	86.02%
Largest Loan Balance	$3,400,000.00	$1,322,820.49	$1,185,000.00	$3,400,000.00
WA Original LTV (%)	77.74%	78.39%	72.54%	77.14%
WA Combined LTV (%)	86.24%	80.67%	74.63%	84.63%
Top Originators (>10%)
	American Home: 33.82%	American Home: 74.04%	American Home: 23.39%	American Home: 34.15%
	Ameriquest: 41.49%	Nat City: 19.85%	SunTrust: 65.94%	Ameriquest: 34.98%

Collateral Summary: Group 3 Aggregate
Collateral statistics for the Group 3 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	802
Aggregate Original Principal Balance:	$302,647,640.56	(+/-) 7%
Aggregate Current Principal Balance:	$302,233,442.67	(+/-) 7%
Average Original Loan Balance:	$377,366.14	Approx.
Average Current Loan Balance:	$376,849.68	Approx.
Percent of Interest Only Loans:	80.20%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	29.03%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.312% / 6.641%	(+/-) 7 bps
GWAC Range:	4.500% - 8.875%	Approx.
Index:
6-Month LIBOR	53.48%	Approx.
12-Month LIBOR	46.07%	Approx.
One-Year CMT	0.45%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.096% / 2.438%	(+/-) 7 bps
12-Month LIBOR	2.045% / 2.360%	(+/-) 7 bps
One-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	53.48%	Approx.
Annually	46.52%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	353 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	59 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	9/9/2012	Approx.
Wtd. Avg. Initial Cap:	4.903%	Approx.
Wtd. Avg. Periodic Cap:	2.028%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.075% / 2.404%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.434% / 11.763%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.14%	Approx.
Wtd. Avg. Combined LTV:	84.63%	Approx.
Percent with Simultaneous Second Lien:	45.30%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	720	Approx.
Geographic Distribution: (>5%)
California	34.70%	Approx.
Florida	11.68%	Approx.
New York	5.66%	Approx.
Illinois	5.64%	Approx.
Arizona	5.21%	Approx.

Originators: (>10%)
Ameriquest	34.98%	Approx.
American Home Mortgage	34.15%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
47,500.00 - 50,000.00	1	47,500.00	0.02	8.000	670	95.00
50,000.01 - 75,000.00	6	388,803.60	0.13	7.536	710	83.55
75,000.01 - 100,000.00	24	2,103,326.35	0.70	7.097	725	77.01
100,000.01 - 125,000.00	42	4,783,630.39	1.58	6.865	726	81.81
125,000.01 - 150,000.00	36	4,925,257.64	1.63	6.872	718	80.76
150,000.01 - 175,000.00	45	7,340,864.20	2.43	6.809	717	80.04
175,000.01 - 200,000.00	60	11,204,834.18	3.71	6.752	720	81.59
200,000.01 - 225,000.00	46	9,771,124.09	3.23	6.867	713	81.81
225,000.01 - 250,000.00	53	12,642,255.95	4.18	6.780	720	81.18
250,000.01 - 275,000.00	42	11,014,082.28	3.64	6.773	710	79.25
275,000.01 - 300,000.00	36	10,428,155.58	3.45	6.651	708	79.72
300,000.01 - 333,700.00	41	13,010,905.89	4.30	6.708	708	79.01
33,700.01 - 350,000.00	33	11,286,650.65	3.73	6.565	712	78.80
50,000.01 - 400,000.00	54	20,357,263.66	6.74	6.595	724	80.81
400,000.01 - 500,000.00	108	48,946,381.69	16.19	6.607	718	78.59
500,000.01 - 600,000.00	69	37,847,888.37	12.52	6.647	722	78.15
600,000.01 - 700,000.00	36	23,731,513.39	7.85	6.562	712	76.79
700,000.01 - 800,000.00	21	15,682,351.67	5.19	6.538	724	76.70
800,000.01 - 900,000.00	7	5,995,753.14	1.98	6.448	730	72.46
900,000.01 - 1,000,000.00	21	20,609,907.25	6.82	6.443	741	70.05
1,000,000.01 - 1,500,000.00	17	21,115,034.03	6.99	6.761	716	70.37
1,500,000.01 - 2,000,000.00	3	5,599,958.67	1.85	6.205	709	55.65
3,000,000.01 - 3,400,000.00	1	3,400,000.00	1.12	6.500	772	66.67
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The average current balance, as of the cut-off date is approximately $376,849.68.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
47,500.00 - 50,000.00	1	47,500.00	0.02	8.000	670	95.00
50,000.01 - 75,000.00	6	388,803.60	0.13	7.536	710	83.55
75,000.01 - 100,000.00	24	2,103,326.35	0.70	7.097	725	77.01
100,000.01 - 125,000.00	42	4,783,630.39	1.58	6.865	726	81.81
125,000.01 - 150,000.00	36	4,925,257.64	1.63	6.872	718	80.76
150,000.01 - 175,000.00	44	7,166,388.49	2.37	6.816	717	79.68
175,000.01 - 200,000.00	61	11,379,309.89	3.77	6.748	720	81.80
200,000.01 - 225,000.00	46	9,771,124.09	3.23	6.867	713	81.81
225,000.01 - 250,000.00	53	12,642,255.95	4.18	6.780	720	81.18
250,000.01 - 275,000.00	42	11,014,082.28	3.64	6.773	710	79.25
275,000.01 - 300,000.00	36	10,428,155.58	3.45	6.651	708	79.72
300,000.01 - 333,700.00	41	13,010,905.89	4.30	6.708	708	79.01
333,700.01 - 350,000.00	33	11,286,650.65	3.73	6.565	712	78.80
350,000.01 - 400,000.00	54	20,357,263.66	6.74	6.595	724	80.81
400,000.01 - 500,000.00	108	48,946,381.69	16.19	6.607	718	78.59
500,000.01 - 600,000.00	68	37,252,894.82	12.33	6.657	723	78.27
600,000.01 - 700,000.00	37	24,326,506.94	8.05	6.549	711	76.64
700,000.01 - 800,000.00	21	15,682,351.67	5.19	6.538	724	76.70
800,000.01 - 900,000.00	7	5,995,753.14	1.98	6.448	730	72.46
900,000.01 - 1,000,000.00	21	20,609,907.25	6.82	6.443	741	70.05
1,000,000.01 - 1,500,000.00	17	21,115,034.03	6.99	6.761	716	70.37
1,500,000.01 - 2,000,000.00	3	5,599,958.67	1.85	6.205	709	55.65
3,000,000.01 - 3,400,000.00	1	3,400,000.00	1.12	6.500	772	66.67
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The average balance at origination is approximately $377,366.14.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	225	103,208,618.09	34.15	6.452	725	77.80
Ameriquest	389	105,713,453.25	34.98	6.690	716	78.64
Citimortgage	6	1,649,917.76	0.55	6.920	709	68.07
Homebanc	3	1,159,765.62	0.38	6.411	717	83.39
Loan City	2	371,910.81	0.12	7.820	664	80.00
Metrocities	1	119,878.95	0.04	6.875	765	80.00
Mission 1 Funding, Inc	1	341,998.11	0.11	5.875	690	60.00
Nat City	36	23,375,719.84	7.73	7.140	733	77.12
Opteum	37	13,415,298.29	4.44	6.692	718	78.46
Penn Federal	2	883,901.43	0.29	5.209	609	64.95
Sea Breeze	13	9,263,409.85	3.06	6.589	698	74.39
Secured Bankers	18	8,585,504.25	2.84	6.738	678	76.20
SunTrust	37	23,849,030.49	7.89	6.391	744	69.11
Taylor Bean	5	2,104,800.00	0.70	6.922	720	75.63
Weichert	27	8,190,235.93	2.71	7.616	681	77.97
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Citi Residential Lending	389	105,713,453.25	34.98	6.690	716	78.64
Wells Fargo	202	83,028,345.28	27.47	6.571	720	76.96
Citimortgage	100	52,509,597.41	17.37	6.539	710	77.83
SunTrust	37	23,849,030.49	7.89	6.391	744	69.11
Nat City	36	23,375,719.84	7.73	7.140	733	77.12
Opteum	38	13,757,296.40	4.55	6.671	718	78.00
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.500 - 4.999	1	428,207.91	0.14	4.500	611	49.73
5.000 - 5.499	1	341,451.00	0.11	5.375	674	80.00
5.500 - 5.999	33	19,376,372.96	6.41	5.797	727	72.54
6.000 - 6.499	218	88,427,881.82	29.26	6.229	727	75.80
6.500 - 6.999	333	130,103,248.99	43.05	6.668	719	77.13
7.000 - 7.499	133	37,457,762.23	12.39	7.160	709	79.86
7.500 - 7.999	58	18,148,474.65	6.00	7.605	714	81.70
8.000 - 8.499	19	5,013,485.87	1.66	8.271	698	84.52
8.500 - 8.875	6	2,936,557.24	0.97	8.550	704	76.51
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average current rate, as of the cut-off date is approximately 6.641%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
342 - 360	802	302,233,442.67	100.00	6.641	720	77.14
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
312 - 358	802	302,233,442.67	100.00	6.641	720	77.14
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average remaining term, as of the cut-off date is approximately 353 months.

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2 - 3	58	15,755,503.20	5.21	7.071	689	75.19
4 - 6	244	91,898,221.02	30.41	6.751	718	77.53
7 - 9	445	170,209,038.50	56.32	6.550	723	78.20
10 - 12	40	18,943,287.13	6.27	6.610	733	69.5
13 – 15	9	2,549,648.29	0.84	6.949	678	70.54
16 – 18	4	2,007,709.66	0.66	6.515	722	75.16
19 – 21	1	441,826.96	0.15	6.000	678	58.95
46 – 48	1	428,207.91	0.14	4.500	611	49.73
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average seasoning, as of the cut-off date is approximately 7 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	802	302,233,442.67	100.00	6.641	720	77.14
Total:	802	302,233,442.67	100.00	6.641	720	77.14
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	436	165,309,909.02	54.70	6.691	721	76.49
Has Simultaneous Seconds	366	136,923,533.65	45.30	6.582	718	77.92
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.00 - 20.00	1	92,339.61	0.03	6.500	691	20.00
20.01 - 25.00	2	621,633.30	0.21	6.451	802	24.57
25.01 - 30.00	2	394,000.00	0.13	6.453	678	28.43
30.01 - 35.00	1	1,000,000.00	0.33	7.375	698	33.33
35.01 - 40.00	1	255,000.00	0.08	6.000	775	36.96
40.01 - 45.00	4	1,682,394.66	0.56	6.497	746	42.43
45.01 - 50.00	11	6,106,636.66	2.02	6.135	706	48.80
50.01 - 55.00	9	6,926,081.17	2.29	6.527	715	52.79
55.01 - 60.00	15	6,686,029.90	2.21	6.468	729	57.94
60.01 - 65.00	31	13,494,562.92	4.46	6.349	709	64.05
65.01 - 70.00	26	15,940,001.26	5.27	6.760	722	68.52
70.01 - 75.00	69	36,933,610.35	12.22	6.599	717	73.94
75.01 - 80.00	479	172,283,466.76	57.00	6.611	719	79.76
80.01 - 85.00	28	8,313,769.76	2.75	7.278	719	84.25
85.01 - 90.00	32	9,928,019.11	3.28	6.873	728	89.47
90.01 - 95.00	44	9,411,103.84	3.11	7.007	709	94.71
95.01 - 100.00	47	12,164,793.37	4.02	6.862	751	99.68
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average original loan-to-value ratio is approximately 77.14%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.00 - 20.00	1	92,339.61	0.03	6.500	691	20.00
20.01 - 30.00	4	1,015,633.30	0.34	6.452	754	26.07
30.01 - 40.00	2	1,255,000.00	0.42	7.096	714	34.07
40.01 - 50.00	14	6,682,944.31	2.21	6.207	720	47.26
50.01 - 60.00	21	10,912,997.67	3.61	6.535	716	55.76
60.01 - 70.00	51	23,964,401.28	7.93	6.512	721	65.57
70.01 - 75.00	51	27,796,982.66	9.20	6.695	720	72.65
75.01 - 80.00	151	64,050,533.24	21.19	6.582	713	78.28
80.01 - 85.00	35	12,997,488.93	4.30	7.121	722	80.61
85.01 - 90.00	88	40,369,935.94	13.36	6.601	722	80.89
90.01 - 95.00	88	26,813,462.53	8.87	6.783	712	84.60
95.01 - 100.00	296	86,281,723.20	28.55	6.650	725	82.67
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average combined loan-to-value ratio is approximately 84.63%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
608 - 620	3	1,583,901.43	0.52	5.890	611	67.18
621 - 640	19	7,428,011.31	2.46	6.896	633	72.39
641 - 660	32	11,756,122.00	3.89	6.914	652	74.52
661 - 680	53	24,216,059.02	8.01	6.873	671	74.73
681 - 700	183	61,631,647.97	20.39	6.661	690	77.15
701 - 720	147	50,588,257.79	16.74	6.638	710	78.12
721 - 740	138	54,105,469.51	17.90	6.581	730	78.63
741 - 760	101	36,422,521.80	12.05	6.585	751	78.64
761 - 780	64	29,455,162.98	9.75	6.584	770	76.57
781 - 800	46	17,589,906.97	5.82	6.513	790	79.22
801 - 820	16	7,456,381.89	2.47	6.468	809	68.47
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The non-zero weighted average FICO, as of the cut-off date is approximately 720.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	236	104,889,006.40	34.70	6.528	714	76.73
Florida	118	35,306,285.55	11.68	6.936	718	78.22
New York	32	17,109,922.73	5.66	6.544	715	74.06
Illinois	53	17,054,328.29	5.64	6.673	727	76.63
Arizona	45	15,752,426.46	5.21	6.733	716	73.15
Virginia	29	15,124,171.21	5.00	6.418	746	75.48
New Jersey	31	11,397,827.37	3.77	7.098	695	77.71
Maryland	26	10,978,965.90	3.63	6.454	717	75.80
Nevada	32	9,200,617.38	3.04	6.567	720	80.34
Washington	19	7,747,058.06	2.56	6.476	715	78.93
North Carolina	10	5,262,091.49	1.74	6.396	727	73.60
Georgia	16	5,020,557.56	1.66	6.509	740	88.02
Colorado	13	4,503,639.81	1.49	6.916	764	75.66
Idaho	5	3,848,087.74	1.27	6.692	760	72.49
Oregon	11	3,756,806.81	1.24	6.795	716	81.77
Connecticut	12	3,574,158.56	1.18	6.530	705	79.50
Michigan	9	3,351,491.08	1.11	6.514	721	79.33
South Carolina	10	2,780,270.93	0.92	6.875	741	83.88
Massachusetts	8	2,503,954.50	0.83	6.773	704	76.64
Tennessee	4	2,347,809.83	0.78	7.105	705	70.38
Pennsylvania	9	1,985,189.32	0.66	7.445	717	80.90
Utah	10	1,839,126.46	0.61	6.565	723	83.69
Texas	5	1,695,825.62	0.56	6.493	747	63.04
Hawaii	5	1,531,145.00	0.51	6.802	724	84.87
New Mexico	6	1,524,346.14	0.50	6.740	704	80.75
Maine	2	1,484,800.00	0.49	6.820	686	80.00
Rhode Island	3	1,440,670.96	0.48	6.605	688	79.44
Delaware	2	1,416,800.00	0.47	6.793	779	77.49
Wisconsin	9	1,262,053.96	0.42	6.904	713	84.73
Ohio	5	1,073,049.06	0.36	6.767	773	89.21
District of Columbia	4	1,042,331.69	0.34	6.239	771	74.13
Missouri	6	845,771.22	0.28	6.730	711	84.24
Alabama	5	703,690.15	0.23	6.944	711	81.77
Vermont	1	699,999.91	0.23	6.000	735	80.00
Minnesota	3	600,075.73	0.20	6.788	704	84.63
Montana	1	518,035.86	0.17	5.750	758	80.00
Kansas	1	405,889.98	0.13	7.250	756	100.00
Louisiana	2	234,117.46	0.08	7.828	742	93.20
New Hampshire	1	157,389.79	0.05	6.375	685	74.76
Oklahoma	1	99,652.69	0.03	6.750	695	80.00
Alaska	1	84,113.37	0.03	7.625	733	95.00
Arkansas	1	79,890.64	0.03	6.375	783	83.33
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6-Month LIBOR	509	161,641,958.10	53.48	6.795	715	78.06
12-Month LIBOR	290	139,232,583.14	46.07	6.473	725	76.20
12-Month Treasury	3	1,358,901.43	0.45	5.573	644	64.68
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	509	161,641,958.10	53.48	6.795	715	78.06
Annually	293	140,591,484.57	46.52	6.465	724	76.09
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	673	250,434,399.76	82.86	6.571	719	76.32
2.501 - 3.000	95	42,145,634.83	13.94	6.958	733	81.22
3.001 - 3.500	13	2,817,894.93	0.93	7.230	742	94.27
4.001 - 4.500	1	559,315.00	0.19	7.390	774	100.00
4.501 - 5.000	20	6,276,198.15	2.08	6.994	653	72.92
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average gross margin, as of the cut-off date is approximately 2.404%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	28	12,253,189.20	4.05	6.204	709	74.82
3.000	16	6,546,085.86	2.17	6.894	730	82.98
5.000	719	262,868,670.20	86.98	6.651	722	77.23
6.000	39	20,565,497.41	6.80	6.700	691	75.54
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.903%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	100	44,543,505.24	14.74	7.067	718	77.37
2.000	636	240,049,256.98	79.43	6.529	722	77.22
5.000	66	17,640,680.45	5.84	7.088	693	75.47
Total:	802	302,233,442.67	100.00	6.641	720	77.14

The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.028%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.500 - 9.999	1	428,207.91	0.14	4.500	611	49.73
10.000 - 10.499	1	341,451.00	0.11	5.375	674	80.00
10.500 - 10.999	28	15,961,932.25	5.28	5.818	727	71.54
11.000 - 11.499	199	80,019,748.92	26.48	6.223	731	76.24
11.500 - 11.999	309	116,715,333.88	38.62	6.644	722	77.18
12.000 - 12.499	140	40,660,090.33	13.45	6.988	706	78.28
12.500 - 12.999	78	32,078,236.44	10.61	7.102	705	79.08
13.000 - 13.499	31	10,219,290.67	3.38	7.668	704	81.63
13.500 - 13.999	14	5,552,351.27	1.84	8.047	709	79.35
14.500 - 14.500	1	256,800.00	0.08	8.500	721	80.00
Total:	802	302,233,442.67	100.00	6.641	720	77.14
The weighted average maximum gross rate, as of the cut-off date is approximately 11.763%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	673	250,434,399.76	82.86	6.571	719	76.32
2.501 - 3.000	95	42,145,634.83	13.94	6.958	733	81.22
3.001 - 3.500	13	2,817,894.93	0.93	7.230	742	94.27
4.001 - 4.500	1	559,315.00	0.19	7.390	774	100.00
4.501 - 5.000	20	6,276,198.15	2.08	6.994	653	72.92
Total:	802	302,233,442.67	100.00	6.641	720	77.14

The weighted average minimum gross rate, as of the cut-off date is approximately 2.404%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-10	1	428,207.91	0.14	4.500	611	49.73
2008-12	2	465,600.00	0.15	7.939	726	80.00
2009-04	1	245,000.00	0.08	5.500	697	64.99
2009-12	2	2,013,500.00	0.67	6.798	727	76.93
2010-01	4	1,661,170.63	0.55	6.413	714	78.65
2010-02	8	2,712,079.42	0.90	6.064	733	80.19
2010-03	10	4,344,642.89	1.44	6.314	716	71.60
2010-04	14	6,067,045.29	2.01	6.569	721	79.12
2010-05	4	3,202,958.67	1.06	6.325	709	65.47
2010-06	1	677,962.36	0.22	7.500	743	80.00
2010-09	1	518,035.86	0.17	5.750	758	80.00
2010-11	1	255,000.00	0.08	6.000	775	36.96
2011-02	1	591,500.00	0.20	6.250	757	71.57
2011-03	3	1,598,501.00	0.53	6.550	745	61.20
2011-04	1	446,916.11	0.15	6.500	796	87.75
2011-06	1	464,800.00	0.15	6.125	791	80.00
2011-08	3	457,667.79	0.15	7.211	676	59.00
2011-09	2	515,693.52	0.17	6.050	615	77.54
2011-11	5	1,040,814.84	0.34	7.271	724	84.63
2011-12	5	846,870.20	0.28	6.724	741	80.78
2012-01	11	5,029,502.35	1.66	6.770	701	80.72
2012-02	71	26,559,823.37	8.79	6.614	707	79.08
2012-03	289	102,811,593.48	34.02	6.578	725	78.54
2012-04	141	50,252,142.11	16.63	6.521	718	77.03
2012-05	57	19,747,619.80	6.53	7.121	712	80.09
2012-06	13	5,518,578.69	1.83	7.118	725	76.31
2012-07	25	6,248,112.58	2.07	7.158	687	75.72
2012-08	33	9,507,390.62	3.15	7.014	690	74.83
2013-05	1	501,000.00	0.17	7.500	656	64.65
2013-12	2	350,694.64	0.12	7.057	720	87.30
2014-02	4	1,254,085.71	0.41	6.399	707	83.54
2014-03	9	5,217,369.80	1.73	6.652	714	78.10
2014-04	4	2,166,066.69	0.72	6.273	695	81.63
2014-05	3	1,901,462.36	0.63	8.476	709	74.21
2014-06	1	448,146.37	0.15	8.625	728	77.67
2015-09	1	1,149,991.45	0.38	5.875	778	64.61
2016-06	1	594,993.55	0.20	6.000	667	70.76
2016-07	1	740,000.00	0.24	7.375	653	80.00
2016-09	1	449,439.98	0.15	7.000	733	57.07
2016-10	4	2,642,076.97	0.87	6.428	757	65.70
2016-11	6	2,539,090.35	0.84	6.576	737	74.60
2016-12	12	5,898,481.46	1.95	6.672	730	71.14
2017-01	14	8,257,684.50	2.73	6.218	732	73.85
2017-02	11	5,833,491.54	1.93	6.616	741	75.37
2017-03	10	3,947,613.50	1.31	6.628	735	82.44
2017-04	7	4,113,024.31	1.36	6.597	746	64.32
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	514	197,856,654.93	65.46	6.635	717	76.29
PUD	140	56,813,617.79	18.80	6.611	724	79.78
Condominium	110	31,898,682.19	10.55	6.695	726	78.10
Two to Four Family	26	9,138,279.59	3.02	6.885	719	76.53
Detached PUD	8	5,312,497.27	1.76	6.428	751	76.00
Coop	3	712,710.90	0.24	6.342	717	85.76
Townhouse	1	501,000.00	0.17	7.500	656	64.65
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	661	262,664,567.92	86.91	6.573	719	77.17
Investor	103	23,110,071.55	7.65	7.185	720	75.89
Second Home	38	16,458,803.20	5.45	6.968	737	78.39
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	400	127,378,986.81	42.15	6.673	725	82.08
Cash Out Refinance	244	101,536,722.28	33.60	6.587	712	71.97
Rate/Term Refinance	158	73,317,733.58	24.26	6.662	721	75.72
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	437	178,262,596.47	58.98	6.613	720	76.12
Verified Income - Verified Assets	238	81,560,886.55	26.99	6.483	726	80.55
No Income - Verified Assets	39	16,720,150.96	5.53	7.164	714	74.66
Stated Income - No Assets	43	12,345,883.03	4.08	7.144	681	75.32
No Income - No Assets	19	4,906,197.50	1.62	7.064	705	81.88
Stated Income - Stated Assets	11	4,420,381.46	1.46	6.982	730	72.84
Verified Income - No Assets	15	4,017,346.70	1.33	6.523	700	67.93
Total:	802	302,233,442.67	100.00	6.641	720	77.14

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	223	59,842,725.39	19.80	6.761	709	77.25
36	2	708,800.00	0.23	7.426	745	80.92
60	164	54,078,635.36	17.89	6.515	723	77.30
120	413	187,603,281.92	62.07	6.637	722	77.04
Total:	802	302,233,442.67	100.00	6.641	720	77.14

Collateral Summary: Group 3 – 1
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	710
Aggregate Original Principal Balance:	$254,535,613.78	(+/-) 7%
Aggregate Current Principal Balance:	$254,228,729.49	(+/-) 7%
Average Original Loan Balance:	$358,500.86	Approx.
Average Current Loan Balance:	$358,068.63	Approx.
Percent of Interest Only Loans:	78.23%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	34.11%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.319% / 6.646%	(+/-) 7 bps
GWAC Range:	4.500% - 8.875%	Approx.
Index:
6-Month LIBOR	61.70%	Approx.
12-Month LIBOR	37.96%	Approx.
One-Year CMT	0.35%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.090% / 2.434%	(+/-) 7 bps
12-Month LIBOR	2.071% / 2.369%	(+/-) 7 bps
One-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	61.70%	Approx.
Annually	38.30%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	353 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	51 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	1/7/2012	Approx.
Wtd. Avg. Initial Cap:	4.876%	Approx.
Wtd. Avg. Periodic Cap:	2.045%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.084% / 2.411%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.451% / 11.778%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.74%	Approx.
Wtd. Avg. Combined LTV:	86.24%	Approx.
Percent with Simultaneous Second Lien:	49.99%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	718	Approx.
Geographic Distribution: (>5%)
California	36.99%	Approx.
Florida	10.33%	Approx.
Illinois	6.71%	Approx.
New York	6.09%	Approx.
Arizona	5.55%	Approx.

Originators: (>10%)
Ameriquest	41.49%	Approx.
American Home Mortgage	33.82%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
47,500.00 - 50,000.00	1	47,500.00	0.02	8.000	670	95.00
50,000.01 - 75,000.00	6	388,803.60	0.15	7.536	710	83.55
75,000.01 - 100,000.00	22	1,931,129.40	0.76	7.070	725	76.43
100,000.01 - 125,000.00	38	4,314,851.44	1.70	6.866	724	81.84
125,000.01 - 150,000.00	32	4,392,601.32	1.73	6.884	717	79.63
150,000.01 - 175,000.00	44	7,176,873.39	2.82	6.787	718	80.04
175,000.01 - 200,000.00	57	10,645,724.74	4.19	6.756	719	80.63
200,000.01 - 225,000.00	41	8,683,392.60	3.42	6.804	709	80.52
225,000.01 - 250,000.00	48	11,486,970.59	4.52	6.780	720	79.79
250,000.01 - 275,000.00	42	11,014,082.28	4.33	6.773	710	79.25
275,000.01 - 300,000.00	35	10,133,155.58	3.99	6.663	707	80.25
300,000.01 - 333,700.00	40	12,691,078.38	4.99	6.707	707	78.48
333,700.01 - 350,000.00	33	11,286,650.65	4.44	6.565	712	78.80
350,000.01 - 400,000.00	52	19,627,896.97	7.72	6.603	724	80.27
400,000.01 - 500,000.00	89	40,063,572.38	15.76	6.597	714	79.43
500,000.01 - 600,000.00	54	29,636,556.78	11.66	6.698	721	78.75
600,000.01 - 700,000.00	24	15,772,132.88	6.20	6.639	710	78.26
700,000.01 - 800,000.00	15	11,143,071.76	4.38	6.502	727	77.57
800,000.01 - 900,000.00	5	4,309,690.17	1.70	6.477	721	74.36
900,000.01 - 1,000,000.00	17	16,615,813.82	6.54	6.407	736	74.06
1,000,000.01 - 1,500,000.00	11	13,867,222.09	5.45	6.703	714	70.33
1,500,000.01 - 2,000,000.00	3	5,599,958.67	2.20	6.205	709	55.65
3,000,000.01 - 3,400,000.00	1	3,400,000.00	1.34	6.500	772	66.67
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The average current balance, as of the cut-off date is approximately $358,068.63.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
47,500.00 - 50,000.00	1	47,500.00	0.02	8.000	670	95.00
50,000.01 - 75,000.00	6	388,803.60	0.15	7.536	710	83.55
75,000.01 - 100,000.00	22	1,931,129.40	0.76	7.070	725	76.43
100,000.01 - 125,000.00	38	4,314,851.44	1.70	6.866	724	81.84
125,000.01 - 150,000.00	32	4,392,601.32	1.73	6.884	717	79.63
150,000.01 - 175,000.00	43	7,002,397.68	2.75	6.794	718	79.67
175,000.01 - 200,000.00	58	10,820,200.45	4.26	6.752	719	80.86
200,000.01 - 225,000.00	41	8,683,392.60	3.42	6.804	709	80.52
225,000.01 - 250,000.00	48	11,486,970.59	4.52	6.780	720	79.79
250,000.01 - 275,000.00	42	11,014,082.28	4.33	6.773	710	79.25
275,000.01 - 300,000.00	35	10,133,155.58	3.99	6.663	707	80.25
300,000.01 - 333,700.00	40	12,691,078.38	4.99	6.707	707	78.48
333,700.01 - 350,000.00	33	11,286,650.65	4.44	6.565	712	78.80
350,000.01 - 400,000.00	52	19,627,896.97	7.72	6.603	724	80.27
400,000.01 - 500,000.00	89	40,063,572.38	15.76	6.597	714	79.43
500,000.01 - 600,000.00	54	29,636,556.78	11.66	6.698	721	78.75
600,000.01 - 700,000.00	24	15,772,132.88	6.20	6.639	710	78.26
700,000.01 - 800,000.00	15	11,143,071.76	4.38	6.502	727	77.57
800,000.01 - 900,000.00	5	4,309,690.17	1.70	6.477	721	74.36
900,000.01 - 1,000,000.00	17	16,615,813.82	6.54	6.407	736	74.06
1,000,000.01 - 1,500,000.00	11	13,867,222.09	5.45	6.703	714	70.33
1,500,000.01 - 2,000,000.00	3	5,599,958.67	2.20	6.205	709	55.65
3,000,000.01 - 3,400,000.00	1	3,400,000.00	1.34	6.500	772	66.67
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The average balance at origination is approximately $358,500.86.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Ameriquest	388	105,490,758.61	41.49	6.689	716	78.64
American Home Mortgage	187	85,982,971.04	33.82	6.409	726	77.28
Nat City	32	21,026,111.11	8.27	6.987	736	77.37
Opteum	36	12,820,304.74	5.04	6.724	721	78.81
Sea Breeze	12	8,725,226.51	3.43	6.602	699	74.68
Secured Bankers	18	8,585,504.25	3.38	6.738	678	76.20
Weichert	27	8,190,235.93	3.22	7.616	681	77.97
CitiMortgage	5	1,148,917.76	0.45	6.667	732	69.56
Taylor Bean	2	1,032,800.00	0.41	7.279	724	80.00
Penn Federal	2	883,901.43	0.35	5.209	609	64.95
Mission 1 Funding, Inc	1	341,998.11	0.13	5.875	690	60.00
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Citi Residential Lending	388	105,490,758.61	41.49	6.689	716	78.64
Wells Fargo	170	71,093,866.86	27.96	6.561	719	76.34
Citimortgage	83	43,455,690.06	17.09	6.495	711	77.83
Nat City	32	21,026,111.11	8.27	6.987	736	77.37
Opteum	37	13,162,302.85	5.18	6.702	720	78.33
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.500 - 4.999	1	428,207.91	0.17	4.500	611	49.73
5.000 - 5.499	1	341,451.00	0.13	5.375	674	80.00
5.500 - 5.999	30	17,303,226.32	6.81	5.787	724	73.11
6.000 - 6.499	180	66,892,277.34	26.31	6.229	724	76.30
6.500 - 6.999	301	113,873,062.81	44.79	6.665	718	77.39
7.000 - 7.499	125	33,686,491.37	13.25	7.153	711	81.52
7.500 - 7.999	52	16,323,563.84	6.42	7.609	715	81.87
8.000 - 8.499	17	4,703,703.44	1.85	8.289	693	83.69
8.500 - 8.875	3	676,745.46	0.27	8.633	682	83.99
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average current rate, as of the cut-off date is approximately 6.646%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
342 - 360	710	254,228,729.49	100.00	6.646	718	77.74
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
312 - 358	710	254,228,729.49	100.00	6.646	718	77.74
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average remaining term, as of the cut-off date is approximately 353 months.

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2 - 3	58	15,755,503.20	6.20	7.071	689	75.19
4 - 6	229	83,269,521.29	32.75	6.722	717	78.15
7 - 9	396	144,548,802.00	56.86	6.567	721	78.51
10 - 12	16	7,512,943.71	2.96	6.615	727	67.01
13 - 15	7	1,360,208.31	0.54	6.700	674	69.85
16 - 18	2	911,716.11	0.36	6.309	793	83.80
19 - 21	1	441,826.96	0.17	6.000	678	58.95
46 - 48	1	428,207.91	0.17	4.500	611	49.73
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average seasoning, as of the cut-off date is approximately 7 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	710	254,228,729.49	100.00	6.646	718	77.74
Total:	710	254,228,729.49	100.00	6.646	718	77.74
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	364	127,139,537.23	50.01	6.697	718	77.64
Has Simultaneous Seconds	346	127,089,192.26	49.99	6.594	718	77.83
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.00 - 20.00	1	92,339.61	0.04	6.500	691	20.00
20.01 - 25.00	2	621,633.30	0.24	6.451	802	24.57
25.01 - 30.00	2	394,000.00	0.15	6.453	678	28.43
35.01 - 40.00	1	255,000.00	0.10	6.000	775	36.96
40.01 - 45.00	3	688,301.23	0.27	7.035	640	43.53
45.01 - 50.00	10	5,474,636.66	2.15	6.107	706	48.71
50.01 - 55.00	6	4,368,481.17	1.72	6.493	709	52.59
55.01 - 60.00	11	4,287,208.67	1.69	6.401	715	58.20
60.01 - 65.00	22	8,523,294.50	3.35	6.375	696	63.92
65.01 - 70.00	23	13,428,997.43	5.28	6.604	730	68.44
70.01 - 75.00	63	32,481,849.92	12.78	6.607	717	74.06
75.01 - 80.00	435	149,023,693.44	58.62	6.623	717	79.79
80.01 - 85.00	27	7,824,924.84	3.08	7.201	714	84.35
85.01 - 90.00	29	8,898,855.47	3.50	6.945	725	89.40
90.01 - 95.00	43	9,179,303.84	3.61	7.022	709	94.71
95.01 - 100.00	32	8,686,209.41	3.42	6.842	750	99.55
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average original loan-to-value ratio is approximately 77.74%

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.00 - 20.00	1	92,339.61	0.04	6.500	691	20.00
20.01 - 30.00	4	1,015,633.30	0.40	6.452	754	26.07
30.01 - 40.00	1	255,000.00	0.10	6.000	775	36.96
40.01 - 50.00	12	5,056,850.88	1.99	6.202	702	48.07
50.01 - 60.00	14	5,956,576.44	2.34	6.491	697	56.20
60.01 - 70.00	39	16,482,129.03	6.48	6.411	724	65.44
70.01 - 75.00	46	23,940,215.78	9.42	6.705	721	72.53
75.01 - 80.00	125	49,435,114.21	19.45	6.586	710	78.01
80.01 - 85.00	33	11,967,065.30	4.71	7.109	720	80.55
85.01 - 90.00	73	32,597,709.33	12.82	6.633	722	80.89
90.01 - 95.00	84	25,100,807.82	9.87	6.820	709	84.78
95.01 - 100.00	278	82,329,287.79	32.38	6.639	724	81.95
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average combined loan-to-value ratio is approximately 86.24%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
608 - 620	3	1,583,901.43	0.62	5.890	611	67.18
621 - 640	19	7,428,011.31	2.92	6.896	633	72.39
641 - 660	27	9,302,191.12	3.66	6.892	652	75.39
661 - 680	42	16,748,950.83	6.59	6.806	670	75.98
681 - 700	168	54,327,802.85	21.37	6.670	690	77.64
701 - 720	137	45,496,532.48	17.90	6.651	710	79.05
721 - 740	125	46,611,661.98	18.33	6.594	730	79.06
741 - 760	91	32,352,079.44	12.73	6.597	751	78.52
761 - 780	53	25,356,198.76	9.97	6.593	770	76.20
781 - 800	34	11,345,010.83	4.46	6.461	789	79.21
801 - 811	11	3,676,388.46	1.45	6.695	806	74.49
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The non-zero weighted average FICO, as of the cut-off date is approximately 718.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	217	94,042,949.97	36.99	6.543	713	76.85
Florida	102	26,258,704.62	10.33	6.834	721	80.51
Illinois	53	17,054,328.29	6.71	6.673	727	76.63
New York	28	15,472,861.40	6.09	6.509	718	73.27
Arizona	42	14,121,440.98	5.55	6.699	717	73.93
New Jersey	31	11,397,827.37	4.48	7.098	695	77.71
Nevada	32	9,200,617.38	3.62	6.567	720	80.34
Maryland	21	7,938,634.65	3.12	6.475	712	79.68
Washington	17	6,969,901.25	2.74	6.453	720	79.10
Virginia	12	5,274,723.19	2.07	6.541	734	82.81
Colorado	12	4,275,685.10	1.68	6.958	768	75.43
Idaho	5	3,848,087.74	1.51	6.692	760	72.49
Oregon	11	3,756,806.81	1.48	6.795	716	81.77
Connecticut	12	3,574,158.56	1.41	6.530	705	79.50
Michigan	9	3,351,491.08	1.32	6.514	721	79.33
Georgia	9	3,035,109.05	1.19	6.554	727	86.58
Massachusetts	8	2,503,954.50	0.98	6.773	704	76.64
Pennsylvania	9	1,985,189.32	0.78	7.445	717	80.90
Utah	10	1,839,126.46	0.72	6.565	723	83.69
Texas	5	1,695,825.62	0.67	6.493	747	63.04
Tennessee	2	1,616,000.00	0.64	7.162	722	68.92
Hawaii	5	1,531,145.00	0.60	6.802	724	84.87
New Mexico	6	1,524,346.14	0.60	6.740	704	80.75
North Carolina	3	1,478,461.08	0.58	6.582	662	79.95
South Carolina	7	1,475,035.75	0.58	7.187	759	90.89
Rhode Island	3	1,440,670.96	0.57	6.605	688	79.44
Wisconsin	9	1,262,053.96	0.50	6.904	713	84.73
Ohio	5	1,073,049.06	0.42	6.767	773	89.21
District of Columbia	3	860,216.91	0.34	6.210	769	68.65
Missouri	5	706,671.71	0.28	6.775	705	81.14
Alabama	5	703,690.15	0.28	6.944	711	81.77
Vermont	1	699,999.91	0.28	6.000	735	80.00
Minnesota	3	600,075.73	0.24	6.788	704	84.63
Montana	1	518,035.86	0.20	5.750	758	80.00
Kansas	1	405,889.98	0.16	7.250	756	100.00
Maine	1	208,800.00	0.08	7.250	732	80.00
New Hampshire	1	157,389.79	0.06	6.375	685	74.76
Louisiana	1	106,117.46	0.04	8.375	711	85.00
Oklahoma	1	99,652.69	0.04	6.750	695	80.00
Alaska	1	84,113.37	0.03	7.625	733	95.00
Arkansas	1	79,890.64	0.03	6.375	783	83.33
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6-Month LIBOR	497	156,847,688.08	61.70	6.771	716	78.15
12-Month LIBOR	211	96,497,139.98	37.96	6.455	722	77.17
12-Month Treasury	2	883,901.43	0.35	5.209	609	64.95
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	497	156,847,688.08	61.70	6.771	716	78.15
Annually	213	97,381,041.41	38.30	6.444	721	77.06
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	609	212,325,824.59	83.52	6.592	717	76.98
2.501 - 3.000	68	32,464,496.82	12.77	6.870	733	81.93
3.001 - 3.500	12	2,602,894.93	1.02	7.206	738	93.80
4.001 - 4.500	1	559,315.00	0.22	7.390	774	100.00
4.501 - 5.000	20	6,276,198.15	2.47	6.994	653	72.92
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average gross margin, as of the cut-off date is approximately 2.411%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	28	12,253,189.20	4.82	6.204	709	74.82
3.000	16	6,546,085.86	2.57	6.894	730	82.98
5.000	634	217,085,923.67	85.39	6.658	720	77.92
6.000	32	18,343,530.76	7.22	6.704	691	75.69
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.876%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	95	41,598,902.96	16.36	7.001	719	77.61
2.000	549	194,989,146.08	76.70	6.530	720	77.97
5.000	66	17,640,680.45	6.94	7.088	693	75.47
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.045%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.500 - 9.999	1	428,207.91	0.17	4.500	611	49.73
10.000 - 10.499	1	341,451.00	0.13	5.375	674	80.00
10.500 - 10.999	25	13,888,785.61	5.46	5.810	724	72.11
11.000 - 11.499	165	60,580,592.29	23.83	6.222	726	76.90
11.500 - 11.999	280	101,293,521.31	39.84	6.637	721	77.54
12.000 - 12.499	129	34,897,371.62	13.73	7.008	709	79.87
12.500 - 12.999	71	29,816,862.83	11.73	7.091	704	78.87
13.000 - 13.499	28	9,804,508.24	3.86	7.662	702	81.33
13.500 - 13.999	9	2,920,628.68	1.15	7.706	714	83.20
14.500 - 14.500	1	256,800.00	0.10	8.500	721	80.00
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average maximum gross rate, as of the cut-off date is approximately 11.778%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	609	212,325,824.59	83.52	6.592	717	76.98
2.501 - 3.000	68	32,464,496.82	12.77	6.870	733	81.93
3.001 - 3.500	12	2,602,894.93	1.02	7.206	738	93.80
4.001 - 4.500	1	559,315.00	0.22	7.390	774	100.00
4.501 - 5.000	20	6,276,198.15	2.47	6.994	653	72.92
Total:	710	254,228,729.49	100.00	6.646	718	77.74
The weighted average minimum gross rate, as of the cut-off date is approximately 2.411%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-10	1	428,207.91	0.17	4.500	611	49.73
2008-12	2	465,600.00	0.18	7.939	726	80.00
2009-04	1	245,000.00	0.10	5.500	697	64.99
2009-12	2	2,013,500.00	0.79	6.798	727	76.93
2010-01	4	1,661,170.63	0.65	6.413	714	78.65
2010-02	8	2,712,079.42	1.07	6.064	733	80.19
2010-03	10	4,344,642.89	1.71	6.314	716	71.60
2010-04	14	6,067,045.29	2.39	6.569	721	79.12
2010-05	4	3,202,958.67	1.26	6.325	709	65.47
2010-06	1	677,962.36	0.27	7.500	743	80.00
2010-09	1	518,035.86	0.20	5.750	758	80.00
2010-11	1	255,000.00	0.10	6.000	775	36.96
2011-02	1	591,500.00	0.23	6.250	757	71.57
2011-03	3	1,598,501.00	0.63	6.550	745	61.20
2011-04	1	446,916.11	0.18	6.500	796	87.75
2011-06	1	464,800.00	0.18	6.125	791	80.00
2011-08	3	457,667.79	0.18	7.211	676	59.00
2011-09	2	515,693.52	0.20	6.050	615	77.54
2011-11	5	1,040,814.84	0.41	7.271	724	84.63
2011-12	5	846,870.20	0.33	6.724	741	80.78
2012-01	11	5,029,502.35	1.98	6.770	701	80.72
2012-02	71	26,559,823.37	10.45	6.614	707	79.08
2012-03	289	102,811,593.48	40.44	6.578	725	78.54
2012-04	141	50,252,142.11	19.77	6.521	718	77.03
2012-05	57	19,747,619.80	7.77	7.121	712	80.09
2012-06	13	5,518,578.69	2.17	7.118	725	76.31
2012-07	25	6,248,112.58	2.46	7.158	687	75.72
2012-08	33	9,507,390.62	3.74	7.014	690	74.83
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	460	168,465,846.03	66.27	6.634	714	77.06
PUD	128	50,705,691.66	19.94	6.608	724	79.89
Condominium	95	25,650,364.95	10.09	6.713	729	78.37
Two to Four Family	25	9,048,482.64	3.56	6.874	719	76.40
Coop	2	358,344.21	0.14	6.680	738	81.59
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	589	225,746,896.81	88.80	6.592	717	77.53
Investor	92	19,494,053.57	7.67	7.119	718	78.01
Second Home	29	8,987,779.11	3.54	6.955	740	82.36
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	355	109,031,721.89	42.89	6.704	722	81.89
Cash Out Refinance	211	80,803,915.30	31.78	6.591	711	73.31
Rate/Term Refinance	144	64,393,092.30	25.33	6.615	720	76.25
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	412	164,087,597.58	64.54	6.611	721	76.78
Verified Income - Verified Assets	177	51,081,780.99	20.09	6.496	719	82.74
No Income - Verified Assets	34	13,869,542.23	5.46	6.924	716	74.99
Stated Income - No Assets	43	12,345,883.03	4.86	7.144	681	75.32
No Income - No Assets	19	4,906,197.50	1.93	7.064	705	81.88
Verified Income - No Assets	15	4,017,346.70	1.58	6.523	700	67.93
Stated Income - Stated Assets	10	3,920,381.46	1.54	7.075	718	74.88
Total:	710	254,228,729.49	100.00	6.646	718	77.74
IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	212	55,339,721.65	21.77	6.792	707	77.61
36	2	708,800.00	0.28	7.426	745	80.92
60	164	54,078,635.36	21.27	6.515	723	77.30
120	332	144,101,572.48	56.68	6.635	720	77.93
Total:	710	254,228,729.49	100.00	6.646	718	77.74

Collateral Summary: Group 3 – 2
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cut-off Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	24
Aggregate Original Principal Balance:	$11,846,036.78	(+/-) 7%
Aggregate Current Principal Balance:	$11,838,825.57	(+/-) 7%
Average Original Loan Balance:	$493,584.87	Approx.
Average Current Loan Balance:	$493,284.40	Approx.
Percent of Interest Only Loans:	91.35%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.682% / 6.971%	(+/-) 7 bps
GWAC Range:	6.000% - 8.625%	Approx.
Index:
6-Month LIBOR	21.73%	Approx.
12-Month LIBOR	78.27%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.446% / 2.707%	(+/-) 7 bps
12-Month LIBOR	2.079% / 2.376%	(+/-) 7 bps
One-Year CMT	0.00%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	21.73%	Approx.
Annually	78.27%	Approx.
Wtd. Avg. Original Term (months):	360 months	Approx.
Wtd. Avg. Remaining Term (months):	353 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	77 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	3/1/2014	Approx.
Wtd. Avg. Initial Cap:	5.000%	Approx.
Wtd. Avg. Periodic Cap:	1.802%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.159% / 2.448%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.682% / 11.971%	(+/-) 7 bps
Wtd. Avg. Original LTV:	78.39%	Approx.
Wtd. Avg. Combined LTV:	80.67%	Approx.
Percent with Simultaneous Second Lien:	17.88%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	707	Approx.
Geographic Distribution: (>5%)
Florida	29.48%	Approx.
California	16.47%	Approx.
Arizona	13.78%	Approx.
Maine	10.78%	Approx.
Georgia	10.57%	Approx.
Virginia	9.98%	Approx.
Originators: (>10%)
American Home	74.04%	Approx.
Nat City	19.85%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
89,796.95 - 100,000.00	1	89,796.95	0.76	8.000	755	90.00
100,000.01 - 125,000.00	1	124,000.00	1.05	6.625	771	80.00
125,000.01 - 150,000.00	3	393,556.81	3.32	6.876	726	86.50
200,000.01 - 225,000.00	3	664,811.49	5.62	7.164	747	93.30
225,000.01 - 250,000.00	2	464,954.71	3.93	6.826	727	90.19
300,000.01 - 333,700.00	1	319,827.51	2.70	6.750	753	100.00
350,000.01 - 400,000.00	1	354,366.69	2.99	6.000	695	89.97
400,000.01 - 500,000.00	3	1,368,691.29	11.56	7.871	734	80.21
500,000.01 - 600,000.00	2	1,086,000.00	9.17	6.759	726	78.31
600,000.01 - 700,000.00	3	2,059,999.63	17.40	6.333	695	80.00
1,000,000.01 - 1,322,820.49	4	4,912,820.49	41.50	7.105	688	70.94
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The average current balance, as of the cut-off date is approximately $493,284.40.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
90,000.00 - 100,000.00	1	89,796.95	0.76	8.000	755	90.00
100,000.01 - 125,000.00	1	124,000.00	1.05	6.625	771	80.00
125,000.01 - 150,000.00	3	393,556.81	3.32	6.876	726	86.50
200,000.01 - 225,000.00	3	664,811.49	5.62	7.164	747	93.30
225,000.01 - 250,000.00	2	464,954.71	3.93	6.826	727	90.19
300,000.01 - 333,700.00	1	319,827.51	2.70	6.750	753	100.00
350,000.01 - 400,000.00	1	354,366.69	2.99	6.000	695	89.97
400,000.01 - 500,000.00	3	1,368,691.29	11.56	7.871	734	80.21
500,000.01 - 600,000.00	2	1,086,000.00	9.17	6.759	726	78.31
600,000.01 - 700,000.00	3	2,059,999.63	17.40	6.333	695	80.00
1,000,000.01 - 1,322,820.49	4	4,912,820.49	41.50	7.105	688	70.94
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The average balance at origination is approximately $493,584.87.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home Mortgage	18	8,765,522.20	74.04	6.532	709	80.07
Nat City	4	2,349,608.73	19.85	8.505	712	74.87
Citimortgage	1	501,000.00	4.23	7.500	656	64.65
Ameriquest	1	222,694.64	1.88	6.875	693	80.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	13	5,317,567.86	44.92	6.576	717	80.12
Citimortgage	6	3,948,954.34	33.36	6.596	692	78.05
Nat City	4	2,349,608.73	19.85	8.505	712	74.87
Citi Residential Lending	1	222,694.64	1.88	6.875	693	80.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6.000 - 6.499	9	4,926,177.84	41.61	6.260	710	81.90
6.500 - 6.999	7	3,477,053.52	29.37	6.751	698	74.12
7.000 - 7.499	1	128,000.00	1.08	7.375	768	100.00
7.500 - 7.999	2	738,000.00	6.23	7.500	693	76.00
8.000 - 8.499	2	309,782.43	2.62	8.000	765	97.10
8.500 - 8.625	3	2,259,811.78	19.09	8.525	711	74.26
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average current rate, as of the cut-off date is approximately 6.971%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	24	11,838,825.57	100.00	6.971	707	78.39
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
343 - 356	24	11,838,825.57	100.00	6.971	707	78.39
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average remaining term, as of the cut-off date is approximately 353 months.

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4 - 6	8	4,515,675.42	38.14	7.434	704	78.11
7 - 9	13	6,471,455.51	54.66	6.603	713	79.16
10 - 12	2	350,694.64	2.96	7.057	720	87.30
16 - 17	1	501,000.00	4.23	7.5	656	64.65
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average seasoning, as of the cut-off date is approximately 7 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	24	11,838,825.57	100.00	6.971	707	78.39
Total:	24	11,838,825.57	100.00	6.971	707	78.39
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	18	9,722,619.41	82.12	7.036	711	78.03
Has Simultaneous Seconds	6	2,116,206.16	17.88	6.674	689	80.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
53.36 - 55.00	1	1,174,000.00	9.92	6.750	678	53.36
60.01 - 65.00	1	501,000.00	4.23	7.500	656	64.65
65.01 - 70.00	1	1,322,820.49	11.17	8.500	674	69.99
75.01 - 80.00	12	6,196,052.16	52.34	6.603	699	79.83
80.01 - 85.00	1	488,844.92	4.13	8.500	794	82.71
85.01 - 90.00	3	1,029,163.64	8.69	6.246	752	89.99
95.01 - 100.00	5	1,126,944.36	9.52	7.198	767	100.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average original loan-to-value ratio is approximately 78.39%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
53.36 - 60.00	1	1,174,000.00	9.92	6.750	678	53.36
60.01 - 70.00	2	1,823,820.49	15.41	8.225	669	68.52
75.01 - 80.00	6	4,079,846.00	34.46	6.566	704	79.74
80.01 - 85.00	1	488,844.92	4.13	8.500	794	82.71
85.01 - 90.00	5	2,443,563.64	20.64	6.545	712	84.21
90.01 - 95.00	1	227,954.71	1.93	6.125	682	80.00
95.01 - 100.00	8	1,600,795.81	13.52	7.043	750	94.08
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average combined loan-to-value ratio is approximately 80.67%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
656 - 660	1	501,000.00	4.23	7.500	656	64.65
661 - 680	4	4,204,520.49	35.51	7.262	676	69.41
681 - 700	6	2,292,172.48	19.36	6.341	686	81.54
701 - 720	1	700,000.00	5.91	6.250	719	80.00
721 - 740	3	1,726,546.37	14.58	6.917	725	79.40
741 - 760	2	409,624.46	3.46	7.024	753	97.81
761 - 780	5	931,116.85	7.86	7.276	772	97.34
781 - 794	2	1,073,844.92	9.07	7.206	790	86.68
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The non-zero weighted average FICO, as of the cut-off date is approximately 707.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	5	3,489,608.73	29.48	7.768	716	76.54
California	4	1,950,099.63	16.47	6.366	696	80.00
Arizona	3	1,630,985.48	13.78	7.028	704	66.43
Maine	1	1,276,000.00	10.78	6.750	678	80.00
Georgia	4	1,250,958.88	10.57	6.423	775	93.34
Virginia	2	1,181,000.00	9.98	6.852	673	73.49
New York	2	577,061.33	4.87	6.338	694	86.12
Colorado	1	227,954.71	1.93	6.125	682	80.00
Louisiana	1	128,000.00	1.08	7.375	768	100.00
Washington	1	127,156.81	1.07	6.375	684	80.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	19	9,266,522.20	78.27	6.585	706	79.24
6-Month LIBOR	5	2,572,303.37	21.73	8.364	711	75.31
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	5	2,572,303.37	21.73	8.364	711	75.31
Annually	19	9,266,522.20	78.27	6.585	706	79.24
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	13	7,638,872.48	64.52	6.533	691	75.36
2.501 - 2.875	11	4,199,953.09	35.48	7.769	738	83.89
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average gross margin, as of the cut-off date is approximately 2.448%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	24	11,838,825.57	100.00	6.971	707	78.39
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	4	2,349,608.73	19.85	8.505	712	74.87
2.000	20	9,489,216.84	80.15	6.592	706	79.26
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.802%.

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
11.000 - 11.499	9	4,926,177.84	41.61	6.260	710	81.90
11.500 - 11.999	7	3,477,053.52	29.37	6.751	698	74.12
12.000 - 12.499	1	128,000.00	1.08	7.375	768	100.00
12.500 - 12.999	2	738,000.00	6.23	7.500	693	76.00
13.000 - 13.499	2	309,782.43	2.62	8.000	765	97.10
13.500 - 13.625	3	2,259,811.78	19.09	8.525	711	74.26
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average maximum gross rate, as of the cut-off date is approximately 11.971%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	13	7,638,872.48	64.52	6.533	691	75.36
2.501 - 2.875	11	4,199,953.09	35.48	7.769	738	83.89
Total:	24	11,838,825.57	100.00	6.971	707	78.39
The weighted average minimum gross rate, as of the cut-off date is approximately 2.448%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2013-05	1	501,000.00	4.23	7.500	656	64.65
2013-12	2	350,694.64	2.96	7.057	720	87.30
2014-02	4	1,254,085.71	10.59	6.399	707	83.54
2014-03	9	5,217,369.80	44.07	6.652	714	78.10
2014-04	4	2,166,066.69	18.30	6.273	695	81.63
2014-05	3	1,901,462.36	16.06	8.476	709	74.21
2014-06	1	448,146.37	3.79	8.625	728	77.67
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	17	8,288,134.79	70.01	7.090	717	81.09
PUD	3	2,173,827.14	18.36	6.633	690	68.56
Townhouse	1	501,000.00	4.23	7.500	656	64.65
Condominium	1	431,700.00	3.65	6.375	672	80.00
Coop	1	354,366.69	2.99	6.000	695	89.97
Two to Four Family	1	89,796.95	0.76	8.000	755	90.00
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	18	8,074,816.84	68.21	6.562	710	79.13
Second Home	2	2,598,820.49	21.95	7.641	676	74.90
Investor	4	1,165,188.24	9.84	8.317	758	81.01
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	15	5,616,059.45	47.44	6.614	722	85.84
Rate/Term Refinance	6	3,668,766.49	30.99	7.837	697	74.37
Cash Out Refinance	3	2,553,999.63	21.57	6.513	690	67.75
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	14	5,322,517.21	44.96	6.589	724	86.00
Stated Income - Verified Assets	5	3,665,699.63	30.96	6.471	687	71.47
No Income - Verified Assets	5	2,850,608.73	24.08	8.328	702	73.07
Total:	24	11,838,825.57	100.00	6.971	707	78.39

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	4	1,024,045.65	8.65	6.471	711	89.70
120	20	10,814,779.92	91.35	7.019	707	77.32
Total:	24	11,838,825.57	100.00	6.971	707	78.39

Collateral Summary: Group 3 – 3
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	68
Aggregate Original Principal Balance:	$36,265,990.00	(+/-) 7%
Aggregate Current Principal Balance:	$36,165,887.61	(+/-) 7%
Average Original Loan Balance:	$533,323.38	Approx.
Average Current Loan Balance:	$531,851.29	Approx.
Percent of Interest Only Loans:	90.38%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	2.85%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.144% / 6.503%	(+/-) 7 bps
GWAC Range:	5.875% - 7.875%	Approx.
Index:
6-Month LIBOR	6.14%	Approx.
12-Month LIBOR	92.54%	Approx.
One-Year CMT	1.31%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.134% / 2.384%	(+/-) 7 bps
12-Month LIBOR	1.962% / 2.330%	(+/-) 7 bps
One-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	6.14%	Approx.
Annually	93.86%	Approx.
Wtd. Avg. Original Term (months):	359 months	Approx.
Wtd. Avg. Remaining Term (months):	350 months	(+/-) 1 month
Wtd. Avg. Months to Roll:	110 months	(+/-) 1 month
Wtd. Avg. Next Change Date:	12/13/2016	Approx.
Wtd. Avg. Initial Cap:	5.061%	Approx.
Wtd. Avg. Periodic Cap:	1.984%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.980% / 2.339%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.230% / 11.589%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.54%	Approx.
Wtd. Avg. Combined LTV:	74.63%	Approx.
Percent with Simultaneous Second Lien:	21.34%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	736	Approx.
Geographic Distribution: (>5%)
California	24.60%	Approx.
Virginia	23.97%	Approx.
Florida	15.37%	Approx.
North Carolina	10.46%	Approx.
Maryland	8.41%	Approx.
Originators: (>10%)
SunTrust	65.94%	Approx.
American Home Mortgage	23.39%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
82,400.00 - 100,000.00	1	82,400.00	0.23	6.750	693	76.30
100,000.01 - 125,000.00	3	344,778.95	0.95	6.946	734	82.09
125,000.01 - 150,000.00	1	139,099.51	0.38	6.500	741	100.00
150,000.01 - 175,000.00	1	163,990.81	0.45	7.750	665	80.00
175,000.01 - 200,000.00	3	559,109.44	1.55	6.672	737	99.99
200,000.01 - 225,000.00	2	422,920.00	1.17	7.692	733	90.17
225,000.01 - 250,000.00	3	690,330.65	1.91	6.748	725	98.32
275,000.01 - 300,000.00	1	295,000.00	0.82	6.250	757	61.46
350,000.01 - 400,000.00	1	375,000.00	1.04	6.750	766	100.00
400,000.01 - 500,000.00	16	7,514,118.02	20.78	6.426	735	73.82
500,000.01 - 600,000.00	13	7,125,331.59	19.70	6.418	726	75.61
600,000.01 - 700,000.00	9	5,899,380.88	16.31	6.437	723	71.72
700,000.01 - 800,000.00	6	4,539,279.91	12.55	6.626	717	74.55
800,000.01 - 900,000.00	2	1,686,062.97	4.66	6.374	754	67.58
900,000.01 - 1,000,000.00	4	3,994,093.43	11.04	6.594	761	53.39
1,000,000.01 - 1,185,000.00	2	2,334,991.45	6.46	6.382	786	69.41
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The average current balance, as of the cut-off date is approximately $531,851.29.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
82,400.00 - 100,000.00	1	82,400.00	0.23	6.750	693	76.30
100,000.01 - 125,000.00	3	344,778.95	0.95	6.946	734	82.09
125,000.01 - 150,000.00	1	139,099.51	0.38	6.500	741	100.00
150,000.01 - 175,000.00	1	163,990.81	0.45	7.750	665	80.00
175,000.01 - 200,000.00	3	559,109.44	1.55	6.672	737	99.99
200,000.01 - 225,000.00	2	422,920.00	1.17	7.692	733	90.17
225,000.01 - 250,000.00	3	690,330.65	1.91	6.748	725	98.32
275,000.01 - 300,000.00	1	295,000.00	0.82	6.250	757	61.46
350,000.01 - 400,000.00	1	375,000.00	1.04	6.750	766	100.00
400,000.01 - 500,000.00	16	7,514,118.02	20.78	6.426	735	73.82
500,000.01 - 600,000.00	12	6,530,338.04	18.06	6.456	731	76.06
600,000.01 - 700,000.00	10	6,494,374.43	17.96	6.397	718	71.63
700,000.01 - 800,000.00	6	4,539,279.91	12.55	6.626	717	74.55
800,000.01 - 900,000.00	2	1,686,062.97	4.66	6.374	754	67.58
900,000.01 - 1,000,000.00	4	3,994,093.43	11.04	6.594	761	53.39
1,000,000.01 - 1,185,000.00	2	2,334,991.45	6.46	6.382	786	69.41
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The average balance at origination is approximately $553,323.38.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
SunTrust	37	23,849,030.49	65.94	6.391	744	69.11
American Home Mortgage	20	8,460,124.85	23.39	6.803	731	80.75
Homebanc	3	1,159,765.62	3.21	6.411	717	83.39
Taylor Bean	3	1,072,000.00	2.96	6.577	716	71.43
Opteum	1	594,993.55	1.65	6.000	667	70.76
Sea Breeze	1	538,183.34	1.49	6.375	671	69.61
Loan City	2	371,910.81	1.03	7.820	664	80.00
Metrocities	1	119,878.95	0.33	6.875	765	80.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
SunTrust	37	23,849,030.49	65.94	6.391	744	69.11
Wells Fargo	19	6,616,910.56	18.30	6.671	725	81.16
Citimortgage	11	5,104,953.01	14.12	6.869	722	77.61
Opteum	1	594,993.55	1.65	6.000	667	70.76
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.875 - 5.999	3	2,073,146.64	5.73	5.875	748	67.76
6.000 - 6.499	29	16,609,426.64	45.93	6.218	748	71.96
6.500 - 6.999	25	12,753,132.66	35.26	6.678	735	75.64
7.000 - 7.499	7	3,643,270.86	10.07	7.221	688	63.86
7.500 - 7.875	4	1,086,910.81	3.01	7.612	703	83.10
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average current rate, as of the cut-off date is approximately 6.503%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
344 - 360	68	36,165,887.61	100.00	6.503	736	72.54
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average original term is approximately 359 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
335 - 354	68	36,165,887.61	100.00	6.503	736	72.54
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average remaining term, as of the cut-off date is approximately 350 months.

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6 - 6	7	4,113,024.31	11.37	6.597	746.00	64.32
7 - 9	36	19,188,780.99	53.06	6.403	738.00	75.53
10 - 12	22.00	11,079,648.78	30.64	6.592	738.00	70.64
13 - 15	2.00	1,189,439.98	3.29	7.233	683.00	71.34
16 - 16	1.00	594,993.55	1.65	6.000	667.00	70.76
Total:	68.00	36,165,887.61	100.00	6.503	736.00	72.54
The weighted average seasoning, as of the cut-off date is approximately 9 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	68	36,165,887.61	100.00	6.503	736	72.54
Total:	68	36,165,887.61	100.00	6.503	736	72.54
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	54	28,447,752.38	78.66	6.546	737	70.82
Has Simultaneous Seconds	14	7,718,135.23	21.34	6.348	732	78.85
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
33.33 - 35.00	1	1,000,000.00	2.77	7.375	698	33.33
40.01 - 45.00	1	994,093.43	2.75	6.125	820	41.67
45.01 - 50.00	1	632,000.00	1.75	6.375	708	49.57
50.01 - 55.00	2	1,383,600.00	3.83	6.446	765	52.93
55.01 - 60.00	4	2,398,821.23	6.63	6.588	754	57.48
60.01 - 65.00	8	4,470,268.42	12.36	6.169	740	64.23
65.01 - 70.00	2	1,188,183.34	3.29	6.580	690	67.82
70.01 - 75.00	6	4,451,760.43	12.31	6.544	711	73.02
75.01 - 80.00	32	17,063,721.16	47.18	6.508	737	79.48
90.01 - 95.00	1	231,800.00	0.64	6.375	710	95.00
95.01 - 100.00	10	2,351,639.60	6.50	6.771	747	100.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average original loan-to-value ratio is approximately 72.54%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
33.33 - 40.00	1	1,000,000.00	2.77	7.375	698	33.33
40.01 - 50.00	2	1,626,093.43	4.50	6.222	776	44.74
50.01 - 60.00	6	3,782,421.23	10.46	6.536	758	55.81
60.01 - 70.00	10	5,658,451.76	15.65	6.256	730	64.98
70.01 - 75.00	5	3,856,766.88	10.66	6.628	718	73.37
75.01 - 80.00	20	10,535,573.03	29.13	6.568	732	78.96
80.01 - 85.00	1	541,578.71	1.50	6.125	689	80.00
85.01 - 90.00	10	5,328,662.97	14.73	6.435	732	79.37
90.01 - 95.00	3	1,484,700.00	4.11	6.259	773	82.34
95.01 - 100.00	10	2,351,639.60	6.50	6.771	747	100.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average combined loan-to-value ratio is approximately 74.63%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
646 - 660	4	1,952,930.88	5.40	6.870	650	72.89
661 - 680	7	3,262,587.70	9.02	6.716	667	75.13
681 - 700	9	5,011,672.64	13.86	6.715	691	69.78
701 - 720	9	4,391,725.31	12.14	6.569	709	68.17
721 - 740	10	5,767,261.16	15.95	6.371	732	74.88
741 - 760	8	3,660,817.90	10.12	6.426	751	77.60
761 - 780	6	3,167,847.37	8.76	6.304	773	73.38
781 - 800	10	5,171,051.22	14.30	6.481	793	77.69
801 - 820	5	3,779,993.43	10.45	6.247	812	62.62
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The non-zero weighted average FICO, as of the cut-off date is approximately 736.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	15	8,895,956.80	24.60	6.402	733	74.76
Virginia	15	8,668,448.02	23.97	6.285	763	71.29
Florida	11	5,557,972.20	15.37	6.898	709	68.47
North Carolina	7	3,783,630.41	10.46	6.324	752	71.12
Maryland	5	3,040,331.25	8.41	6.398	731	65.69
Delaware	2	1,416,800.00	3.92	6.793	779	77.49
South Carolina	3	1,305,235.18	3.61	6.523	720	75.96
New York	2	1,060,000.00	2.93	7.170	678	79.12
Georgia	3	734,489.63	2.03	6.473	737	84.93
Tennessee	2	731,809.83	2.02	6.980	665	73.60
Washington	1	650,000.00	1.80	6.750	667	76.82
District of Columbia	1	182,114.78	0.50	6.375	782	100.00
Missouri	1	139,099.51	0.38	6.500	741	100.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	60	33,468,920.96	92.54	6.496	739	72.54
6-Month LIBOR	7	2,221,966.65	6.14	6.668	688	74.25
12-Month Treasury	1	475,000.00	1.31	6.250	707	64.19
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	7	2,221,966.65	6.14	6.668	688	74.25
Annually	61	33,943,920.96	93.86	6.493	739	72.43
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	51	30,469,702.69	84.25	6.433	737	71.91
2.501 - 3.000	16	5,481,184.92	15.16	6.853	729	74.95
3.001 - 3.015	1	215,000.00	0.59	7.515	799	100.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average gross margin, as of the cut-off date is approximately 2.339%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	61	33,943,920.96	93.86	6.493	739	72.43
6.000	7	2,221,966.65	6.14	6.668	688	74.25
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.061%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1	594,993.55	1.65	6.000	667	70.76
2.000	67	35,570,894.06	98.35	6.512	737	72.57
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.984%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.625 - 10.999	3	2,073,146.64	5.73	5.875	748	67.76
11.000 - 11.499	25	14,512,978.79	40.13	6.215	756	71.56
11.500 - 11.999	22	11,944,759.05	33.03	6.669	735	75.02
12.000 - 12.499	10	5,634,718.71	15.58	6.856	690	67.89
12.500 - 12.999	5	1,523,373.61	4.21	7.130	728	84.79
13.000 - 13.499	1	105,000.00	0.29	7.250	659	64.02
13.500 - 13.875	2	371,910.81	1.03	7.820	664	80.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average maximum gross rate, as of the cut-off date is approximately 11.589%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	51	30,469,702.69	84.25	6.433	737	71.91
2.501 - 3.000	16	5,481,184.92	15.16	6.853	729	74.95
3.001 - 3.015	1	215,000.00	0.59	7.515	799	100.00
Total:	68	36,165,887.61	100.00	6.503	736	72.54
The weighted average minimum gross rate, as of the cut-off date is approximately 2.339%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2015-09	1	1,149,991.45	3.18	5.875	778	64.61
2016-06	1	594,993.55	1.65	6.000	667	70.76
2016-07	1	740,000.00	2.05	7.375	653	80.00
2016-09	1	449,439.98	1.24	7.000	733	57.07
2016-10	4	2,642,076.97	7.31	6.428	757	65.70
2016-11	6	2,539,090.35	7.02	6.576	737	74.60
2016-12	12	5,898,481.46	16.31	6.672	730	71.14
2017-01	14	8,257,684.50	22.83	6.218	732	73.85
2017-02	11	5,833,491.54	16.13	6.616	741	75.37
2017-03	10	3,947,613.50	10.92	6.628	735	82.44
2017-04	7	4,113,024.31	11.37	6.597	746	64.32
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	37	21,102,674.11	58.35	6.460	734	68.25
Condominium	14	5,816,617.24	16.08	6.637	720	76.77
Detached PUD	8	5,312,497.27	14.69	6.428	751	76.00
PUD	9	3,934,098.99	10.88	6.641	748	84.61
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	54	28,842,854.27	79.75	6.424	733	73.83
Second Home	7	4,872,203.60	13.47	6.633	763	72.91
Investor	7	2,450,829.74	6.78	7.176	718	56.63
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Cash Out Refinance	30	18,178,807.35	50.27	6.578	721	66.58
Purchase	30	12,731,205.47	35.20	6.431	755	82.02
Rate/Term Refinance	8	5,255,874.79	14.53	6.420	741	70.18
Total:	68	36,165,887.61	100.00	6.503	736	72.54

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	47	25,156,588.35	69.56	6.432	742	74.94
Stated Income - Verified Assets	20	10,509,299.26	29.06	6.687	718	67.54
Stated Income - Stated Assets	1	500,000.00	1.38	6.250	816	56.88
Total:	68	36,165,887.61	100.00	6.503	736	72.54

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	7	3,478,958.09	9.62	6.355	729	67.97
120	61	32,686,929.52	90.38	6.519	737	73.02
Total:	68	36,165,887.61	100.00	6.503	736	72.54